EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Collection, LLC. The offering statement was originally filed by RSE Collection, LLC on June 30, 2017 and has been amended by RSE Collection, LLC on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission on August 10, 2017.

Different series of RSE Collection, LLC have already been offered or have been qualified but not yet launched as of the date hereof, by RSE Collection, LLC under the offering statement, as amended and qualified. Each such series of RSE Collection, LLC will continue to be offered and sold by RSE Collection, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to amend, update and/or replace certain information contained in the Offering Circular, as amended and qualified. The series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional series being added to the offering statement by means of this post-qualification amendment, are outlined in the “Master Series Table” contained in the section titled “Interests in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 25 amends the Post-Qualification Offering Circular No. 24 of RSE Collection LLC, dated October 9, 2020, as qualified on October 13, 2020, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 25

SUBJECT TO COMPLETION; DATED MARCH 26, 2021

RSE COLLECTION, LLC

250 LAFAYETTE STREET, 2ND FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #69BM1	Per Unit	$57.50		$57.50
	Total Minimum	$103,500		$103,500
	Total Maximum	$115,000		$115,000

Series #85FT1	Per Unit	$82.50		$82.50
	Total Minimum	$148,500		$148,500
	Total Maximum	$165,000		$165,000

Series #88LJ1	Per Unit	$67.50		$67.50
	Total Minimum	$121,500		$121,500
	Total Maximum	$135,000		$135,000

Series #55PS1	Per Unit	$212.50		$212.50
	Total Minimum	$382,500		$382,500
	Total Maximum	$425,000		$425,000

Series #95BL1	Per Unit	$59.25		$59.25
	Total Minimum	$106,650		$106,650
	Total Maximum	$118,500		$118,500

Series #89PS1	Per Unit	$82.50		$82.50
	Total Minimum	$148,500		$148,500
	Total Maximum	$165,000		$165,000

Series #90FM1	Per Unit	$8.25		$8.25
	Total Minimum	$14,850		$14,850
	Total Maximum	$16,500		$16,500

Series #83FB1	Per Unit	$70.00		$70.00
	Total Minimum	$315,000		$315,000
	Total Maximum	$350,000		$350,000

Series #98DV1	Per Unit	$65.00		$65.00
	Total Minimum	$117,000		$117,000

	Total Maximum	$130,000	$130,000

Series #06FS1	Per Unit	$39.80	$39.80
	Total Minimum	$174,125	$174,125
	Total Maximum	$209,000	$209,000

Series #93XJ1	Per Unit	$99.00	$99.00
	Total Minimum	$445,500	$445,500
	Total Maximum	$495,000	$495,000

Series #02AX1	Per Unit	$54.00	$54.00
	Total Minimum	$97,200	$97,200
	Total Maximum	$108,000	$108,000

Series #99LE1	Per Unit	$34.75	$34.75
	Total Minimum	$62,550	$62,550
	Total Maximum	$69,500	$69,500

Series #91MV1	Per Unit	$19.00	$19.00
	Total Minimum	$34,200	$34,200
	Total Maximum	$38,000	$38,000

Series #92LD1	Per Unit	$55.00	$55.00
	Total Minimum	$148,500	$148,500
	Total Maximum	$165,000	$165,000

Series #94DV1	Per Unit	$28.75	$28.75
	Total Minimum	$51,750	$51,750
	Total Maximum	$57,500	$57,500

Series #00FM1	Per Unit	$24.75	$24.75
	Total Minimum	$44,550	$44,550
	Total Maximum	$49,500	$49,500

Series #72MC1	Per Unit	$62.25	$62.25
	Total Minimum	$112,050	$112,050
	Total Maximum	$124,500	$124,500

Series #06FG1	Per Unit	$64.00	$64.00
	Total Minimum	$288,000	$288,000
	Total Maximum	$320,000	$320,000

Series #11BM1	Per Unit	$42.00	$42.00
	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #80LC1	Per Unit	$127.00	$127.00
	Total Minimum	$571,500	$571,500
	Total Maximum	$635,000	$635,000

Series #02BZ1	Per Unit	$65.00	$65.00
	Total Minimum	$175,500	$175,500
	Total Maximum	$195,000	$195,000

Series #88BM1	Per Unit	$47.00	$47.00
	Total Minimum	$126,900	$126,900
	Total Maximum	$141,000	$141,000

Series #63CC1	Per Unit	$63.00	$63.00
	Total Minimum	$113,400	$113,400
	Total Maximum	$126,000	$126,000

Series #76PT1	Per Unit	$63.30	$63.30
	Total Minimum	$170,910	$170,910
	Total Maximum	$189,900	$189,900

Series #75RA1	Per Unit	$28.00	$28.00
	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #65AG1	Per Unit	$89.25	$89.25
	Total Minimum	$160,650	$160,650
	Total Maximum	$178,500	$178,500

Series #93FS1	Per Unit	$68.75	$68.75
	Total Minimum	$123,750	$123,750
	Total Maximum	$137,500	$137,500

Series 2003 Porsche 911 GT2	Per Unit	$0.00	$0.00
	Total Minimum	$0	$0
	Total Maximum	$0	$0

Series #61JE1	Per Unit	$82.00	$82.00
	Total Minimum	$221,400	$221,400
	Total Maximum	$246,000	$246,000

Series #90MM1	Per Unit	$5.32	$5.32
	Total Minimum	$23,940	$23,940
	Total Maximum	$26,600	$26,600

Series #65FM1	Per Unit	$41.25	$41.25
	Total Minimum	$74,250	$74,250
	Total Maximum	$82,500	$82,500

Series #88PT1	Per Unit	$30.00	$30.00
	Total Minimum	$54,990	$54,990
	Total Maximum	$66,000	$66,000

Series #94LD1	Per Unit	$119.50	$119.50
	Total Minimum	$537,750	$537,750
	Total Maximum	$597,500	$597,500

Series #99SS1	Per Unit	$137.50	$137.50
	Total Minimum	$110,000	$110,000
	Total Maximum	$137,500	$137,500

Series #94FS1	Per Unit	$72.50	$72.50
	Total Minimum	$116,000	$116,000
	Total Maximum	$145,000	$145,000

Series #61MG1	Per Unit	$68.00	$68.00
	Total Minimum	$306,000	$306,000
	Total Maximum	$340,000	$340,000

Series #92CC1	Per Unit	$26.25	$26.25
	Total Minimum	$42,000	$42,000
	Total Maximum	$52,500	$52,500

Series #89FT1	Per Unit	$45.00	$45.00
	Total Minimum	$144,000	$144,000
	Total Maximum	$180,000	$180,000

Series #80PN1	Per Unit	$9.60	$9.60
	Total Minimum	$38,400	$38,400
	Total Maximum	$48,000	$48,000

Series #89FG2	Per Unit	$75.00	$75.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #88LL1	Per Unit	$146.00	$146.00
	Total Minimum	$233,600	$233,600
	Total Maximum	$292,000	$292,000

Series 1990 Mercedes 190E 2.5-16 Evo II	Per Unit	$0.00	$0.00
	Total Minimum	$0	$0
	Total Maximum	$0	$0

Series #03SS1	Per Unit	$125.00	$125.00
	Total Minimum	$300,000	$300,000
	Total Maximum	$375,000	$375,000

Series 1972 Ferrari 365 GTC/4	Per Unit	$0.00	$0.00
	Total Minimum	$0	$0
	Total Maximum	$0	$0

Series #82AB1	Per Unit	$58.86	$58.86
(4)	Total Minimum	$103,600	$103,600
	Total Maximum	$129,500	$129,500

Series #12MM1	Per Unit	$62.50	$62.50
(4)	Total Minimum	$100,000	$100,000
	Total Maximum	$125,000	$125,000

Series #55MG1	Per Unit	$1,250.00	$1,250.00
(4)	Total Minimum	$1,000,000	$1,000,000
	Total Maximum	$1,250,000	$1,250,000

Series #65PT1	Per Unit	$67.50	$67.50
(4)	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #73FD1	Per Unit	$142.50	$142.50
(4)	Total Minimum	$228,000	$228,000
	Total Maximum	$285,000	$285,000

Series #76FG1	Per Unit	$37.00	$37.00
(4)	Total Minimum	$148,000	$148,000
	Total Maximum	$185,000	$185,000

Series #89NG1	Per Unit	$26.67	$26.67
(4)	Total Minimum	$64,000	$64,000
	Total Maximum	$80,000	$80,000

Series #90FF1	Per Unit	$410.00	$410.00
(4)	Total Minimum	$984,000	$984,000
	Total Maximum	$1,230,000	$1,230,000

Series #95BE1	Per Unit	$170.00	$170.00
(4)	Total Minimum	$680,000	$680,000
	Total Maximum	$850,000	$850,000

Series #67FG1	Per Unit	$208.33	$208.33
(4)	Total Minimum	$500,000	$500,000
	Total Maximum	$625,000	$625,000

Series #67CC1	Per Unit	$100.00	$100.00
(4)	Total Minimum	$160,000	$160,000
	Total Maximum	$200,000	$200,000

Series #91GS1	Per Unit	$7.90	$7.90
(4)	Total Minimum	$34,760	$34,760
	Total Maximum	$43,450	$43,450

Series #67FS1	Per Unit	$48.75	$48.75
(4)	Total Minimum	$156,000	$156,000
	Total Maximum	$195,000	$195,000

Series #72PT1	Per Unit	$110.00	$110.00
(4)	Total Minimum	$176,000	$176,000
	Total Maximum	$220,000	$220,000

Series #08TR1	Per Unit	$20.00	$20.00
(4)	Total Minimum	$80,000	$80,000
	Total Maximum	$100,000	$100,000

Series #63PT1	Per Unit	$70.00	$70.00
(4)	Total Minimum	$123,200	$123,200
	Total Maximum	$154,000	$154,000

Series #55MS1	Per Unit	$97.50	$97.50
(4)	Total Minimum	$171,600	$171,600
	Total Maximum	$214,500	$214,500

Series #67MS1	Per Unit	$80.00	$80.00
(4)	Total Minimum	$128,000	$128,000
	Total Maximum	$160,000	$160,000

Series #99FF1	Per Unit	$62.50	$62.50
(4)	Total Minimum	$110,000	$110,000
	Total Maximum	$137,500	$137,500

Series #69PN1	Per Unit	$19.00	$19.00
(4)	Total Minimum	$76,000	$76,000
	Total Maximum	$95,000	$95,000

Series #90FT1	Per Unit	$41.25	$41.25
(4)	Total Minimum	$66,000	$66,000
	Total Maximum	$82,500	$82,500

Series #91JX1	Per Unit	$310.00	$310.00
(4)	Total Minimum	$1,240,000	$1,240,000
	Total Maximum	$1,550,000	$1,550,000

Series #87FF1	Per Unit	$129.80	$129.80
(4)	Total Minimum	$114,224	$114,224
	Total Maximum	$142,780	$142,780

Series #72FG1	Per Unit	$63.00	$63.00
(4)	Total Minimum	$276,000	$276,000
	Total Maximum	$345,000	$345,000

Series #99FG1	Per Unit	$66.25	$66.25
(4)	Total Minimum	$116,600	$116,600
	Total Maximum	$145,750	$145,750

Series #91DP1	Per Unit	$79.50	$79.50
(4)	Total Minimum	$318,000	$318,000
	Total Maximum	$397,500	$397,500

Series #89FG1	Per Unit	$27.50	$27.50
(4)	Total Minimum	$88,000	$88,000
	Total Maximum	$110,000	$110,000

Series #66AV1	Per Unit	$161.67	$161.67
(4)	Total Minimum	$388,000	$388,000
	Total Maximum	$485,000	$485,000

Series #99LD1	Per Unit	$172.50	$172.50

(4)	Total Minimum	$276,000	$276,000
	Total Maximum	$345,000	$345,000

Series #64AD1	Per Unit	$189.00	$189.00
(4)	Total Minimum	$756,000	$756,000
	Total Maximum	$945,000	$945,000

Series #95FM1	Per Unit	$230.00	$230.00
(4)	Total Minimum	$368,000	$368,000
	Total Maximum	$460,000	$460,000

Series #61JC1	Per Unit	$65.00	$65.00
(4)	Total Minimum	$156,000	$156,000
	Total Maximum	$195,000	$195,000

Series #94BE1	Per Unit	$200.00	$200.00
(4)	Total Minimum	$800,000	$800,000
	Total Maximum	$1,000,000	$1,000,000

Series #79PT1	Per Unit	$77.50	$77.50
(4)	Total Minimum	$124,000	$124,000
	Total Maximum	$155,000	$155,000

Series #68CC1	Per Unit	$67.50	$67.50
(4)	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #78MM1	Per Unit	$97.50	$97.50
(4)	Total Minimum	$78,000	$78,000
	Total Maximum	$97,500	$97,500

Series #81DD1	Per Unit	$24.00	$24.00
(4)	Total Minimum	$57,600	$57,600
	Total Maximum	$72,000	$72,000

Series #98AX1	Per Unit	$110.00	$110.00
(4)	Total Minimum	$88,000	$88,000
	Total Maximum	$110,000	$110,000

Series #08MS1	Per Unit	$106.67	$106.67
(4)	Total Minimum	$256,000	$256,000
	Total Maximum	$320,000	$320,000

Series #11FG1	Per Unit	$142.50	$142.50
(4)	Total Minimum	$456,000	$456,000
	Total Maximum	$570,000	$570,000

Series #06FG2	Per Unit	$97.50	$97.50
(4)	Total Minimum	$312,000	$312,000
	Total Maximum	$390,000	$390,000

Series #74AM1	Per Unit	$15.60	$15.60
(4)	Total Minimum	$62,400	$62,400
	Total Maximum	$78,000	$78,000

Series #74PN1	Per Unit	$20.50	$20.50
(4)	Total Minimum	$65,600	$65,600
	Total Maximum	$82,000	$82,000

Series #74AV1	Per Unit	$27.50	$27.50
(4)	Total Minimum	$44,000	$44,000
	Total Maximum	$55,000	$55,000

Series #93MR1	Per Unit	$29.75	$29.75
(4)	Total Minimum	$47,600	$47,600
	Total Maximum	$59,500	$59,500

Series #91AX1	Per Unit	$50.00	$50.00
(4)	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #71DZ1	Per Unit	$30.00	$30.00
(4)	Total Minimum	$96,000	$96,000
	Total Maximum	$120,000	$120,000

Series #84PN1	Per Unit	$9.25	$9.25
(4)	Total Minimum	$29,600	$29,600
	Total Maximum	$37,000	$37,000

Series #69CC1	Per Unit	$55.00	$55.00
(4)	Total Minimum	$132,000	$132,000
	Total Maximum	$165,000	$165,000

Series #64VP1	Per Unit	$16.00	$16.00
(4)	Total Minimum	$38,400	$38,400
	Total Maximum	$48,000	$48,000

Series #93PN1	Per Unit	$46.00	$46.00
(4)	Total Minimum	$73,600	$73,600
	Total Maximum	$92,000	$92,000

Series #74DP1	Per Unit	$42.00	$42.00
(4)	Total Minimum	$134,400	$134,400
	Total Maximum	$168,000	$168,000

Series #93FM1	Per Unit	$8.50	$8.50
(4)	Total Minimum	$34,000	$34,000
	Total Maximum	$42,500	$42,500

Series #63VK1	Per Unit	$15.00	$15.00
(4)	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

Series #82AV1	Per Unit	$59.50	$59.50
	Total Minimum	$238,000	$238,000
	Total Maximum	$297,500	$297,500

Series #95FF1	Per Unit	$10.00	$10.00
	Total Minimum	$96,000	$96,000
	Total Maximum	$120,000	$120,000

(1) Dalmore Group, LLC (the “BOR”) will be acting as a broker of record and entitled to a Brokerage Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” for additional information.

(2) DriveWealth, LLC (the “Custodian”) will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” for additional information. For all offerings of the Company which closed or launch prior to the agreement with the Custodian, signed on March 2, 2018, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, (the “Rally Rd.™ Platform” or the “Platform”), as described in greater detail under “Plan of Distribution and Subscription Procedure” and “Description of the Business – Liquidity Platform.”

(4) Amounts for Series (as defined below) are subject to final execution of purchase option agreements or purchase agreements.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the following series of the Company, highlighted in gray in the “Master Series Table” in the “Interests In Series Covered By This Amendment” section. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests (as defined below) will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series.”  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings.”  See “Description of the Interests Offered” for additional information regarding the Interests.

The Company is managed by RSE Collection Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings”).   Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets” together with the Manager, Rally Holdings, and each of their respective, direct and indirect, subsidiaries and affiliates, the “Rally Entities”).

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of collectible automobiles, collectively referred to as “Automobile Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the “Interests In Series Covered By This Amendment” section may be referred to herein, collectively, as the “Underlying Assets,” Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

Rally Holdings will serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information).

This Offering Circular describes each individual Series found in the “Interests In Series Covered By This Amendment” section.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission,” which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent,” and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager or Asset Manager can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See “Risk Factors” for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTIONPAGE

EXPLANATORY NOTE1

INCORPORATION BY REFERENCE OF OFFERING CIRCULAR2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS3

INTERESTS IN SERIES COVERED BY THIS AMENDMENT5

OFFERING SUMMARY14

RISK FACTORS21

POTENTIAL CONFLICTS OF INTEREST38

DILUTION43

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION44

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE61

DESCRIPTION OF THE BUSINESS71

MANAGEMENT83

COMPENSATION91

PRINCIPAL INTEREST HOLDERS92

DESCRIPTION OF INTERESTS OFFERED95

MATERIAL UNITED STATES TAX CONSIDERATIONS102

WHERE TO FIND ADDITIONAL INFORMATION104

FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

INCORPORATION BY REFERENCE OF OFFERING CIRCULAR

The Offering Circular, including this Post-Qualification Amendment, is part of an offering statement (File No. 024-10717) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Post-Qualification Amendment all of the information contained in the following:

1.Part II of the Post-Qualification Amendment to Offering Circular No. 21 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 21.

2.Part II of the Post-Qualification Amendment to Offering Circular No. 20 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

●Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 20.

Note that any statement we make in this Post-Qualification Amendment (or have made in the Offering Circular) will be modified or superseded by an inconsistent statement made by us in a subsequent offering circular supplement or Post-Qualification Amendment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each Series of the Company and the Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. The information contained in this Offering Circular is accurate only as of the date of this document, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

INTERESTS IN SERIES COVERED BY THIS AMENDMENT

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds” section for each individual Series for further details.

Series / Series Name	Qualification Date	Underlying Asset	Agreement Type	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (6)
#77LE1 / Series #77LE1 (5)		1977 Lotus Esprit S1	Upfront Purchase	Closed	11/17/2016	4/13/2017	$38.85	2,000	$77,700 (3)	$3,443	2/4/2021
#69BM1 / Series Boss Mustang	8/10/2017	1969 Ford Mustang Boss 302	Upfront Purchase	Closed	11/20/2017	2/7/2018	$57.50	2,000	$115,000 (3)	$2,986	3/25/2021
#85FT1 / Series Ferrari Testarossa	9/14/2017	1985 Ferrari Testarossa	Upfront Purchase	Closed	11/23/2017	2/15/2018	$82.50	2,000	$165,000 (3)	($17,859)	3/18/2021
#88LJ1 / Series Lamborghini Jalpa	9/14/2017	1988 Lamborghini Jalpa	Upfront Purchase	Closed	2/9/2018	4/12/2018	$67.50	2,000	$135,000 (3)	$578	1/28/2021
#55PS1 / Series Porsche Speedster	9/14/2017	1955 Porsche 356 Speedster	Purchase Option Agreement	Closed	4/2/2018	6/6/2018	$212.50	2,000	$425,000 (3)	($3,357)	3/2/2021
#95BL1 / Series BMW M3 Lightweight	5/24/2018	1995 BMW E36 M3 Lightweight	Upfront Purchase	Closed	6/1/2018	7/12/2018	$59.25	2,000	$118,500 (3)	($444)	3/4/2021
#89PS1 / Series Porsche 911 Speedster	7/20/2018	1989 Porsche 911 Speedster	Purchase Agreement	Closed	7/23/2018	7/31/2018	$82.50	2,000	$165,000 (3)	$1,771	2/4/2021
#90FM1 / Series Ford Mustang 7-Up Edition	7/20/2018	1990 Ford Mustang 7Up Edition	Purchase Agreement	Closed	7/24/2018	7/31/2018	$8.25	2,000	$16,500 (3)	$464	2/9/2021
#83FB1 / Series Ferrari 512	3/29/2018	1983 Ferrari 512 BBi	Purchase Option Agreement	Closed	7/23/2018	9/5/2018	$70.00	5,000	$350,000 (3)	$9,162	2/18/2021
#98DV1 / Series Dodge Viper GTS-R	9/17/2018	1998 Dodge Viper GTS-R	Upfront Purchase	Closed	9/27/2018	10/10/2018	$65.00	2,000	$130,000 (3)	$2,314	3/25/2021

#06FS1 / Series Ferrari F430 Spider	9/17/2018	2006 Ferrari F430 Spider "Manual"	Purchase Option Agreement	Sold -$227,500 Acquisition Offer Accepted on 05/10/2019	10/12/2018	10/19/2018	$39.80	5,000	$199,000	($8,327)	5/23/2019
#93XJ1 / Series Jaguar XJ220	3/29/2018	1993 Jaguar XJ220	Purchase Option Agreement	Closed	8/22/2018	11/6/2018	$99.00	5,000	$495,000 (3)	($7,373)	2/2/2021
#02AX1 / Series Acura NSX-T	11/16/2018	2002 Acura NSX-T	Upfront Purchase	Closed	11/16/2018	11/30/2018	$54.00	2,000	$108,000 (3)	$1,944	2/25/2021
#99LE1 / Series Lotus Sport 350	11/16/2018	1999 Lotus Esprit Sport 350	Upfront Purchase	Closed	11/23/2018	12/4/2018	$34.75	2,000	$69,500 (3)	$1,770	2/11/2021
#91MV1 / Series Mitsubishi VR4	11/16/2018	1991 Mitsubishi 3000GT VR4	Upfront Purchase	Closed	11/28/2018	12/7/2018	$19.00	2,000	$38,000 (3)	$600	1/26/2021
#92LD1 / Series Lancia Martini 5	11/16/2018	1992 Lancia Delta Integrale Evo "Martini 5"	Upfront Purchase	Closed	12/7/2018	12/26/2018	$55.00	3,000	$165,000 (3)	$2,219	2/16/2021
#94DV1 / Series Dodge Viper RT/10	11/16/2018	1994 Dodge Viper RT/10	Purchase Option Agreement	Closed	12/11/2018	12/26/2018	$28.75	2,000	$57,500 (3)	$1,841	3/11/2021
#00FM1 / Series Ford Mustang Cobra R	12/6/2018	2000 Ford Mustang Cobra R	Upfront Purchase	Sold -$60,000 Acquisition Offer Accepted on 04/15/2019	12/21/2018	1/4/2019	$24.75	2,000	$49,500	$965	4/24/2019
#72MC1 / Series Mazda Cosmo Sport	12/6/2018	1972 Mazda Cosmo Sport Series II	Purchase Agreement	Closed	12/28/2018	1/4/2019	$62.25	2,000	$124,500 (3)	$2,474	2/23/2021
#06FG1 / Series Ford GT	12/6/2018	2006 Ford GT	Purchase Agreement	Closed	12/14/2018	1/8/2019	$64.00	5,000	$320,000 (3)	$3,198	2/11/2021
#11BM1 / Series BMW 1M	12/6/2018	2011 BMW 1M	Purchase Option Agreement	Closed	1/8/2019	1/25/2019	$42.00	2,000	$84,000 (3)	$517	3/11/2021

#80LC1 / Series Lamborghini Countach LP400 S Turbo	9/17/2018	1980 Lamborghini Countach LP400 S Turbo	Purchase Agreement	Closed	1/17/2019	2/8/2019	$127.00	5,000	$635,000 (3)	$9,216	2/16/2021
#02BZ1 / Series BMW Z8	12/6/2018	2002 BMW Z8	Purchase Agreement	Closed	1/6/2019	2/8/2019	$65.00	3,000	$195,000 (3)	$2,620	3/25/2021
#88BM1 / Series BMW E30 M3	12/6/2018	1988 BMW E30 M3	Upfront Purchase	Closed	1/11/2019	2/25/2019	$47.00	3,000	$141,000 (3)	$226	2/18/2021
#63CC1 / Series Corvette Split Window	3/6/2019	1963 Chevrolet Corvette Split Window	Upfront Purchase	Closed	3/8/2019	3/18/2019	$63.00	2,000	$126,000 (3)	$1,553	2/9/2021
#76PT1 / Series Porsche Turbo Carrera	3/6/2019	1976 Porsche 911 Turbo Carrera	Upfront Purchase	Closed	3/15/2019	3/22/2019	$63.30	3,000	$189,900 (3)	$1,793	1/26/2021
#75RA1 / Series Renault Alpine A110	3/6/2019	1975 Renault Alpine A110 1300	Purchase Agreement	Closed	3/29/2019	4/9/2019	$28.00	3,000	$84,000 (3)	$3,732	3/18/2021
#65AG1 / Series Alfa Romeo Giulia SS	3/6/2019	1965 Alfa Romeo Giulia Sprint Speciale	Upfront Purchase	Closed	4/5/2019	4/16/2019	$89.25	2,000	$178,500 (3)	$1,903	2/25/2021
#93FS1 / Series Ferrari 348TS SS	3/6/2019	1993 Ferrari 348TS Serie Speciale	Purchase Option Agreement	Closed	4/12/2019	4/22/2019	$68.75	2,000	$137,500 (3)	$1,272	1/26/2021
2003 Porsche 911 GT2 /				Cancelled / Underlying Asset Sold Pre-Offering
#61JE1 / Series Jaguar E-Type	3/6/2019	1961 Jaguar E-Type	Upfront Purchase	Closed	4/19/2019	4/26/2019	$82.00	3,000	$246,000 (3)	$3,858	1/28/2021
#90MM1 / Series Mazda Miata	3/6/2019	1990 Mazda Miata MX-5	Purchase Option Agreement	Closed	4/17/2019	4/26/2019	$5.32	5,000	$26,600 (3)	$918	1/19/2021
#65FM1 / Series Mustang Fastback	3/6/2019	1965 Ford Mustang 2+2 Fastback	Purchase Agreement	Closed	5/3/2019	7/18/2019	$41.25	2,000	$82,500 (3)	$1,966	2/11/2021

#88PT1 / Series Porsche 944 Turbo S	11/16/2018	1988 Porsche 944 Turbo S	Purchase Option Agreement	Closed	5/10/2019	7/18/2019	$30.00	2,200	$66,000 (3)	($2,214)	1/28/2021
#94LD1 / Series Lamborghini Diablo Jota	12/6/2018	1994 Lamborghini Diablo SE30 Jota	Purchase Agreement	Closed	7/12/2019	8/6/2019	$119.50	5,000	$597,500 (3)	$11,251	2/4/2021
#99SS1 / Series Shelby Series 1	8/9/2019	1999 Shelby Series 1	Upfront Purchase	Closed	9/4/2019	9/11/2019	$137.50	1,000	$137,500 (3)	$1,815	2/2/2021
#94FS1 / Series Ferrari 348 Spider	8/9/2019	1994 Ferrari 348 Spider	Purchase Agreement	Closed	9/12/2019	9/17/2019	$72.50	2,000	$145,000 (3)	$669	2/11/2021
#61MG1 / Series Maserati 3500GT	3/6/2019	1961 Maserati 3500GT	Purchase Agreement	Closed	9/20/2019	9/30/2019	$68.00	5,000	$340,000 (3)	$4,613	2/9/2021
#92CC1 / Series Corvette ZR1	8/9/2019	1992 Chevrolet Corvette ZR1	Purchase Option Agreement	Closed	9/27/2019	10/2/2019	$26.25	2,000	$52,500 (3)	$2,875	2/4/2021
#89FT1 / Series 1989 Ferrari Testarossa	8/9/2019	1989 Ferrari Testarossa	Purchase Option Agreement	Closed	10/4/2019	10/11/2019	$45.00	4,000	$180,000 (3)	($400)	3/16/2021
#80PN1 / Series 1980 Porsche 928	10/23/2019	1980 Porsche 928	Upfront Purchase	Closed	11/1/2019	11/6/2019	$9.60	5,000	$48,000 (3)	($4,030)	3/9/2021
#89FG2 / Series 1989 Ferrari 328 II	10/23/2019	1989 Ferrari 328 GTS	Upfront Purchase	Closed	11/8/2019	11/14/2019	$75.00	1,700	$127,500 (3)	$1,719	3/23/2021
#88LL1 / Series Lamborghini LM002	8/9/2019	1988 Lamborghini LM002	Purchase Option Agreement	Closed	11/18/2019	12/8/2019	$146.00	2,000	$292,000 (3)	$3,115	3/4/2021
1990 Mercedes 190E 2.5-16 Evo II /				Cancelled / Underlying Asset Sold Pre-Offering
#03SS1 / Series Saleen S7	12/9/2019	2003 Saleen S7	Upfront Purchase	Sold -$420,000 Acquisition Offer Accepted on 09/27/2020	7/6/2020	9/22/2020	$125.00	3,000	$375,000	$29,638	10/1/2020
1972 Ferrari 365 GTC/4 /				Cancelled / Underlying Asset Sold Pre-Offering

#82AB1 / Series Alpina B6	11/16/2018	1982 Alpina B6 2.8	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$58.86	1,760 / 2,200	$103,600 / $129,500	$13,110
#12MM1 / Series McLaren MP4-12C	3/6/2019	2012 McLaren MP4-12C	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$62.50	1,600 / 2,000	$100,000 / $125,000	$5,794
#55MG1 / Series Mercedes 300SL	8/9/2019	1955 Mercedes-Benz 300SL	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$1,250.00	800 / 1,000	$1,000,000 / $1,250,000	$16,325
#65PT1 / Series Porsche 356 SC	8/9/2019	1965 Porsche 356 SC	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$67.50	1,600 / 2,000	$108,000 / $135,000	$8,838
#73FD1 / Series Ferrari Dino GTS	8/9/2019	1973 Ferrari 246 Dino GTS	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$142.50	1,600 / 2,000	$228,000 / $285,000	$13,213
#76FG1 / Series Ferrari 308 Vetroresina	8/9/2019	1976 Ferrari 308 GTB	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$37.00	4,000 / 5,000	$148,000 / $185,000	$3,133
#89NG1 / Series Nissan GT-R	8/9/2019	1989 Nissan GT-R Skyline	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$26.67	2,400 / 3,000	$64,000 / $80,000	$3,900
#90FF1 / Series Ferrari F40	8/9/2019	1990 Ferrari F40	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$410.00	2,400 / 3,000	$984,000 / $1,230,000	$65,175
#95BE1 / Series Bugatti EB110	8/9/2019	1995 Bugatti EB110	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$170.00	4,000 / 5,000	$680,000 / $850,000	$49,525
#67FG1 / Series 1967 Ferrari 330 GTC	9/11/2019	1967 Ferrari 330 GTC	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$208.33	2,400 / 3,000	$500,000 / $625,000	$30,263
#67CC1 / Series 1967 Chevrolet Corvette	9/11/2019	1967 Chevrolet Corvette 427/435 L71	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$100.00	1,600 / 2,000	$160,000 / $200,000	$11,200
#91GS1 / Series GMC Syclone	10/23/2019	1991 GMC Syclone	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$7.90	4,400 / 5,500	$34,760 / $43,450	$5,653
#67FS1 / Series Ford Shelby GT500	10/23/2019	1967 Ford Shelby GT500	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$48.75	3,200 / 4,000	$156,000 / $195,000	$17,788

#72PT1 / Series 1972 911S Targa	10/23/2019	1972 Porsche 911S Targa	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$110.00	1,600 / 2,000	$176,000 / $220,000	$5,850
#08TR1 / Series 2008 Tesla Signature 100 Roadster	10/23/2019	2008 Tesla Signature 100 Roadster	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$20.00	4,000 / 5,000	$80,000 / $100,000	$17,950
#63PT1 / Series Porsche 356 Super 90	10/23/2019	1963 Porsche 356 Super 90	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$70.00	1,760 / 2,200	$123,200 / $154,000	$12,250
#55MS1 / Series Mercedes 190SL	10/23/2019	1955 Mercedes-Benz 190SL	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$97.50	1,760 / 2,200	$171,600 / $214,500	$6,288
#67MS1 / Series Mercedes-Benz 250SL	10/23/2019	1967 Mercedes-Benz 250SL 5-Speed	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$80.00	1,600 / 2,000	$128,000 / $160,000	$12,900
#99FF1 / Series 1999 Ferrari F355	10/23/2019	1999 Ferrari 355	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$62.50	1,760 / 2,200	$110,000 / $137,500	$6,763
#69PN1 / Series 1969 Porsche 912	10/23/2019	1969 Porsche 912	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$19.00	4,000 / 5,000	$76,000 / $95,000	$9,788
#90FT1 / Series 1990 Ferrari Mondial t	10/23/2019	1990 Ferrari Mondial t	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$41.25	1,600 / 2,000	$66,000 / $82,500	$5,256
#91JX1 / Series Jaguar XJR-15	12/9/2019	1991 Jaguar XJR-15	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$310.00	4,000 / 5,000	$1,240,000 / $1,550,000	$22,875
#87FF1 / Series Ferrari 412	5/6/2020	1987 Ferrari 412	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$129.80	880 / 1,100	$114,224 / $142,780	$12,603
#72FG1 / Series Ferrari 365 GTC/4	5/6/2020	1972 Ferrari 365 GTC/4	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$63.00	4,381 / 5,476	$276,000 / $345,000	$27,356
#99FG1 / Series Ferrari 456M GT	5/6/2020	1999 Ferrari 456M GT	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$66.25	1,760 / 2,200	$116,600 / $145,750	$5,815
#91DP1 / Series DeTomaso Pantera	5/6/2020	1991 DeTomaso Pantera Si	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$79.50	4,000 / 5,000	$318,000 / $397,500	$15,362

#89FG1 / Series Ferrari 328 GTS	5/6/2020	1989 Ferrari 328 GTS	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$27.50	3,200 / 4,000	$88,000 / $110,000	$9,363
#66AV1 / Series Aston Martin DB6 Vantage	5/6/2020	1966 Aston Martin DB6 Vantage	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$161.67	2,400 / 3,000	$388,000 / $485,000	$21,413
#99LD1 / Series Lamborghini VT Roadster	5/6/2020	1999 Lamborghini VT Roadster	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$172.50	1,600 / 2,000	$276,000 / $345,000	$13,863
#64AD1 / Series Aston Martin DB5	5/6/2020	1964 Aston Martin DB5	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$189.00	4,000 / 5,000	$756,000 / $945,000	$21,163
#95FM1 / Series Ferrari 512 M	5/6/2020	1995 Ferrari 512 M	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$230.00	1,600 / 2,000	$368,000 / $460,000	$27,150
#61JC1 / Series 1961 Jaguar E-Type Coupe	5/6/2020	1961 Jaguar E-Type FHC	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$65.00	2,400 / 3,000	$156,000 / $195,000	$11,288
#94BE1 / Series 1994 Bugatti EB110 SS	5/6/2020	1994 EB110 SS Dauer SportWagen S	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$200.00	4,000 / 5,000	$800,000 / $1,000,000	$38,700
#79PT1 / Series 1979 Porsche 930 Turbo	5/6/2020	1979 Porsche 930 Turbo	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$77.50	1,600 / 2,000	$124,000 / $155,000	$7,334
#68CC1 / Series 1968 Chevrolet Corvette	5/6/2020	1968 Chevrolet Corvette	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$67.50	1,600 / 2,000	$108,000 / $135,000	$11,763
#78MM1 / Series 1978 Maserati Merak	5/6/2020	1978 Maserati Merak	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$97.50	800 / 1,000	$78,000 / $97,500	$4,994
#81DD1 / Series 1981 DeLorean DMC-12	5/6/2020	1981 DeLorean DMC-12	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$24.00	2,400 / 3,000	$57,600 / $72,000	$5,019
#98AX1 / Series 1998 Acura NSX	5/6/2020	1998 Acura NSX	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$110.00	800 / 1,000	$88,000 / $110,000	$7,363

#08MS1 / Series Mercedes-Benz SLR McLaren	5/6/2020	2008 Mercedes-Benz SLR McLaren	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$106.67	2,400 / 3,000	$256,000 / $320,000	$7,600
#11FG1 / Series Ferrari 599 GTO	5/6/2020	2011 Ferrari 599 GTO	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$142.50	3,200 / 4,000	$456,000 / $570,000	$26,225
#06FG2 / Series 2006 Ford GT Heritage	5/6/2020	2006 Ford GT Heritage	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$97.50	3,200 / 4,000	$312,000 / $390,000	$16,375
#74AM1 / Series Alfa Romeo Montreal	5/6/2020	1974 Alfa Romeo Montreal	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$15.60	4,000 / 5,000	$62,400 / $78,000	$4,535
#74PN1 / Series 1974 Porsche 911	5/6/2020	1974 Porsche 911	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$20.50	3,200 / 4,000	$65,600 / $82,000	$3,465
#74AV1 / Series 1974 Alfa Romeo GTV	5/6/2020	1974 Alfa Romeo GTV	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$27.50	1,600 / 2,000	$44,000 / $55,000	$4,650
#93MR1 / Series Mazda RX-7	5/6/2020	1993 Mazda RX-7	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$29.75	1,600 / 2,000	$47,600 / $59,500	$1,305
#91AX1 / Series Acura NSX	6/30/2020	1991 Acura NSX	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$50.00	2,400 / 3,000	$120,000 / $150,000	$2,475
#71DZ1 / Series Datsun 240Z	6/30/2020	1971 Datsun 240Z	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$30.00	3,200 / 4,000	$96,000 / $120,000	$4,200
#84PN1 / Series Porsche 944	6/30/2020	1984 Porsche 944	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$9.25	3,200 / 4,000	$29,600 / $37,000	$1,430
#69CC1 / Series COPO Camaro	6/30/2020	1969 Chevrolet COPO Camaro	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$55.00	2,400 / 3,000	$132,000 / $165,000	$5,213
#64VP1 / Series Volvo P1800	6/30/2020	1964 Volvo P1800	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$16.00	2,400 / 3,000	$38,400 / $48,000	$2,120	2/1/2020
#93PN1 / Series Porsche 968 CS	6/30/2020	1993 Porsche 968 CS	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$46.00	1,600 / 2,000	$73,600 / $92,000	$3,490
#74DP1 / Series Pantera GTS	6/30/2020	1974 Detomaso Pantera GTS	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$42.00	3,200 / 4,000	$134,400 / $168,000	$2,160

#93FM1 / Series Mustang Feature Edition	6/30/2020	1993 Ford Mustang Feature Edition	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$8.50	4,000 / 5,000	$34,000 / $42,500	$1,375
#63VK1 / Series Volkswagen Karmann Ghia	6/30/2020	1963 Volkswagen Karmann Ghia	Purchase Option Agreement (4)	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$15.00	2,400 / 3,000	$36,000 / $45,000	$3,150
#82AV1 / Series Aston Martin Oscar India	6/30/2020	1982 Aston Martin V8 Vantage 'Oscar India'	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$59.50	4,000 / 5,000	$238,000 / $297,500	$3,911
#95FF1 / Series Ferrari 355 Spider		1995 Ferrari 355 Spider	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	9,600 / 12,000	$96,000 / $120,000	$4,500

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non - “accredited investors.”

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

(4)Values are based on current or anticipated negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

(5)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

(6)Represents most recent Trading Window for Series as of the date of this filing. Blank cells indicate that no Trading Window for Series has yet occurred as of the date of this filing.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and, in the Exhibits, hereto.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Collection, LLC, a Delaware series limited liability company formed August 24, 2016.

Underlying Assets
and Offering Price

Per Interest: It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of collectible automobiles, the Automobile Assets, as the Underlying Assets of the Company.

It is not anticipated that any Series would own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering Price per Interest for each Series is detailed in the Master Series Table.

Securities offered:Investors will acquire membership Interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interest in a Series will only have an Interest in assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series.  For example, an owner of Interests in Series #69BM1 will only have an Interest in the assets, liabilities, profits and losses pertaining to the Series Boss Mustang and its related operations.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement.  The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) Rally Holdings, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:RSE Collection Manager, LLC, a Delaware limited liability company, will be the Manager of the Company and of each Series. The Manager, together with its affiliates, will own a minimum of 1% of each Series upon the Closing of an Offering.

Advisory Board:  The Manager has assembled an expert network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker: Rally Holdings, on behalf of the Company, has entered into an agreement with the BOR. The BOR will be acting as broker of record and is entitled to a Brokerage Fee (as defined below). The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act, and member of FINRA and SIPC, and is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective Investors.

Custodian: The Company has entered into an agreement with the Custodian, a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where Interests in Series’ of the Company will be sold and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s Offerings.  Each Investors’ brokerage account will be created as part of the account creation process on the Platform and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, of the Company will be required to opt-in to allow the Custodian to create a brokerage account for them and transfer previously issued Interests into such brokerage accounts. The Custodian is a member of FINRA and SIPC.

Minimum

Interest purchase:The minimum subscription by an Investor is one (1) Interest in a Series. The Manager and/or its affiliates must purchase a minimum of 1% of Interests of each Series at the Closing of its each Offering. The purchase price, the Offering Price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Series Offering as detailed for each Series highlighted in gray in the Master Series Table. Series not highlighted in gray have completed their respective Offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

Escrow Agent:Atlantic Capital Bank, N.A., a Georgia banking corporation.

Escrow:The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Escrow Agent and will not be commingled with the operating account of any Series, until if and when there is a Closing with respect to that Investor.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses (as defined below).

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Offering Period:There will be a separate Closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case, where the Company enters into a purchase options agreement, the Offering may never be launched, or a Closing may not occur, in the case the Company does not exercise the purchase option before the purchase option agreement’s expiration date, or the expiration date is not extended.

Lock-Up Period:The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Additional Investors:An Asset Seller may be issued Interests of such applicable Series as a portion of the total purchase consideration for such Underlying Asset. Any Asset Seller may also purchase a portion of the Interests in a Series beyond such Interests issued as consideration.

Use of Proceeds: The proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) “Brokerage Fee”: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering, as compensation for brokerage services, except in the case of Series #72FG1, Series #82AB1, Series #99FG1, Series #91GS1, Series #91DP1, Series #12MM1, Series #87FF1 and Series #82AV1, where the Brokerage Fee is 0.75% of gross proceeds less any proceeds from Interests purchased by the Manager, its affiliates or the Asset Sellers;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Sellers (which may have occurred prior to the Closing).

The Company will typically acquire Underlying Assets through the following methods:

1.Upfront purchase - the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2.Purchase agreement - the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3.Purchase option agreement - the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

The Company’s acquisition method for each Underlying Asset is noted in the Master Series Table.

(iii) “Offering Expenses”: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer, compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses (as defined below)), as applicable, paid to legal advisors, brokerage, escrow, underwriters, printing, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to the Custodian equal to 0.75% of the amount raised through the Offering, but at a minimum $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into Custodian brokerage accounts on behalf of the Interest Holders; In the case of each Series notated in the Master Series Table, the Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) “Acquisition Expenses”: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party for funds used to acquire the Underlying Asset or any options in respect of such purchase. Except as otherwise noted, any such loans to affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code) and other loans and options accrue as described herein.

(v) “Sourcing Fee”: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in Master Series Table for each Series.

The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering. See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure - Fees and Expenses” sections for further details.

Operating expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocations of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Asset, including, but not limited to storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each Offering notated in the Master Series Table. Offerings, for which no Closing has occurred are highlighted in gray in the Master Series Table.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

No Series generated any revenues and we don’t expect any Series to generate any revenue until late 2021, if at all, and expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:The Asset Manager is Rally Holdings LLC, a Delaware limited liability company.

Platform:Rally Holdings owns and operates the Rally Rd.™ Platform through which the Interests are sold.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income (as determined under U.S. Generally Accepted Accounting Principles) plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset.  The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information) for each Series, the Asset Manager will be paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series.  The Management Fee will only become due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below.  For tax and accounting purposes the Management Fee will be accounted for as an expense on the books of the Series.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and;

•thereafter, no less than 50% (net of corporate income taxes applicable to that Series) by way of distribution to the Interest Holders of that Series, which may include the

Asset Sellers of its Underlying Asset or the Manager or any of its affiliates, and;

•up to 50% to the Asset Manager in payment of the Management Fee for that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  The Manager may change the timing of potential distributions to a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Rally Entities,  nor any of their respective current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other Rally Entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interest if such transfer would result in (a) there being more than 2,000 beneficial owners in a Series or more than 500 beneficial owners that are not “accredited investors,”  (b) the assets of a Series being deemed plan assets for purposes of ERISA (as described in “Plan of Distribution” – “Investor Suitability Standards”), (c) such Interest Holder holding in excess of 19.9% of a Series, (d) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, its affiliates, or the Asset Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims

be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim isn’t vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved, that you will earn a return on your investment in Interests or that a secondary market would ever develop for the Interests, whether through the Platform (see “Description of the Business – Liquidity Platform” for additional information), via the Platform, via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occurs, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company.

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager thus retains significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no trading market for our securities. An active market in which Investors can resell their Interests may not develop.

Currently no public trading market for any Interests exists and an active market may not develop or be sustainable.  If an active public or private trading market for our securities do not develop or is not sustainable, it may be difficult or impossible for you to resell your Interests at any price.  Although there is a possibility that the Platform (see “Description of the Business – Liquidity Platform” for additional information), which is a discretionary and irregular matching service of a registered broker-dealer, may permit some liquidity, the resulting auction process does not operate like a stock exchange or other traditional trading markets. The Trading Windows (as described in “Description of the Business – Liquidity Platform”) for Interests may occur infrequently and be open for only short time periods. There can be no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a Trading Window. Furthermore, there can be no guarantee that the broker will continue to provide these services or that the Company or its Managing Member will pay any fees or other amounts that would be required to maintain that service. Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale through the Platform. Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold. Even if a public or private market does develop through the Platform or otherwise, the price of the Interests at which you could sell your Interests might be below the amount you paid for them.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were recently formed in August 2016 and have not generated any revenues and have no operating history upon which prospective Investors may evaluate their performance.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Automobile Assets).

There is substantial doubt about our ability to continue as a going concern.

The Company's and each listed Series’ ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies crowdfunding the Asset Class or proposing to run a platform for crowdfunding of Interests in the Asset Class is very limited to date. One business that is affiliated with the Company has pursued a similar strategy with a different asset class. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Manager to operate the Underlying Assets profitably. This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs (as described in “Description of the Business – Business of the Company”) that would require the Company to own a substantial number of Underlying Assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset had to be sold and there has not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager and Asset Manager and their respective personnel. Our business and operations could be adversely affected if the Manager or Asset Manager lose key personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for Rally Holdings to maintain the Platform.  As the Manager and Asset Manager have only been in existence since March 2021 and February 2021, respectively, and are early-stage startup companies, they have no significant operating history. Further, while the Asset Manager will also be the Asset Manager for RSE Archive, LLC, another series limited liability company with a similar business model in the collectible and memorabilia asset class, and thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and the Asset Manager and their respective teams, the Asset Manager’s expert network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and that the Company is able to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetizing them together with the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, at the time of this filing, the Company and the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We are currently expanding and improving our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform through which potential Investors may acquire or transfer Interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.  The Platform processes certain confidential information about Investors, the Asset Sellers and the Underlying Assets.  While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Platform, the Company, the Asset Manager, the Manager, or any of their respective service providers could be breached.  Any accidental or willful security breaches or other unauthorized access to the Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects.  Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Asset Manager’s, the Manager’s, and the Company’s trade secrets.  If security measures are breached because of third-

party action, employee error, malfeasance or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Assets, which could have a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Asset Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, and the Platform and the Company could lose Investors and the Asset Sellers.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting them. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages, adverse effects on primary issuance or Trading Windows, through the Platform and during Trading Windows (as described in “Description of the Business – Liquidity Platform”), resulting in decreased customer satisfaction and regulatory sanctions.

Our Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Asset Manager has and may in future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased. In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account at the same terms as all other Investors would purchase such Interests. This was the case for example for Interests offered in Series #94DV1 Interests.

If subscription or trading volumes in future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Our Platform is highly technical and may be at a risk to malfunction.

Our Platform is a complex system composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on our Platform. Our software, including open source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on our Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of our Platform. If the AWS data centers fail, our Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of our Platform to Platform users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of our Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of our Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Platform users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Rally Rd. TM Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Liquidity for the Interests would in large part depend on the market supply of and demand for Interests during the Trading Window (as described in “Description of the Business – Liquidity Platform”), as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows would happen on a recurring basis, although there can be no assurance that Trading Windows will occur on a regular basis or at all. Further, the frequency and duration of any Trading Window would be subject to adjustment by the brokers.

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset.  Thus, the Manager does not currently intend to take any action which might provide liquidity or facilitate the resale of Interests held by Investors. Notwithstanding the foregoing, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes. Furthermore, the Manager may from time to time decide to sell a portion of Interests it owns in a particular Series through the Platform (see “Description of the Business – Liquidity Platform” for additional information) or in any other manner otherwise permitted under the Company’s Operating Agreement.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

 The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations are likely to continue to be negatively impacted by the coronavirus outbreak.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and has been declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that COVID-19 could continue to cause further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19continues to impact our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could continue to be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease to the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, in whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

Risks relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting and our management has identified a material weakness. If our remediation of such material weakness is not effective, or we identify additional material weaknesses or other adverse findings in the future, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting and are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. Nevertheless, we periodically assess our internal controls over financial reporting.  If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

Management identified classification errors in its previously filed statements of cash flows for the year ended December 31, 2018. Management, along with its independent registered public accounting firm identified a material weakness in the internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness management identified specifically related to the operation of certain review controls over the preparation of the 2018 statements of cash flows. The deficiency resulted in the restatement of the Company’s statement of cash flows for the year ended December 31, 2018.

In order to remediate the material weakness, Management has taken steps to improve our overall processes and controls. Management is committed to maintaining a strong internal control environment and believes this remediation effort will represent an improvement in existing controls. As we continue to evaluate and work to improve our internal controls over financial reporting, we may determine to take additional measures to address control deficiencies.

If our remediation efforts are insufficient to address the identified material weakness or if additional material weaknesses in internal controls are discovered in the future, they may adversely affect our ability to record, process, summarize and report financial information timely and accurately and, as a result our financial statements may contain material misstatements or omissions.

If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If the Asset Manager, or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform (see “Description of the Business - Liquidity Platform” for additional information), the Manager or the Asset Manager may need to stop operating and therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.  We have been made aware by the staff of the Securities and Exchange Commission (the “SEC Staff”) that certain of our activities may have required such registration, and the matter is under investigation by the SEC Staff.

If the Platform is ultimately found to be a securities exchange or alternative trading system, we may be required to cease operating the Platform and such cessation would materially and adversely affect your ability to transfer your Interests.

We have been made aware by the SEC Staff that the Platform (see “Description of the Business – Liquidity Platform”) linked in the Platform may be a securities exchange or alternative trading system under the Exchange Act, and the matter is under investigation by the SEC Staff.  If it is ultimately determined that the Platform is a securities exchange or alternative trading system then we would be required to register as a securities exchange or broker-dealer, either of which would significantly increase the overhead of the Asset Manager and could cause the Asset Manager to wind down the Platform.  Further, if we are ultimately found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on the Asset Manager and may require it to cease operating the Platform or otherwise be unable to maintain the Platform, which would materially and adversely affect your ability to transfer your Interests.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.”  While our Operating Agreement presently prohibits any transfer that would result in any Series being held of record by more than 2,000 persons or 500 non-“accredited investors,” there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the Operating Agreement to permit holdings that exceed those limits.  Series may have more than 2,000 total Interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of or 500 non - “accredited investors” in that Series.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible Changes in Federal Tax Laws.

The Code (as described in “Material United States Tax Considerations”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

Potential negative changes within the Asset Class.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy including the recent COVID-19 pandemic and the availability of desirable Automobile Assets. Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

Lack of Diversification.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Industry concentration and general downturn in industry.

Given the concentrated nature of the Underlying Assets (i.e., only Automobile Assets) any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests

Popularity within categories of the broader market (e.g. imports or domestic) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. prewar or post war), and consequently the value of the Interests. The value of such Automobile Assets may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in the Asset Class.  In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for the assets in the Asset Class.

Volatility of demand for luxury goods, in particular high value Automobile Assets, may adversely affect a Series’ ability to achieve its investment purpose.  The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (e.g. American muscle cars).  Demand for high value Automobile Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector and enthusiast communities resulting in changes of which Automobile Assets are most sought after.  Demand for Automobile Assets may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as the availability and cost of financing, prices of parts and components, insurance, storage, transport, fuel costs and governmental regulations, including tariffs, import regulation and other taxes, including taxes on collectible goods, resulting in limitations to the use of collectible automobiles or collectible goods more generally.

Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of Automobile Assets).  These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

We will rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business,” the Asset Class is difficult to value, and it is hoped the Platform will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than exists from current means.  Until the Platform has created such a market, valuations of the Underlying Assets will be based upon the subjective approach taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results, accident records and previous sales history). Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets. The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

Risks relating to the Underlying Assets.

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price, do not necessarily represent the price at which the Interests may be sold on the Platform and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Competition in the Asset Class from other business models.

There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants depending on the actual asset.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fares and auction houses may play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular collectible automobile TV shows, including Jay Leno’s Garage, Wayne Carini’s Chasing Classic Cars and Mike Brewer’s and Edward China’s Wheeler Dealers.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets. This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes, such as art or wine, who may decide to enter the Asset Class as well.

Dependence on the brand of the manufacturer of Underlying Assets.

The Underlying Assets of the Company will consist of Automobile Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Assets produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset.

Title, authenticity or infringement claims on an Underlying Asset.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen collectible automobiles or parts), or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or maintenance records for an Underlying Asset.  In particular, the Company does not have the complete ownership history of the Series Boss Mustang from the original sale of the vehicle in 1969 to the purchase of the Series Boss Mustang by the Company in 2016.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance and the value of the Underlying Asset and the Series that relates to that Underlying Asset, may be diminished.

Third party liability.

Each Series will assume all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  There can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”). Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

 Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Insurance of Underlying Assets may not cover all losses which will result in a material and adverse effect in the valuation of the Series related to such damaged Underlying Assets.

Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

Forced sale of Underlying Assets.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series, may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Lack of distributions and return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including track-day events, “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the Underlying Assets” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Potentially high storage, maintenance and insurance costs for the Underlying Assets.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, maintenance work and insurance coverage.  The cost of care may vary from year to year depending on the amount of maintenance performed on a particular Underlying Asset, changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, on potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation. See “Lack of distributions and return of capital” for further details of the impact of these costs on returns to Investors.

Refurbishment and inability to source original parts.

There may be situations in the future that require the Company to undertake refurbishments of an Underlying Asset (e.g., due to natural wear and tear and through the use of such Underlying Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”)).  For example, the Company undertook various refurbishments to the Series Lamborghini Jalpa as described in the “Description of the Series Lamborghini Jalpa” section and the Series Jaguar XJ220 as described in the “Description of the Series Jaguar XJ220.”  Where it does so, it will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications.  While the Company will seek to mitigate its exposure, any failure on the part of a contractor to perform its obligations could adversely impact the value of any Underlying Assets and therefore, the value of the Interests related to such Underlying Assets.

In addition, the successful refurbishment of the collectible automobiles may be dependent on sourcing replacement original and authentic parts.  Original parts for collectible automobiles are rare and in high demand and, therefore, at risk of being imitated.  There is no guarantee that any parts sourced for any Underlying Assets will be authentic (e.g., not a counterfeit).  If such parts cannot be sourced or, those parts that are sourced are not authentic, the value of the Underlying Assets and therefore, the value of the related Interests, may be materially adversely affected.  Furthermore, if any Underlying Asset is damaged, we may be unable to source original and authentic parts for that Underlying Asset, and the use of non-original or in authentic parts may decrease the value of the Underlying Asset.

Dependence of an Underlying Asset on prior user or association.

The value of an Underlying Asset of the Company may be connected with its prior use by, or association with, a certain person or group or in connection with certain pop culture events or films (prior to or following the acquisition of the Underlying Asset by the Company). For example, we believe the 911 Speedster has additional value due to its prior ownership by Jerry Seinfeld.  In the event that such person or group loses public affection, then this may adversely impact the value of the Underlying Asset and therefore, the Series of Interests that relate to such Underlying Asset.

Underlying Assets may not be held long term.

The Company intends to cause each Series to hold its respective Underlying Asset for an extended period but may receive offers to purchase the Series’ Underlying Asset in its entirety. If the Advisory Board deems the sale to be generally beneficial to the majority of shareholders, the Underlying Asset would be sold, exited from the Platform with proceeds of the sale distributed to its Series’ Interest Holders, as was the case for Series #00FM1 Interests. Even though the Advisory Board deems the sale to generally beneficial to the majority of shareholders, there might be unique circumstances where not all shareholders align with the Advisory Board’s decision.

Risks Related to Ownership of our Interests.

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Asset Manager, the Manager and the Underlying Assets.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates.

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company or may apply disproportionately to other Series of Interests.  The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive rather than that which is best for a particular Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset. In the case of the Series Ford Mustang 7-Up Edition, for example, a previous member of the Advisory Board was the seller of the Underlying Asset. The Manager believes the purchase price of the Series Ford Mustang 7-Up Edition to be fair market value.

An Asset Seller may be issued Interests in a Series as part of total purchase consideration to the Asset Seller and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor). In the case of the Series Ford Mustang 7-Up Edition, for example, a previous member of the Advisory Board retained a minority equity stake in the Underlying Asset.

In the event that the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess.  As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates, to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors.  The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to the Asset Manager, since payments to the Asset Manager are only made if distributions of Free Cash Flow are made to the Investors. Since an affiliate of Manager has been appointed the Asset Manager, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity.

The Asset Manager or an affiliate may, in the future, register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Platform.  The Asset Manager, or its affiliate, may be entitled to receive fees based on volume of trading and volatility of the Interests on the Platform and such fees may be in excess of what Rally Holdings receives as the Asset Manager, via the Management Fee, or the appreciation in the Interests it holds in each Series of Interests.  Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between the Asset Manager and those Investors, for instance, if an Underlying Asset does not appreciate in value, this will impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of the Asset Manager or its affiliate (i.e., the Asset Manager or its affiliate would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership of multiple Series of Interests.

The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these Interests, either directly or through brokers, via the Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests).  This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

Allocations of income and expenses as between Series of Interests.

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for insurance, storage, maintenance or media material creation).  Although appointing one service provider may reduce cost due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in servicing a certain class of car whereas, even though the Company will own many different classes of cars).  In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests and certain Series of Interests may get a disproportionate percentage of the cost or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in

“Description of the Business – Allocations of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager and the Investors.

The Manager or its affiliates are obligated to purchase a minimum of 1% of Interests of all Offerings, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors. If there is a lack of demand for Interests in a particular Series during such Series’ initial Offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an Offering for such Series of Interests to have a Closing. The Manager or its affiliates have in the past “topped-off” an Offering of Series of Interests, such that a Closing with regards to such Offering could occur. The Manager will engage in such activity in the future if it reasonably believes at such time this to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision. For example, during the Offering for Series #11BM1, the Manager acquired a total of 43% of Interests issued. See “Principal Interests Holders” for additional information.

The Manager, the Asset Manager or the Platform may receive sponsorship from Automobile Asset service providers to assist with the servicing of certain Underlying Assets.  In the event that sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees. The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and therefore, the amount of Management Fee the Asset Manager receives.  The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether or not to liquidate a particular Underlying Asset, should an offer to acquire the whole Underlying Asset be received. As the Asset Manager or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset.  Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, this may include obtaining a price for an Underlying Asset that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular Automobile Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”) as this may generate higher Free Cash Flow to be distributed to the Asset Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset.  This may lead certain Underlying Assets to generate lower distributions than the Underlying Assets of other Series of Interests.  The use of Underlying Assets at the Membership Experience Programs could increase the risk of the Underlying Assets getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests.  The Manager may therefore be conflicted when determining whether to use the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate revenue or limit the potential of damage being caused to them.  Furthermore, the Manager may be incentivized to utilize Automobile Assets that help popularize the Interests via the Platform or general participation or membership in the Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.

As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee.

As the Manager or its affiliates will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any profits generated from the Platform (e.g., through advertising) and from issuing additional Interests in Underlying Assets on the Platform will be for the benefit of the Manager and Asset Manager (e.g. more Sourcing Fees).  In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Interests and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company.

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager.  This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the Automobile Asset industry, they may seek to sell Underlying Assets to, acquire Underlying Assets from, or service Underlying Assets owed by, the Company.

The Rally Entities and their respective affiliates do not have separate counsel.

The counsel of the Company (“Legal Counsel”) is also counsel to the Rally Entities, which include other series LLC entities of Rally Holdings and other Series of Interests.  Because Legal Counsel represents both the Company and the Rally Entities, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the Rally Entities, Legal Counsel may represent the Rally Entities and not the Company or the Series.  Legal Counsel may, in the future, render services to the Company or the Rally Entities with respect to activities relating to the Company as well as other unrelated activities.  Legal counsel is not representing any prospective Investors of any Series of Interests in connection with any Offering and will not be representing the members of the Company other than the Manager and Rally Holdings, although the prospective Investors may rely on the opinion of legality of Legal Counsel provided at Exhibit 12.1.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

Our affiliates’ interests in other Rally Entities.

The officers and directors of Rally Holdings, which is the sole member of the Manager and serves as the Asset Manager for the Company, are also officers and directors and/or key professionals of other Rally Entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other Rally Entities, their obligations to other Investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other Rally Entities and other business activities in which they are involved. Rally Holdings currently serves as the Asset Manager for multiple entities with similar strategies, including RSE Archive, LLC, another series limited liability company with a similar business in the memorabilia and collectibles asset class, which commenced principal operations in 2019. These separate entities all require the time and consideration of Rally Holdings and affiliates, potentially resulting in an unequal division of resources to all Rally

Entities. However, we believe that Rally Holdings have sufficient professionals to fully discharge their responsibilities to the Rally Entities for which they work.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its affiliates must acquire a minimum of 1% of the Interests in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than 1% of the Interests in any Offering.  In all circumstance, the Manager, or its affiliated purchaser will pay the price per share offered to all other potential Investors hereunder.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

We are devoting substantially all our efforts to establishing our business and planned principal operations only commenced in late 2017. As such and because of the start-up nature of the Company’s and the Manager’s business, the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward including the Managers ability to:

-continue to source high quality Automobile Assets at reasonable prices to securitize through the Platform;

-market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

-find operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

-find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

We have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenues until 2021.

At the time of this filing, all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table will be the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted in gray in the Master Series Table, have not had a Closing, but we have, or are in the process of launching these and subsequent Offerings for additional Series. Series whose Underlying Assets have been sold will subsequently be dissolved and are highlighted in orange in the Master Series Table.

Historical Investments in Underlying Assets

We provide investment opportunities in Automobile Assets to Investors through the Platform, financed through various methods including, loans from officers of the Manager or other third-parties, if we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements negotiated with third-parties or affiliates, if we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table.

Period from Inception (August 24, 2016) through June 30, 2020

From the Company’s formation in August 2016 through June 30, 2020 we have entered into the agreements and had Closings, as listed in the table below. We received multiple loans and payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans will be repaid from the proceeds of successful Series’ initial Offerings, if necessary. Upon completion of the Offerings of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the table below, the Asset Seller is issued Interests in a particular Series as part of the total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the “Acquisition Expenses,” which include transportation of the Automobile Assets to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy, listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets during the six-month period ended June 30, 2020. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#77LE1 / Series #77LE1 (3)	Upfront Purchase / 09/30/2016	4/13/2017	$69,400	$69,400	$0	$0	$0	0%	$1,028

#69BM1 / Series Boss Mustang	Upfront Purchase / 10/31/2016	2/7/2018	$102,395	$97,395	$5,000	$0	$0	0%	$4,691
#85FT1 / Series Ferrari Testarossa	Upfront Purchase / 06/01/2017	2/15/2018	$172,500	$172,500	$0	$0	$0	0%	$9,242
#88LJ1 / Series Lamborghini Jalpa	Upfront Purchase / 11/23/2016	4/12/2018	$127,176	$119,676	$7,500	$0	$0	0%	$6,332
#55PS1 / Series Porsche Speedster	Purchase Option Agreement / 07/01/2017	6/6/2018	$405,000	$120,000	$165,000	$120,000	$0	0%	$18,275
#95BL1 / Series BMW M3 Lightweight	Upfront Purchase / 05/01/2018	7/12/2018	$112,500	$90,000	$22,500	$0	$0	0%	$3,686
#89PS1 / Series Porsche 911 Speedster	Purchase Agreement / 06/21/2018	7/31/2018	$160,000	$0	$0	$61,000	$99,000	60%	$250
#90FM1 / Series Ford Mustang 7-Up Edition	Purchase Agreement / 07/01/2018	7/31/2018	$14,500	$0	$0	$10,375	$4,125	15%	$461
#83FB1 / Series Ferrari 512	Purchase Option Agreement / 10/31/2017	9/5/2018	$330,000	$0	$0	$330,000	$0	0%	$3,206

#98DV1 / Series Dodge Viper GTS-R	Upfront Purchase / 06/28/2018	10/10/2018	$120,000	$80,000	$40,000	$0	$0	0%	$3,257
#06FS1 / Series Ferrari F430 Spider	Purchase Option Agreement / 10/05/2018	10/19/2018	$192,500	$0	$0	$192,500	$0	0%	$286
#93XJ1 / Series Jaguar XJ220	Purchase Option Agreement / 12/15/2017	11/6/2018	$460,000	$170,000	$290,000	$0	$0	0%	$33,689
#02AX1 / Series Acura NSX-T	Upfront Purchase / 09/19/2018	11/30/2018	$100,000	$100,000	$0	$0	$0	0%	$2,467
#99LE1 / Series Lotus Sport 350	Upfront Purchase / 10/04/2018	12/4/2018	$62,100	$62,100	$0	$0	$0	0%	$2,614
#91MV1 / Series Mitsubishi VR4	Upfront Purchase / 10/12/2018	12/7/2018	$33,950	$0	$33,950	$0	$0	0%	$1,687
#92LD1 / Series Lancia Martini 5	Upfront Purchase / 09/21/2018	12/26/2018	$146,181	$0	$146,181	$0	$0	0%	$12,396

#94DV1 / Series Dodge Viper RT/10	Purchase Option Agreement / 10/04/2018	12/26/2018	$52,500	$0	$52,500	$0	$0	0%	$287
#00FM1 / Series Ford Mustang Cobra R	Upfront Purchase / 10/12/2018	1/4/2019	$43,000	$0	$43,000	$0	$0	0%	$2,774
#72MC1 / Series Mazda Cosmo Sport	Purchase Agreement / 11/01/2018	1/4/2019	$115,000	$0	$0	$65,200	$49,800	40%	$562
#06FG1 / Series Ford GT	Purchase Agreement / 10/23/2018	1/8/2019	$309,000	$0	$309,000	$0	$0	0%	$586
#11BM1 / Series BMW 1M	Purchase Option Agreement / 10/20/2018	1/25/2019	$78,500	$0	$78,500	$0	$0	0%	$1,786
#80LC1 / Series Lamborghini Countach LP400 S Turbo	Purchase Agreement / 08/01/2018	2/8/2019	$610,000	$0	$562,375	$0	$47,625	8%	$3,213
#02BZ1 / Series BMW Z8	Purchase Agreement / 10/18/2018	2/8/2019	$185,000	$0	$185,000	$0	$0	0%	$1,301

#88BM1 / Series BMW E30 M3	Upfront Purchase / 10/18/2018	2/25/2019	$135,000	$0	$135,000	$0	$0	0%	$1,765
#63CC1 / Series Corvette Split Window	Upfront Purchase / 12/06/2018	3/18/2019	$120,000	$0	$120,000	$0	$0	0%	$586
#76PT1 / Series Porsche Turbo Carrera	Upfront Purchase / 11/27/2018	3/22/2019	$179,065	$0	$179,065	$0	$0	0%	$4,237
#75RA1 / Series Renault Alpine A110	Purchase Agreement / 12/22/2018	4/9/2019	$75,000	$0	$75,000	$0	$0	0%	$1,403
#65AG1 / Series Alfa Romeo Giulia SS	Upfront Purchase / 11/29/2018	4/16/2019	$170,000	$0	$170,000	$0	$0	0%	$286
#93FS1 / Series Ferrari 348TS SS	Purchase Option Agreement / 01/15/2019	4/22/2019	$130,000	$0	$130,000	$0	$0	0%	$1,136
2003 Porsche 911 GT2 / (5)	Purchase Option Agreement / 10/24/2018		$137,000	$0	$137,000	$0	$0	0%	$287
#61JE1 / Series Jaguar E-Type	Upfront Purchase / 12/22/2018	4/26/2019	$235,000	$0	$235,000	$0	$0	0%	$738

#90MM1 / Series Mazda Miata	Purchase Option Agreement / 01/23/2019	4/26/2019	$22,000	$0	$22,000	$0	$0	0%	$1,187
#65FM1 / Series Mustang Fastback	Purchase Agreement / 12/04/2018	7/18/2019	$75,000	$0	$75,000	$0	$0	0%	$1,997
#88PT1 / Series Porsche 944 Turbo S	Purchase Option Agreement / 04/26/2019	7/18/2019	$61,875	$0	$61,875	$0	$0	0%	$1,196
#94LD1 / Series Lamborghini Diablo Jota	Purchase Agreement / 10/09/2018	8/6/2019	$570,000	$0	$570,000	$0	$0	0%	$2,736
#99SS1 / Series Shelby Series 1	Upfront Purchase / 04/04/2019	9/11/2019	$126,575	$0	$126,575	$0	$0	0%	$3,640
#94FS1 / Series Ferrari 348 Spider	Purchase Agreement / 04/26/2019	9/17/2019	$135,399	$0	$135,399	$0	$0	0%	$3,433
#61MG1 / Series Maserati 3500GT	Purchase Agreement / 12/04/2018	9/30/2019	$325,000	$0	$325,000	$0	$0	0%	$1,090

#92CC1 / Series Corvette ZR1	Purchase Option Agreement / 04/29/2019	10/2/2019	$45,000	$0	$45,000	$0	$0	0%	$1,188
#89FT1 / Series 1989 Ferrari Testarossa	Purchase Option Agreement / 03/20/2019	10/11/2019	$172,500	$0	$172,500	$0	$0	0%	$3,036
#80PN1 / Series 1980 Porsche 928	Upfront Purchase / 10/21/2019	11/6/2019	$45,750	$0	$45,750	$0	$0	0%	$1,638
#89FG2 / Series 1989 Ferrari 328 II	Upfront Purchase / 10/29/2019	11/14/2019	$118,500	$0	$118,500	$0	$0	0%	$1,762
#88LL1 / Series Lamborghini LM002	Purchase Option Agreement / 03/22/2019	12/8/2019	$275,000	$0	$275,000	$0	$0	0%	$3,286
1990 Mercedes 190E 2.5-16 Evo II / (5)	Upfront Purchase / 11/02/2018		$251,992	$0	$251,992	$0	$0	0%	$10,773
#03SS1 / Series Saleen S7	Upfront Purchase / 12/22/2019	9/22/2020	$330,000	$0	$330,000	$0	$0	0%	$3,250
1972 Ferrari 365 GTC/4 / (5)	Purchase Agreement / 05/13/2019		$275,000	$0	$275,000	$0	$0	0%	$1,541

#95FF1 / Series Ferrari 355 Spider	Upfront Purchase / 11/20/2019	Q4 2020 or Q1 2021	$105,000	$0	$105,000	$0	$0	0%	$4,038
#87FF1 / Series Ferrari 412	Purchase Option Agreement / In Negotiations (4)	Q4 2020 or Q1 2021	$110,000	$0	$11,000	$0	$0	0%	$300
#91DP1 / Series DeTomaso Pantera	Purchase Option Agreement / In Negotiations (4)	Q4 2020 or Q1 2021	$375,000	$0	$0	$0	$0	0%	$600
#82AV1 / Series Aston Martin Oscar India	Upfront Purchase / 12/10/2018	Q4 2020 or Q1 2021	$285,000	$0	$285,000	$0	$0	0%	$1,364
Total for 1/1/2020 -6/30/2020:	New Agreements: 0 Closings: 0		$0	$0	$0	$0	$0	-	$4,680
Total for 1/1/2019 -6/30/2019:	New Agreements: 9 Closings: 14		$1,243,349	$0	$1,877,144	$65,200	$97,425	-	$39,429
Cumulative Total since 2016	New Agreements: 48 Closings: 42		$8,401,858	$1,081,071	$6,352,162	$779,075	$200,550	-	$172,572

Note: Gray shading represents Series for which no Closing of an Offering had occurred as of June 30, 2020. Orange shading represents sale of Series’ Underlying Asset. Includes $624,492 of Purchase Price and $14,120 of Acquisition Expense related to Underlying Assets subsequently sold.

Note: New Agreements and Closings represent only those agreements signed and those Offerings close in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a Closing in the current period, it would not contribute to the totals for the period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 Qualified Purchasers with a maximum of 500 Non-Accredited Investors.

(3)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

(4)Values are based on current or anticipated negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change

(5)Represents Underlying Asset instead of Series / Series Name

Subsequent Investments and Purchase Options Agreements for Underlying Assets

Since June 30, 2020 we have had Closings in connection with each Offering of Series listed in the table below. We received multiple loans and payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ Offering, if necessary. Upon completion of the Offering of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the table below, the Asset Seller is issued Interests in a particular Series as part of total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the Acquisition Expenses listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets since June 30, 2020. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. The number of agreements entered into and the amount of Acquisition Expenses incurred since June 30, 2020 can be found at the bottom of the table.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#03SS1 / Series Saleen S7	Upfront Purchase / 12/22/2019	9/22/2020	$330,000	$0	$0	$0	$0	0%	$0
Total Since June 30, 2020	New Agreements: 0 Closings: 1		$0	$0	$0	$0	$0	-	$0
Cumulative Total since 2016	New Agreements: 48 Closings: 43		$8,401,858	$1,081,071	$6,352,162	$779,075	$200,550	-	$172,572

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of Series’ Underlying Asset. Includes $330,000 of Purchase Price and $0 of Acquisition Expense related to Underlying Assets subsequently sold.

Note: New Agreements and Closings represent only those agreements signed and those Offerings close in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a Closing in the current period, it would not contribute to the totals for the period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 Qualified Purchasers with a maximum of 500 Non-Accredited Investors.

Operating Results for the six-month period ended June 30, 2020 vs. 2019

Due to the start-up nature of the Company, changes in operating results are impacted significantly by any increase in the number of Underlying Assets that the Company, through the Asset Manager, operates and manages. At June 30, 2020, the Company, through the Asset Manager, operated (meaning Underlying Asset fully-owned by the Company or a Series including closed and owned, but not yet launched Offerings) 44 Underlying Assets of which 42 had closed Offerings vs. 40 at June 30, 2019 of which 31 had closed Offerings, an increase of 4 operated Underlying Assets and 11 closed Offerings respectively. In addition, the Company had signed various purchase option agreements and purchase agreements for additional Underlying Assets to be offered on the Platform in future, however, these Underlying Assets were not yet operated by the Company as at the date of the financial statements. During the six-month period ended June 30, 2020, the Company disposed of 1 Underlying Assets. Additional information can be found in the Master Series Table.

Revenues

Revenues are generated at the Series level. As of June 30, 2020, and 2019, no Series of the Company had generated any revenues directly attributable to the Company or any Series to date. In addition, we do not anticipate the Company or any Series to generate any revenues until 2021.

Operating Expenses

The Company incurred $75,419 in operating expenses in six-month period ended June 30, 2020 vs. $71,700 in 2019, an increase of $3,721 or 5%, related to storage, transportation, insurance, maintenance, marketing and professional services fees associated with the Underlying Assets. The increase was primarily driven by increased costs for additional storage, insurance and professional fees from the Company’s investment in new Underlying Assets. Maintenance costs were not required during the six-month period ended June 30, 2020 or the same period in 2019.

The operating expenses incurred prior to the Closing of an Offering related to any of the Underlying Assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the Closing date of the Offering for such Series Interests. For any post-Closing operating expenses incurred and recorded by Series’ of the Company through the six-month period ended June 30, 2020, the Manager has agreed to pay and not be reimbursed for such expenses.

Operating expenses for the Company including all of the Series by category for the six-month period ended June 30, 2020 vs. 2019 are as follows:

Total Operating Expense
	6/30/2020	6/30/2019	Difference	Change
Storage	$37,350	$33,336	$4,014	12%
Transportation	1,100	3,162	(2,062)	(65%)
Insurance	12,469	11,728	741	6%
Professional Fee	24,000	15,206	8,794	58%
Marketing Expense	500	8,268	(7,768)	(94%)
Total Operating Expense	$75,419	$71,700	$3,721	5%

During the six-month period ended June 30, 2019 and the six-month period ended June 30, 2020, at the close of the respective Offerings for the Series, listed in the table below, each individual Series became responsible for operating expenses. Pre-Closing operating expenses are incurred on the books of the Company and post-Closing operating expenses incurred by each Series with a closed Offering are incurred and recorded on the books of the Series. These are as follows:

Operating Expenses
Applicable Series	Asset	6/30/2020	6/30/2019
#77LE1	1977 Lotus Esprit S1	$1,596	$1,955
#69BM1	1969 Boss 302 Mustang	1,649	2,029
#85FT1	1985 Ferrari Testarossa	1,716	2,100
#88LJ1	1988 Lamborghini Jalpa	1,684	2,053
#55PS1	1955 Porsche Speedster	2,065	2,657
#95BL1	1995 BMW M3 Lightweight	1,645	2,012
#89PS1	1989 Porsche 911 Speedster	1,713	912
#90FM1	1990 Ford Mustang 7Up Edition	1,518	1,911
#83FB1	1983 Ferrari 512 BBi	1,931	2,417
#98DV1	1998 Dodge Viper GTS-R	1,656	2,030
#06FS1	2006 Ferrari F430 Spider	-	1,266
#93XJ1	1993 Jaguar XJ220	1,171	1,472
#02AX1	2002 Acura NSX-T	1,629	1,991
#99LE1	1999 Lotus Esprit Sport 350	1,580	1,923
#91MV1	1991 Mitsubishi 3000VT GR4	1,542	1,868
#92LD1	1992 Lancia Delta Martini 5 Evo	1,695	2,841
#94DV1	1994 Dodge Viper RT/10	1,567	1,977
#00FM1	2000 Ford Mustang Cobra R	-	1,057
#72MC1	1972 Mazda Cosmo Sport	1,649	1,964
#06FG1	2006 Ford GT	1,899	2,158
#11BM1	2011 BMW 1M, 6-Speed Manual	1,600	1,328
#80LC1	1980 Lamborghini Countach Turbo	2,328	1,645
#02BZ1	2002 BMW Z8	1,740	1,759
#88BM1	1988 BMW E30 M3	1,673	1,469
#63CC1	1963 Chevrolet Corvette Split Window	1,650	1,232
#76PT1	1976 Porsche 911 Turbo Cabrera	1,726	1,243
#75RA1	1975 Renault Alpine A110 1300	1,598	959
#65AG1	1965 Alfa Romeo Giulia Sprint Speciale	1,715	880
#93FS1	1993 Ferrari 348TS Series Speciale	1,679	502
#90MM1	1990 Mazda Miata	1,383	233
#61JE1	1961 Jaguar E-Type	1,818	581
#88PT1	1988 Porsche 944 Turbo S	1,578
#65FM1	1965 Ford Mustang 2+2 Fastback	1,593
#94LD1	1994 Lamborghini Diablo SE30 Jota	2,228
#99SS1	1999 Shelby Series 1	1,659
#94FS1	1994 Ferrari 348 Spider	1,670
#61MG1	1961 Maserati 3500GT	1,914
#92CC1	1992 Chevrolet Corvette ZR1	1,554
#89FT1	1989 Ferrari Testarossa	1,718
#80PN1	1980 Porsche 928	1,556
#89FG2	1989 Ferrari 328 GTS	1,654
#88LL1	1988 Lamborghini LM002	1,849
RSE Collection		7,631	21,276
Total Operating Expenses		$75,419	$71,700

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Solely in the case of the Series listed in the Master Series Table, and which had closed Offerings as of the date of this filing, the Manager has elected to pay for the ongoing operating expenses post the Closing of the Offerings for Series Interests and not be reimbursed by the respective Series. The unreimbursed expenses are accounted for as capital contributions by the Manager.

Interest and Purchase Option Expenses and Financing/Banking Fees

The Company did not incur any interest expenses related to the loans made to the Company by officers of the Manager or third-party lenders during the six-month period ended June 30, 2020 or during the six-month period ended June 30, 2019.

There were no ongoing expenses related to the purchase options for any other Series listed in the Master Series Table during the six-month period ended June 30, 2020.

The Company incurred $90 of wire transfer and other banking related fees during the six-month period ended June 30, 2020.

As detailed further in “Note D – Debt” of the Notes to Financial Statements and Financial Obligations of the Company below, the Asset Manager together with the Company Asset Manager, entered into a $1.5 million line of credit (the “Line of Credit” or “LoC”) with Silicon Valley Bank on April 30, 2019, which allowed the Manager to make purchases of Underlying Assets using the LoC, with the Underlying Assets as collateral. On December 20, 2019, the LoC was replaced with a $2.25 million demand note (the “Demand Note” or “DM”) with Upper90. The DM was subsequently expanded to $3.25 million of borrowing capacity on May 15, 2020. The DM allows the Manager to make purchases of Underlying Assets for the Company and the affiliate of the Asset Manager using the DM. The table below outlines the debt balance at June 30, 2020 vs. June 30, 2019, as well as the interest incurred by the manager during the six-month period ended June 30, 2020 and June 30, 2019:

Debt Outstanding Upper90 Demand Note
At 12/31/2019	$ 1,560,000
At 6/30/2020	$ 3,250,000

Asset Acquisitions, Purchase Options and Asset Sales

We typically acquire Underlying Assets through the following methods:

-Upfront purchase – acquired the Underlying Asset outright prior to launch of the Offering, financed through loans made by officers or affiliates of the Manager, third-party lenders or through non-interest-bearing payments from the Manager.

-Purchase option agreement – enter into a purchase option which gives us the right, but not the obligation to purchase a specific Underlying Asset, typically through the proceeds of the Offering for the Series related to the Underlying Asset.

-Purchase agreement – enter into a purchase agreement, which obligates us to acquire the Underlying Asset, but typically with a significant payment delay, with the goal of raising the capital through the Offering of the Series related to the Underlying Asset.

In addition to acquiring Underlying Assets, from time to time, the Company receives take-over offers for certain Underlying Assets. Per the terms of the Company’s operating agreement (the “Operating Agreement”), the Company, together with the Company’s advisory board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. During the year ended December 31, 2019 two Underlying Assets, 2006 Ferrari F430 Spider “Manual” and 2000 Ford Mustang Cobra R owned by Series #06FS1 and Series #00FM1 respectively were sold and the Investors in such Series’ were paid out their pro-rata share of the payments received. In certain instances, as was the case with the 2003 Porsche 911 GT2 sold in 2019 and the 1990 Mercedes 190E 2.5-

16 Evo II sold in 2020, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Asset will be cancelled. For all Series which Underlying Assets are sold, the related Series is subsequently dissolved.

Details on the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements, or which have subsequently been sold, as listed in the Master Series Table and summarized in the table below.

	# of Assets Sold	Total Value of Assets Sold	# of Assets Acquired	Total Value Assets Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #	Grand Total Value ($)
2016-2018	0	$0	18	$2,465,259	11	$2,555,000	6	$1,539,000	35	$6,559,259
Six-Month Ended 6/30/2019	(3)	($372,500)	1	$126,575	6	$706,375	2	$410,399	6	$870,859
Six-Month Ended 12/31/2019	0	$0	4	$302,250	0	$0	0	$0	4	$302,250
Six-Month Ended 6/30/2020	(1)	($251,992)	0	$0	0	$0	0	$0	(1)	($251,992)
Cumulative Total:	(4)	($624,492)	23	$2, 894,084	17	$3,261,375	8	$1,949,399	44	$7,480,376

Note: Table represents agreements signed within the respective periods and value of Underlying Assets represented by the agreements.

See “Note C – Related Party Transactions”, “Note D –Debt”, and “Note A - Asset Dispositions” of the Notes to Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

From inception, the Company and the Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). However, there is no obligation or assurance that the Manager will provide such required capital. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future operating expenses for such individual Series at the sole discretion of the Manager. There can be no assurance that the Manager will continue to fund such expenses. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of June 30, 2020 vs. December 31, 2019, the Company and the Series for which Closings had occurred, had cash or cash equivalents balances as follows:

Cash Balance
Applicable Series	Asset	6/30/2020	12/31/2019
#77LE1	1977 Lotus Esprit S1	$2,780	$2,780
#69BM1	1969 Boss 302 Mustang	4,149	4,149
#55PS1	1955 Porsche Speedster	2,214	2,214
#95BL1	1995 BMW M3 Lightweight	1,000	1,000
#89PS1	1989 Porsche 911 Speedster	1,271	1,271
#90FM1	1990 Ford Mustang 7Up Edition	485	485
#83FB1	1983 Ferrari 512 BBi	2,485	2,485
#98DV1	1998 Dodge Viper GTS-R	2,500	2,500
#06FS1	2006 Ferrari F430 Spider	-	9,152
#93XJ1	1993 Jaguar XJ220	1,485	1,485
#02AX1	2002 Acura NSX-T	1,985	1,985
#99LE1	1999 Lotus Esprit Sport 350	1,985	1,985
#91MV1	1991 Mitsubishi 3000VT GR4	984	984
#92LD1	1992 Lancia Delta Martini 5 Evo	1,853	1,853
#94DV1	1994 Dodge Viper RT/10	1,984	1,984
#00FM1	2000 Ford Mustang Cobra R	-	3,760
#72MC1	1972 Mazda Cosmo Sport	4,989	4,989
#06FG1	2006 Ford GT	2,500	2,500
#11BM1	2011 BMW 1M, 6-Speed Manual	2,000	2,000
#80LC1	1980 Lamborghini Countach Turbo	3,504	3,504
#02BZ1	2002 BMW Z8	3,000	3,000
#88BM1	1988 BMW E30 M3	2,000	2,000
#63CC1	1963 Chevrolet Corvette Split Window	1,999	1,999
#76PT1	1976 Porsche 911 Turbo Cabrera	1,999	1,999
#75RA1	1975 Renault Alpine A110 1300	2,649	2,649
#65AG1	1965 Alfa Romeo Giulia Sprint Speciale	3,700	3,700
#93FS1	1993 Ferrari 348TS Series Speciale	3,050	3,050
#90MM1	1990 Mazda Miata	1,799	1,799
#61JE1	1961 Jaguar E-Type	2,898	2,898
#88PT1	1988 Porsche 944 Turbo S	4,148	4,439
#65FM1	1965 Ford Mustang 2+2 Fastback	2,300	2,300
#94LD1	1994 Lamborghini Diablo SE30 Jota	4,550	4,550
#99SS1	1999 Shelby Series 1	3,064	3,064
#94FS1	1994 Ferrari 348 Spider	2,962	2,962
#61MG1	1961 Maserati 3500GT	4,197	4,197
#92CC1	1992 Chevrolet Corvette ZR1	2,412	2,412
#89FT1	1989 Ferrari Testarossa	1,714	1,714
#80PN1	1980 Porsche 928	3,662	3,662
#89FG2	1989 Ferrari 328 GTS	3,288	3,288
#88LL1	1988 Lamborghini LM002	5,489	5,789
Total Series Cash Balance		$101,031	$114,536
RSE Collection		8,890	-
Total Cash Balance		$109,921	$114,536

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Only includes Series for which an Offering has closed. RSE Collection cash balance represents loans or capital contributions to be used for future payment of operating expenses.

Financial Obligations of the Company

The Asset Manager together with the Company Asset Manager, entered into a $1.5 million line of credit LoC with Silicon Valley Bank on April 30, 2019, which allowed the Manager to make purchases of Underlying Assets using the LoC, with the Underlying Assets as collateral. On December 20, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into the DM with Upper90 with an initial borrowing capacity of $2.25 million. On May 15, 2020, the DM was expanded to a borrowing capacity of $3.25 million. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any Underlying Asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. The table below outlines the debt balance at June 30, 2020 vs. June 30, 2019, as well as the interest incurred by the manager during the six-month period ended June 30, 2020 and June 30, 2019:

Debt Outstanding Upper90 Demand Note
At 12/31/2019	$1,560,000
At 6/30/2020	$3,250,000

From time to time the Manager, affiliates of the Manager or third-parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See the subsection of “Liquidity and Capital Resources” of “Note A” to the Company’s financial statements for additional information.

Plan of Operations

 Completed, Launched and Qualified, but not Launched Offerings

The Company has completed, launched and qualified, but not launched the following number of Offerings.

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
2016 – 2018	20	17	16
Six-Months Ended 6/30/2019	13	14	5
Six-Months Ended 12/31/2019	9	11	23
Six-Months Ended 6/30/2020	0	0	23

Note: data represents number Offerings for Series Interests of each state of Offering process in the given period.

Asset Disposals

The Company has sold the following number of Underlying Assets:

# of Underlying Assets Sold
2016 – 2018	0
Six-Months Ended 6/30/2019	3
Six-Months Ended 12/31/2019	0
Six-Months Ended 6/30/2020	1

Planned Offerings and Other Operations

The Company plans to launch the Offerings with their status listed as upcoming in the Master Series Table above as well as additional Offerings in the remainder of 2020. The Company also plans to launch approximately 50 additional Offerings in the next twelve-month period, as of the date of this filing, including Offerings for increasingly higher value Underlying Assets.  The proceeds from any Offerings closed during the next twelve months will be used to acquire the Underlying Asset of each Series for which an Offering has closed. We believe that launching a larger number of Offerings in 2020 and beyond will help us from a number of perspectives:

1)Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2)Enable the Company to reduce operating expenses for each Series, as we negotiate better contracts for storage, insurance and other operating expenses with a larger collection of Underlying Assets.

3)Attract a larger community of Asset Sellers with high quality Underlying Assets to the Platform who may view us as a more efficient method of transacting than the traditional auction or dealership processes.

In addition to more Offerings, we also intend to continue to develop Membership Experience Programs. The initial testing of such Membership Experience Programs commenced in early 2019, with the opening of the Manager’s showroom in New York and the launch of the Asset Manger’s online merchandise shopping experience, but no revenues directly attributable to the Company or any Series have been generated by such programs. The New York showroom has been closed since March 2020 due to COVID-19, but is expected to reopen in the fourth quarter 2020. We expect to develop additional Membership Experience Programs throughout the remainder of 2020 and beyond, including one additional showroom location in the next year, as of the date of this filing. We believe that expanding the Membership Experience Programs in 2020 and beyond will help us from a number of perspectives:

1)Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2)Start to generate revenues for the Series from the Underlying Assets used in the Membership Experience Programs, which we anticipate will enable the Underlying Assets to generate revenues for the Series to cover, in whole or in part, the ongoing post-Closing operating expenses.

We do not anticipate generating enough revenues in fiscal year 2020 from Membership Experience Programs, or otherwise, to cover all the operating expenses for any of the existing Series, or any other Series of Interests for which Offerings are expected to close in fiscal year 2020.

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by the Manager, RSE Collection Manager, a single-member Delaware LLC owned by Rally Holdings, the Asset Manager. The Asset Manager also owns and operates a mobile app-based investment Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the Platform.  None of the Rally Entities are a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA.  The BOR is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

The Plan of Distribution table below represents Offerings with a Closing as of June 30, 2020 and represents actual amounts on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#77LE1 (2)	$2,781	$69,400	$1,049	$0	$1,028	$3,443	$77,700	$38.85	2,000
#69BM1	$4,149	$102,395	$778	$0	$4,691	$2,986	$115,000	$57.50	2,000
#85FT1	$0	$172,500	$1,117	$0	$9,242	($17,859)	$165,000	$82.50	2,000
#88LJ1	$0	$127,176	$914	$0	$6,332	$578	$135,000	$67.50	2,000
#55PS1	$2,500	$405,000	$2,869	$0	$17,989	($3,357)	$425,000	$212.50	2,000
#95BL1	$1,000	$112,500	$870	$889	$3,686	($444)	$118,500	$59.25	2,000
#89PS1 (1)	$1,000	$160,000	$470	$1,238	$521	$1,771	$165,000	$82.50	2,000
#90FM1 (1)	$500	$14,500	$90	$500	$446	$464	$16,500	$8.25	2,000
#83FB1	$2,500	$330,000	$2,522	$2,625	$3,191	$9,162	$350,000	$70.00	5,000
#98DV1	$2,500	$120,000	$954	$975	$3,257	$2,314	$130,000	$65.00	2,000
#93XJ1	$1,500	$460,000	$3,487	$3,713	$33,674	($7,373)	$495,000	$99.00	5,000
#02AX1	$2,000	$100,000	$793	$810	$2,452	$1,944	$108,000	$54.00	2,000
#99LE1	$2,000	$62,100	$510	$521	$2,599	$1,770	$69,500	$34.75	2,000
#91MV1	$1,000	$33,950	$279	$500	$1,671	$600	$38,000	$19.00	2,000
#92LD1	$2,500	$146,181	$1,114	$1,238	$11,749	$2,219	$165,000	$55.00	3,000
#94DV1	$2,000	$52,500	$388	$500	$271	$1,841	$57,500	$28.75	2,000
#72MC1 (1)	$5,000	$115,000	$542	$934	$551	$2,474	$124,500	$62.25	2,000
#06FG1	$2,500	$309,000	$2,316	$2,400	$586	$3,198	$320,000	$64.00	5,000
#11BM1	$3,000	$78,500	$567	$630	$786	$517	$84,000	$42.00	2,000
#80LC1 (1)	$3,500	$610,000	$4,305	$4,763	$3,216	$9,216	$635,000	$127.00	5,000
#02BZ1	$3,000	$185,000	$1,316	$1,463	$1,601	$2,620	$195,000	$65.00	3,000
#88BM1	$2,000	$135,000	$952	$1,058	$1,765	$226	$141,000	$47.00	3,000
#63CC1	$2,000	$120,000	$916	$945	$586	$1,553	$126,000	$63.00	2,000
#76PT1	$2,000	$179,065	$1,382	$1,424	$3,736	$1,793	$189,900	$63.30	3,000
#75RA1	$2,750	$75,000	$586	$630	$1,302	$3,732	$84,000	$28.00	3,000
#65AG1	$3,000	$170,000	$1,272	$1,339	$986	$1,903	$178,500	$89.25	2,000
#93FS1	$2,500	$130,000	$1,011	$1,031	$1,686	$1,272	$137,500	$68.75	2,000
#61JE1	$2,500	$235,000	$1,661	$1,845	$1,136	$3,858	$246,000	$82.00	3,000
#90MM1	$1,500	$22,000	$196	$500	$1,486	$918	$26,600	$5.32	5,000
#65FM1	$2,500	$75,000	$619	$619	$1,797	$1,966	$82,500	$41.25	2,000
#88PT1	$1,750	$61,875	$495	$500	$3,594	($2,214)	$66,000	$30.00	2,200
#94LD1	$4,500	$570,000	$4,481	$4,481	$2,786	$11,251	$597,500	$119.50	5,000
#99SS1	$3,064	$126,575	$1,375	$1,031	$3,640	$1,815	$137,500	$137.50	1,000
#94FS1	$3,250	$135,399	$1,450	$1,088	$3,145	$669	$145,000	$72.50	2,000
#61MG1	$4,197	$325,000	$2,550	$2,550	$1,090	$4,613	$340,000	$68.00	5,000
#92CC1	$3,312	$45,000	$525	$500	$288	$2,875	$52,500	$26.25	2,000
#89FT1	$1,714	$172,500	$1,800	$1,350	$3,036	($400)	$180,000	$45.00	4,000

#80PN1	$5,300	$45,750	$480	$500	$0	($4,030)	$48,000	$9.60	5,000
#89FG2	$3,575	$118,500	$1,275	$956	$1,475	$1,719	$127,500	$75.00	1,700
#88LL1	$5,789	$275,000	$2,920	$2,190	$2,700	$3,115	$292,000	$146.00	2,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through June 30, 2020.

1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

2)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

The Plan of Distribution table below represents Offerings with no Closing as of June 30, 2020 and represents budgeted amounts for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#95FF1	$5,000	$105,000	$1,200	$900	$3,400	$4,500	$120,000	$60.00	2,000
#82AB1 (2)	$2,000	$110,000	$950	$969	$2,471	$13,110	$129,500	$58.86	2,200
#12MM1 (2)	$1,000	$115,000	$919	$938	$1,350	$5,794	$125,000	$62.50	2,000
#55MG1 (2)	$8,000	$1,200,000	$12,500	$9,375	$3,800	$16,325	$1,250,000	$1,250.00	1,000
#65PT1 (2)	$5,000	$115,000	$1,350	$1,013	$3,800	$8,838	$135,000	$67.50	2,000
#73FD1 (2)	$4,000	$260,000	$2,850	$2,138	$2,800	$13,213	$285,000	$142.50	2,000
#76FG1 (2)	$5,000	$170,000	$1,850	$1,388	$3,630	$3,133	$185,000	$37.00	5,000
#89NG1 (2)	$4,500	$67,500	$800	$600	$2,700	$3,900	$80,000	$26.67	3,000
#90FF1 (2)	$10,000	$1,125,000	$12,300	$9,225	$8,300	$65,175	$1,230,000	$410.00	3,000
#95BE1 (2)	$12,000	$755,000	$8,500	$6,375	$18,600	$49,525	$850,000	$170.00	5,000
#67FG1 (2)	$5,000	$575,000	$6,250	$4,688	$3,800	$30,263	$625,000	$208.33	3,000
#67CC1 (2)	$2,000	$180,000	$2,000	$1,500	$3,300	$11,200	$200,000	$100.00	2,000
#91GS1 (2)	$2,000	$33,000	$326	$500	$1,971	$5,653	$43,450	$7.90	5,500
#67FS1 (2)	$5,000	$165,000	$1,950	$1,463	$3,800	$17,788	$195,000	$48.75	4,000
#72PT1 (2)	$2,000	$205,000	$2,200	$1,650	$3,300	$5,850	$220,000	$110.00	2,000
#08TR1 (2)	$7,000	$70,000	$1,000	$750	$3,300	$17,950	$100,000	$20.00	5,000
#63PT1 (2)	$2,000	$120,000	$1,400	$1,050	$3,300	$12,250	$140,000	$70.00	2,000
#55MS1 (2)	$2,000	$180,000	$1,950	$1,463	$3,300	$6,288	$195,000	$97.50	2,000
#67MS1 (2)	$5,000	$135,000	$1,600	$1,200	$4,300	$12,900	$160,000	$80.00	2,000
#99FF1 (2)	$3,000	$110,000	$1,250	$938	$3,050	$6,763	$125,000	$62.50	2,000
#69PN1 (2)	$3,000	$77,500	$950	$713	$3,050	$9,788	$95,000	$19.00	5,000
#90FT1 (2)	$2,000	$70,000	$825	$619	$3,800	$5,256	$82,500	$41.25	2,000
#91JX1 (2)	$0	$1,500,000	$15,500	$11,625	$0	$22,875	$1,550,000	$310.00	5,000
#87FF1 (2)	$2,500	$110,000	$974	$974	$2,750	$12,603	$129,800	$129.80	1,000
#72FG1 (2)	$1,000	$310,000	$2,536	$2,588	$1,521	$27,356	$345,000	$63.00	5,476
#99FG1 (2)	$2,000	$134,500	$1,071	$1,093	$1,271	$5,815	$145,750	$66.25	2,200
#91DP1 (2)	$1,000	$375,000	$2,236	$2,981	$921	$15,362	$397,500	$79.50	5,000

#89FG1 (2)	$2,000	$95,000	$1,050	$788	$1,800	$9,363	$110,000	$27.50	4,000
#66AV1 (2)	$3,000	$450,000	$4,850	$3,638	$2,100	$21,413	$485,000	$161.67	3,000
#99LD1 (2)	$2,000	$320,000	$3,450	$2,588	$3,100	$13,863	$345,000	$172.50	2,000
#64AD1 (2)	$4,000	$900,000	$9,450	$7,088	$3,300	$21,163	$945,000	$189.00	5,000
#95FM1 (2)	$6,000	$415,000	$4,600	$3,450	$3,800	$27,150	$460,000	$230.00	2,000
#61JC1 (2)	$2,000	$175,000	$1,950	$1,463	$3,300	$11,288	$195,000	$65.00	3,000
#94BE1 (2)	$10,000	$925,000	$10,000	$7,500	$8,800	$38,700	$1,000,000	$200.00	5,000
#79PT1 (2)	$2,000	$140,000	$1,495	$1,121	$3,050	$7,334	$155,000	$77.50	2,000
#68CC1 (2)	$3,000	$115,000	$1,250	$938	$3,050	$11,763	$135,000	$67.50	2,000
#78MM1 (2)	$3,000	$84,000	$975	$731	$3,800	$4,994	$97,500	$97.50	1,000
#81DD1 (2)	$2,000	$60,000	$675	$506	$3,800	$5,019	$72,000	$24.00	3,000
#98AX1 (2)	$2,000	$95,000	$1,050	$788	$3,800	$7,363	$110,000	$110.00	1,000
#08MS1 (2)	$3,000	$300,000	$3,200	$2,400	$3,800	$7,600	$320,000	$106.67	3,000
#11FG1 (2)	$5,000	$525,000	$5,700	$4,275	$3,800	$26,225	$570,000	$142.50	4,000
#06FG2 (2)	$3,000	$360,000	$3,900	$2,925	$3,800	$16,375	$390,000	$97.50	4,000
#74AM1 (2)	$2,000	$67,000	$780	$585	$3,100	$4,535	$78,000	$15.60	5,000
#74PN1 (2)	$2,000	$72,000	$820	$615	$3,100	$3,465	$82,000	$20.50	4,000
#74AV1 (2)	$2,000	$45,000	$550	$500	$2,300	$4,650	$55,000	$27.50	2,000
#93MR1 (2)	$2,000	$52,000	$595	$500	$3,100	$1,305	$59,500	$29.75	2,000
#91AX1 (2)	$2,000	$140,000	$1,500	$1,125	$2,900	$2,475	$150,000	$50.00	3,000
#71DZ1 (2)	$1,500	$110,000	$1,200	$900	$2,200	$4,200	$120,000	$30.00	4,000
#84PN1 (2)	$1,000	$32,000	$370	$500	$1,700	$1,430	$37,000	$9.25	4,000
#82AV1	$2,500	$285,000	$2,187	$2,231	$1,671	$3,911	$297,500	$59.50	5,000
#69CC1 (2)	$2,000	$152,000	$1,650	$1,238	$2,900	$5,213	$165,000	$55.00	3,000
#64VP1 (2)	$2,000	$40,000	$480	$500	$2,900	$2,120	$48,000	$16.00	3,000
#93PN1 (2)	$2,000	$82,000	$920	$690	$2,900	$3,490	$92,000	$46.00	2,000
#74DP1 (2)	$2,000	$158,000	$1,680	$1,260	$2,900	$2,160	$168,000	$42.00	4,000
#93FM1 (2)	$1,500	$36,000	$425	$500	$2,700	$1,375	$42,500	$8.50	5,000
#63VK1 (2)	$2,000	$36,000	$450	$500	$2,900	$3,150	$45,000	$15.00	3,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through June 30, 2020. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

There will be different Closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the Master Series Table, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors.

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to Legal Counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue-sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. On August 26, 2020, the Commission adopted amendments to expand the definition of “accredited investor” which will become effective 60 days after publication in the Federal Register. When effective, these amendments will, among other changes, expand the types of entities that qualify as accredited investors, enable investors that hold FINRA Series 7, 65 or 82 licenses to qualify as accredited investors and expand the concept of “spouse” to include spousal equivalents for purposes of the financial tests referenced above. For purposes of determining whether a potential Investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest. The Manager and/or its affiliates must purchase a minimum of 1% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 1% of Interests of any Series at the applicable Closing, in its sole discretion.

Lock-up Period

 The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Broker

Pursuant to a broker-dealer agreement, dated June 11, 2019, between the Company and the BOR (as amended, the “Brokerage Agreement”) will serve as broker of record for the Company’s Regulation A Offerings.

The BOR will perform the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept Investor as a customer of the Company based solely on AML and KYC process;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent:

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investors participation in the Series, and based upon such review provide a determination to the Company whether or not to accept the use of the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the

Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose to any third-party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interest will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) twelve (12) months from the effective date of the Brokerage Agreement. A copy of the Brokerage Agreement is attached hereto as Exhibit 6.2.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to a custody agreement dated March 2, 2018 (as amended, the “Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.

Escrow Agent

The Escrow Agent who will be appointed pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, on behalf of the Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached hereto as Exhibit 8.1.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and Custody Fees, as applicable, related to a specific Offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive the Custody Fee.  Each Series of Interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), vehicle registration fees, initial refurbishment or maintenance, technology costs for installing tracking technology (hardware and software) into the Underlying Asset and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive a fee equal to 1.00% of the gross proceeds of each Offering (the “Brokerage Fee”), except in the case of Series #72FG1, Series #82AB1, Series #99FG1, Series #91GS1, Series #91DP1, Series #12MM1, Series #87FF1, and Series#82AV1, where the Brokerage Fee is 0.75% of gross proceeds less any proceeds from Interests purchased by the Manager, its affiliates or the Asset Sellers. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. In addition to the Brokerage Fee, the Company has agreed to pay the BOR a one-time advance set up fee of $10,000. The Company will also fund $8,000 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $50,000,000 of issuance in the upcoming twelve-month period. The set-up fee is to facilitate the Offerings but is not related to a specific Series of Interests. Any unused portion of these fees will be reimbursed to the Company.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering, shall not exceed the amounts described in the Master Series Table and in respect of any other Offering, such amount as determined by the Manager at the time of such Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Platform application and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the Series of Interests’ operating account, until if and when there is a Closing for a particular Offering with respect to that Investor. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated Offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Automobile Asset market, a global, multi-billion-dollar industry, is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value Automotive Assets, and (ii) a very large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Automobile Assets through a seamless investment experience on the Platform. As well, Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs (as described in “Description of the Business – Business of the Company”). The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to equity Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their Automobile Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting Automobile Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as defined below).

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of Automobile Assets for the benefit of the Investors. In addition, through the use the Platform, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in passion assets. The Company, with the support of the Manager and its affiliates and through the use of the Platform, aims to provide:

(i)Investors with access to the highest quality Automobile Assets for investment, portfolio diversification and secondary market liquidity for their Interests,  through the Platform (see “Description of the Business – Liquidity Platform” for additional information)  on the Platform, or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Platform, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of total purchase consideration to the Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Automobile Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of potential tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

•Track-day events (e.g., driving experiences with professional drivers, collector car meet-ups, major auction presence);

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies, commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

A core principle of Automobile Asset collecting is the enjoyment of the assets. As such, the ultimate goal of the Membership Experience Programs will be to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. The Membership Experience Programs, with appropriate controls and incentives, and active monitoring by the Manager and the Asset Manager, should enable a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager and the Asset Manager considers it beneficial to Investors, we plan to include all the Underlying Assets, in the sole discretion of the Manager, in the Membership Experience Programs.

Our objective is to become the leading marketplace for investing in collector quality Automotive Assets and, through the Platform, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Automobile Asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Automobile Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Automobile Assets that the Company competes for. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Automobile Assets, developing in the industry, which will result in additional competition for Automobile Assets, but so far none of these models focus on the regulated securities market.

With the continued increase in popularity in the Asset Class, we expect competition for Automobile Assets to intensify in future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decreased the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member.  Holders of Interests in each Series of the Company have the right to remove the Manager as Manager of the Company, by a vote of two-thirds of the holders of all Interests in each Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as Manager of the Company and each Series.  If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as Manager of the Company, it shall also immediately cease to be Manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets and to advise the Manager and certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Companies allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any blue-sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and the Asset Manager have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including, all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its affiliates

The Operating Agreement provides that the Indemnified Parties won’t be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate Asset Management Agreement with the Asset Manager. The Series referenced in the Master Series Table, will each appoint the Asset Manager to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager will include:

-Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

-Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

-Developing standards for the transportation and care of the Underlying Assets.

The Asset Management Agreement entered with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement (see “Description of the Asset Management Agreement” above for additional information), equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period.  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the Asset Class. We intend to acquire assets from across all sub-categories of the Asset Class, but with particular focus on items with broad appeal and significance.  We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors on the Platform and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment by the Investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including

(i) Tier 1: comprehensive lists of items in each major sub-category of the Asset Class that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole within the collector and investor community. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various makes, models and vintages.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment on the Platform.  Tier 4 lists include what we believe to be the most desirable and actionable assets in the Asset Class at any time.

We anticipate that our Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with the Asset Manager and members of the Company’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to effectively monetize the asset through its Membership Experience Programs. The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, will endeavor to only select assets with known ownership history, maintenance and repair records, restoration details, VIN, engine and transmission numbers, certificates of authenticity, pre-purchase inspections, and other related records.  The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Platform.  From time to time the Manager, in consultation with our expert network, the Asset Manager and members of the Company’s Advisory Board, will decide to refurbish assets either prior to designating a Series of Interests associated with such Underlying Asset on the Platform or as part of an Underlying Asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, will review asset selection criteria at least annually. The Manager, in consultation with the Asset Manager, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Platform, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional methods in the Asset Class and with significantly lower transaction and holding costs.

Asset Acquisition

The Company plans to acquire Underlying Assets through various methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3) Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

In the case where an Underlying Asset is acquired prior to the launch or Closing, as the case may be, of the Offering process for the related Series, the proceeds from the associated Offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

In the case where, rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market, an Underlying Asset on the Platform to Investors for a period of time.  The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the Closing of the Offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the Offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset) and title to the Underlying Asset would be held by, or for the benefit of, the applicable Series.

In some cases, an Asset Seller may be issued membership Interests in a Series as part of total purchase consideration to the Asset Seller.

Additional details on the acquisition method for each Underlying Asset can be found in the Master Series Table and in the “Use of Proceeds” section for each respective Series.

Asset Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors is obtained by transferring their Interests in a Series, through the Platform (see “Description of the Business – Liquidity Platform” below for additional information), or otherwise, although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize and be in the best interest of the Investors, as determined by the Manager, the Manager with guidance from the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the Underlying Asset. Furthermore, should an Underlying Asset become obsolete (e.g. due to lack of Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time).

Liquidity Platform

Overview

The Manager has entered into an arrangement with the Custodian that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates the transfer of Interests issued by the Company.  The facilitation of the transfer of Interests is accomplished periodically (as described below under “Frequency of Facilitation”) through an auction process for isolated non-issuer transactions (the “Trading Window”) and execution of the transfer is effected exclusively through the Custodian. The Asset Manager operates the Platform, through which Investors submit their indications of interests to transfer or purchase Interests, to be executed by the Custodian. The following process is subject to change.

1)Frequency of facilitation: The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering. Trading Windows may from time to time be opened for one or more Series of Interests, at any time. Any Investor, who is not then subject to a lock-up, shall be free to sell their Interests.  The time period between each successive Trading Window (and the length of each Trading Window) for a particular Series of Interests will vary based on a variety of factors, as well as the sole discretion of the Asset Manager, in its capacity as operator of the Platform. The factors which the Asset Manager may take into account in determining whether or not to open a Trading Window, include but are not limited to, the size of the particular Series of Interests, the level of activity during the most recent Trading Window for that particular Series of Interests, and the number of discrete holders of the particular Series of Interests.  The Master Series Table reflects the date of the most recent Trading Window (as of the date of filing of this Offering Circular) for each Series of Interests for which a Trading Window has occurred.

2)Indication of interest submission and aggregation: During the hours of the Trading Window for a particular Series of Interest, indications of interest to transfer or purchase Interests may be submitted by Investors who have opened a brokerage account with the Custodian. Throughout the Trading Window, all indications of interest are aggregated through the Platform with respect to the Interests in a particular Series and, at the end of the Trading Window, the market-clearing price at which the maximum number of Interests of a given Series are transacted during that particular Trading Window as determined (e.g., the price at which the maximum number of indications of interest to transfer and purchase overlap), to the extent such transfer is permitted by applicable law and the transfer restrictions detailed in the Operating Agreement.

3)Indication of interest execution: After the end of the Trading Window, each Investor that has a qualifying match is notified through the Platform and is required to affirmatively confirm their desire to transact in their discretion at the market-clearing price. Upon confirmation by the Investor, the Custodian clears and closes any transactions during a fixed period of time after the end of the Trading Window. Once executed, the appropriate information is submitted back to the Platform by the Custodian and reflected in each Investor’s account on the Platform.

User Interface and Role of the Platform

For the purposes of the Trading Window described above (see “—Overview”), the Platform serves as the user interface through which Investors submit indications of interest to transfer or purchase Interests in Series of the Company.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Platform (see “Description of the Business – Liquidity Platform” above for additional information) are originated by the Investor and neither the Company, the Manager nor the Asset Manager are acting as a broker or dealer, and none of them make any recommendation as to the purchase or sale of any Interests. In addition, the registered broker-dealer does not make any recommendation as to the purchase or sale of any Interests. Neither the Company nor the Managing Member ever have custody of the Investor’s membership Interests, cash or other property, and all transfers of cash or securities will be performed by the registered broker-dealer or another appropriately licensed third party, at the direction of the Investor, upon Closing of a Trading Window.

The Platform merely acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests on the Rally Rd™ Platform.

Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Automobile Assets of equivalent value.

The Company has leased space in one purpose built, secure, temperature-controlled storage facility in New Jersey for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility used by the Company is monitored by staff approximately 40 hours per week and is under constant video surveillance. Each of the Underlying Assets in the collection are inspected and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager. In addition to the storage facilities, as part of the Membership Experience Program, the Manager of the Company opened a showroom in New York City in 2019.

Each of the Underlying Assets in the collection will be inspected on a regular basis according to the inspection schedule defined, from time to time, for each Underlying Asset by the Asset Manager.

The Manager and the Asset Manager are located at 250 Lafayette Street, 2nd Floor, New York, NY 10012 and the Asset Manager presently has twenty-four full-time employees and five part-time contractors. Neither the Manager nor the Company has any employees

Government Regulation

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the SEC, could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.  See “Risk Factors”.

Legal Proceedings

None of the Rally Entities nor any of their respective directors or executive officers of the Rally Entities is as of the date of this offering circular subject to any material legal proceedings.

Allocation of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets (e.g., in respect of fleet level insurance) or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the Offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests in Custodian brokerage accounts	0.75% (minimum of $500) of gross proceeds of Offering
Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Asset technology (e.g., tracking device)	Allocable pro rata to the number of Underlying Assets
	Initial vehicle registration fee	Allocable directly to the applicable Underlying Asset
	Document fee	Allocable directly to the applicable Underlying Asset
	Title fee	Allocable directly to the applicable Underlying Asset
	Pre-Purchase Inspection	Allocable pro rata to the number of Underlying Assets
	Refurbishment and maintenance	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the Closing of an Offering

Allocable directly to the applicable Underlying Asset

Operating Expenses	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Annual registration renewal fee	Allocable directly to the applicable Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting bookkeeping and legal related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
	Other Membership Experience Programs related expenses (e.g., venue hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

MANAGEMENT

Manager

The Manager of the Company is RSE Collection Manager, LLC, a Delaware limited liability company formed on March 16, 2021.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  The Asset Manager, the sole member of the Manager, has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board.  The Manager and the officers and directors of the Asset Manager are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Interest Holders.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of the Asset Manager. The Asset Manager is also Asset Manager for RSE Archive, LLC, another series limited liability company with a similar business in the memorabilia and collectible asset class, which commenced principal operations in 2019. While the Asset Manager thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Interest Holders.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Together with advice from the Asset Manager, create and manage all Membership Experience Programs and determine participation in such programs by any Underlying Assets;

-Together with advice from the Asset Manager, Evaluate and enter into service provider contracts related to the operation of Membership Experience Programs;

-Allocate revenues and costs related to Membership Experience Programs to the appropriate Series in accordance with our allocation policy;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs;

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager include:

Asset Sourcing and Disposition Services:

- Manage the Company’s asset sourcing activities including, creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the managing member of the Company for the payment of all fees and expenses incurred in connection with the maintenance and operation and ensure delivery of payments to third parties for any such services; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of the Manager

The following individuals constitute the Board of Directors, executive management and significant employees of the Asset Manager, the sole member of the Manager:

Name	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	40	President	05/2016
George Leimer	55	Chief Executive Officer	08/2020
Robert A. Petrozzo	38	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	41	Chief Financial Officer	08/2016
Vincent DiDonato	43	Chief Technology Officer	10/2019
Greg Bettinelli	48	Director	07/2018
Joshua Silberstein	46	Director	10/2016
Arun Sundararajan	49	Director	10/2016

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Christopher J. Bruno, Founder & President

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his MBA, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

George Leimer, Chief Executive Officer

                George is a seasoned business and technology executive with extensive experience working in a diverse collection of industries ranging from e-commerce, content-creation, consumer internet, and entertainment. He has hands-on knowledge gained from direct leadership in general management, product development, and product marketing roles and early-stage experience from company formation through fund-raising, launch/operation and acquisition.

                Most recently George was the Senior Vice President of data platforms at Disney where he led the transformation of The Walt Disney Company’s consumer identity platform from an on-premises monolithic architecture to a highly available and scalable cloud-based solution. He led both technology and product groups at ESPN as a Vice President from 2013-2018 building products and running development groups.

From 2007 until 2009 George was a senior manager of online store merchandising at Apple. He had an entrepreneurial hiatus from Apple from 2009 until 2012 in which cofounded BigDeal.com, a hybrid gaming/ecommerce business. He returned to Apple in 2012 where he was the director of online store merchandising until he departed for ESPN in 2013.

George held various senior operations and technology roles at eBay and subsidiary Half.com from 1999 until 2007. In his tenure at eBay, George launched various services and led a portfolio of businesses generating $2B in annual Gross Merchandise Sales.

George Graduated from Weidner University in 1987 with a bachelor's in Management and an MIS Concentration.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers & enterprises. Immediately prior to joining the Asset Manager, he led the UX & UI effort at computer vision & robotics startup KeyMe, building interactive products from the ground up and deploying both mobile & kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent 9 years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005 focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Vincent A. DiDonato, Chief Technology Officer

Vincent brings more than 20 years of technology & web application development experience with a focus on SaaS-based B2C and B2B platforms. Most recently, Vincent was VP of Engineering at Splash, where he helped build and lead a global engineering team.

Prior to Splash, Vincent spent over five years working as SiteCompli's VP of Technology & Engineering where he oversaw the direction and execution of SiteCompli's technology strategy as well as managed onshore and offshore software engineering operations.

Vincent's previous roles include director and engineering capacities with American Express and NYC & Company, where he led, architected and implemented multi-million-dollar product and platform launches.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries.

 In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018.

 Prior to joining Upfront Ventures, from 2009 to 2013, Greg was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer which was acquired by Nordstrom, Inc. in March 2011 for $270 million.

 Before joining HauteLook, from 2008 to 2009, Greg served as Executive Vice President of Business Development and Strategy at Live Nation, where he was responsible for the strategic direction and key business partnerships for Live Nations' ticketing and digital businesses. Prior to Live Nation, from 2003 to 2008, Greg held a number of leadership positions at eBay, including Sr. Director of Business Development for StubHub and Director

of Event Tickets and Media. While at eBay, Greg played a lead role in eBay's acquisition of StubHub in 2007 for $307 million.

 Earlier in his career, Greg held a number of roles in marketing, finance, and business development at companies in the financial services and healthcare industries.

 Greg holds a BA in Political Science from the University of San Diego and an MBA from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as at 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a BS in Economics from the Wharton School (summa cum laude) and an MBA from Columbia University (beta gamma sigma).

Arun Sundararajan, Director

Arun is Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society.  His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work.  He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz.  He has given more than 250 invited talks at industry, government and academic forums internationally.  His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy.  He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board will support the Company, the Asset Manager and the Manager and consists of members of our expert network and additional advisors to the Manager.  It is anticipated that the Advisory Board will review the Company’s relationship with, and the performance of, the Manager, and generally approve the terms of any material or related-party transactions.  In addition, it is anticipated that the Advisory Board will assist with, and make recommendations with respect to the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the managing member, on the one hand, and the Company, a Series or the economic members, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class.  We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.  To date two individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Dan is currently partner and deputy chair of the securities department at the international law firm WilmerHale and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan earned his JD, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a BA in English.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region.  He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

As of June 30, 2020, the annual compensation of the Manager was as follows:

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2016	RSE Markets, Inc.	Manager	$0	$0	$0
2017	RSE Markets, Inc.	Manager	$3,443	$0	$3,443
2018	RSE Markets, Inc.	Manager	$26,423	$0	$26,423
2019	RSE Markets, Inc.	Manager	$62,164	$0	$62,164
2020	RSE Markets, Inc.	Manager	$0	$0	$0

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” section of the respective Offerings. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee”.  To date, no Management Fees have been paid by any Series and we do not expect to pay any Management Fees in Fiscal Year 2020.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 1% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of June 30, 2020, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value	Interests Issued to Asset Seller
Interest - Series #77LE1 (4)	4/13/2017	2,000	201 / 10%	$77,700	0 / 0%
Interest - Series #69BM1	2/7/2018	2,000	217 / 11%	$115,000	0 / 0%
Interest - Series #85FT1	2/15/2018	2,000	210 / 11%	$165,000	0 / 0%
Interest - Series #88LJ1	4/12/2018	2,000	215 / 11%	$135,000	0 / 0%
Interest - Series #55PS1	6/6/2018	2,000	480 / 24%	$425,000	0 / 0%
Interest - Series #95BL1	7/12/2018	2,000	53 / 3%	$118,500	0 / 0%
Interest - Series #89PS1 (3)	7/31/2018	2,000	40 / 2%	$165,000	1200 / 60%
Interest - Series #90FM1 (3)	7/31/2018	2,000	50 / 3%	$16,500	300 / 15%
Interest - Series #83FB1	9/5/2018	5,000	206 / 4%	$350,000	0 / 0%
Interest - Series #98DV1	10/10/2018	2,000	51 / 3%	$130,000	0 / 0%
Interest - Series #93XJ1	11/6/2018	5,000	317 / 6%	$495,000	0 / 0%
Interest - Series #02AX1	11/30/2018	2,000	62 / 3%	$108,000	0 / 0%
Interest - Series #99LE1	12/4/2018	2,000	58 / 3%	$69,500	0 / 0%
Interest - Series #91MV1	12/7/2018	2,000	41 / 2%	$38,000	0 / 0%
Interest - Series #92LD1	12/26/2018	3,000	1575 / 53%	$165,000	0 / 0%
Interest - Series #94DV1	12/26/2018	2,000	713 / 36%	$57,500	0 / 0%
Interest - Series #72MC1 (3)	1/4/2019	2,000	50 / 3%	$124,500	800 / 40%
Interest - Series #06FG1	1/8/2019	5,000	194 / 4%	$320,000	0 / 0%
Interest - Series #11BM1	1/25/2019	2,000	855 / 43%	$84,000	0 / 0%
Interest - Series #80LC1 (3)	2/8/2019	5,000	125 / 3%	$635,000	375 / 8%
Interest - Series #02BZ1	2/8/2019	3,000	1235 / 41%	$195,000	0 / 0%
Interest - Series #88BM1	2/25/2019	3,000	1321 / 44%	$141,000	0 / 0%
Interest - Series #63CC1	3/18/2019	2,000	64 / 3%	$126,000	0 / 0%
Interest - Series #76PT1	3/22/2019	3,000	94 / 3%	$189,900	0 / 0%
Interest - Series #75RA1	4/9/2019	3,000	213 / 7%	$84,000	0 / 0%
Interest - Series #65AG1	4/16/2019	2,000	117 / 6%	$178,500	0 / 0%
Interest - Series #93FS1	4/22/2019	2,000	47 / 2%	$137,500	0 / 0%
Interest - Series #61JE1	4/26/2019	3,000	678 / 23%	$246,000	0 / 0%
Interest - Series #90MM1	4/26/2019	5,000	103 / 2%	$26,600	0 / 0%
Interest - Series #65FM1	7/18/2019	2,000	46 / 2%	$82,500	0 / 0%
Interest - Series #88PT1	7/18/2019	2,200	45 / 2%	$66,000	0 / 0%
Interest - Series #94LD1	8/6/2019	5,000	373 / 7%	$597,500	0 / 0%
Interest - Series #99SS1	9/11/2019	1,000	50 / 5%	$137,500	0 / 0%

Interest - Series #94FS1	9/17/2019	2,000	101 / 5%	$145,000	0 / 0%
Interest - Series #61MG1	9/30/2019	5,000	788 / 16%	$340,000	0 / 0%
Interest - Series #92CC1	10/2/2019	2,000	41 / 2%	$52,500	0 / 0%
Interest - Series #89FT1	10/11/2019	4,000	400 / 10%	$180,000	0 / 0%
Interest - Series #80PN1	11/6/2019	5,000	251 / 5%	$48,000	0 / 0%
Interest - Series #89FG2	11/14/2019	1,700	69 / 4%	$127,500	0 / 0%
Interest - Series #88LL1	12/8/2019	2,000	528 / 26%	$292,000	0 / 0%
Interest - Series #95FF1	Q4 2020 or Q1 2021	1	1 / 100%	$120,000	0 / 0%
Interest - Series #82AB1	Q4 2020 or Q1 2021	1	1 / 100%	$129,500	0 / 0%
Interest - Series #12MM1	Q4 2020 or Q1 2021	1	1 / 100%	$125,000	0 / 0%
Interest - Series #55MG1	Q4 2020 or Q1 2021	1	1 / 100%	$1,250,000	0 / 0%
Interest - Series #65PT1	Q4 2020 or Q1 2021	1	1 / 100%	$135,000	0 / 0%
Interest - Series #73FD1	Q4 2020 or Q1 2021	1	1 / 100%	$285,000	0 / 0%
Interest - Series #76FG1	Q4 2020 or Q1 2021	1	1 / 100%	$185,000	0 / 0%
Interest - Series #89NG1	Q4 2020 or Q1 2021	1	1 / 100%	$80,000	0 / 0%
Interest - Series #90FF1	Q4 2020 or Q1 2021	1	1 / 100%	$1,230,000	0 / 0%
Interest - Series #95BE1	Q4 2020 or Q1 2021	1	1 / 100%	$850,000	0 / 0%
Interest - Series #67FG1	Q4 2020 or Q1 2021	1	1 / 100%	$625,000	0 / 0%
Interest - Series #67CC1	Q4 2020 or Q1 2021	1	1 / 100%	$200,000	0 / 0%
Interest - Series #91GS1	Q4 2020 or Q1 2021	1	1 / 100%	$43,450	0 / 0%
Interest - Series #67FS1	Q4 2020 or Q1 2021	1	1 / 100%	$195,000	0 / 0%
Interest - Series #72PT1	Q4 2020 or Q1 2021	1	1 / 100%	$220,000	0 / 0%
Interest - Series #08TR1	Q4 2020 or Q1 2021	1	1 / 100%	$100,000	0 / 0%
Interest - Series #63PT1	Q4 2020 or Q1 2021	1	1 / 100%	$140,000	0 / 0%
Interest - Series #55MS1	Q4 2020 or Q1 2021	1	1 / 100%	$195,000	0 / 0%
Interest - Series #67MS1	Q4 2020 or Q1 2021	1	1 / 100%	$160,000	0 / 0%
Interest - Series #99FF1	Q4 2020 or Q1 2021	1	1 / 100%	$125,000	0 / 0%
Interest - Series #69PN1	Q4 2020 or Q1 2021	1	1 / 100%	$95,000	0 / 0%
Interest - Series #90FT1	Q4 2020 or Q1 2021	1	1 / 100%	$82,500	0 / 0%
Interest - Series #91JX1	Q4 2020 or Q1 2021	1	1 / 100%	$1,550,000	0 / 0%
Interest - Series #87FF1	Q4 2020 or Q1 2021	1	1 / 100%	$129,800	0 / 0%
Interest - Series #72FG1	Q4 2020 or Q1 2021	1	1 / 100%	$345,000	0 / 0%
Interest - Series #99FG1	Q4 2020 or Q1 2021	1	1 / 100%	$145,750	0 / 0%
Interest - Series #91DP1	Q4 2020 or Q1 2021	1	1 / 100%	$397,500	0 / 0%

Interest - Series #89FG1	Q4 2020 or Q1 2021	1	1 / 100%	$110,000	0 / 0%
Interest - Series #66AV1	Q4 2020 or Q1 2021	1	1 / 100%	$485,000	0 / 0%
Interest - Series #99LD1	Q4 2020 or Q1 2021	1	1 / 100%	$345,000	0 / 0%
Interest - Series #64AD1	Q4 2020 or Q1 2021	1	1 / 100%	$945,000	0 / 0%
Interest - Series #95FM1	Q4 2020 or Q1 2021	1	1 / 100%	$460,000	0 / 0%
Interest - Series #61JC1	Q4 2020 or Q1 2021	1	1 / 100%	$195,000	0 / 0%
Interest - Series #94BE1	Q4 2020 or Q1 2021	1	1 / 100%	$1,000,000	0 / 0%
Interest - Series #79PT1	Q4 2020 or Q1 2021	1	1 / 100%	$155,000	0 / 0%
Interest - Series #68CC1	Q4 2020 or Q1 2021	1	1 / 100%	$135,000	0 / 0%
Interest - Series #78MM1	Q4 2020 or Q1 2021	1	1 / 100%	$97,500	0 / 0%
Interest - Series #81DD1	Q4 2020 or Q1 2021	1	1 / 100%	$72,000	0 / 0%
Interest - Series #98AX1	Q4 2020 or Q1 2021	1	1 / 100%	$110,000	0 / 0%
Interest - Series #08MS1	Q4 2020 or Q1 2021	1	1 / 100%	$320,000	0 / 0%
Interest - Series #11FG1	Q4 2020 or Q1 2021	1	1 / 100%	$570,000	0 / 0%
Interest - Series #06FG2	Q4 2020 or Q1 2021	1	1 / 100%	$390,000	0 / 0%
Interest - Series #74AM1	Q4 2020 or Q1 2021	1	1 / 100%	$78,000	0 / 0%
Interest - Series #74PN1	Q4 2020 or Q1 2021	1	1 / 100%	$82,000	0 / 0%
Interest - Series #74AV1	Q4 2020 or Q1 2021	1	1 / 100%	$55,000	0 / 0%
Interest - Series #93MR1	Q4 2020 or Q1 2021	1	1 / 100%	$59,500	0 / 0%
Interest - Series #91AX1	Q4 2020 or Q1 2021	1	1 / 100%	$150,000	0 / 0%
Interest - Series #71DZ1	Q4 2020 or Q1 2021	1	1 / 100%	$120,000	0 / 0%
Interest - Series #84PN1	Q4 2020 or Q1 2021	1	1 / 100%	$37,000	0 / 0%
Interest - Series #82AV1	Q4 2020 or Q1 2021	1	1 / 100%	$297,500	0 / 0%
Interest - Series #69CC1	Q4 2020 or Q1 2021	1	1 / 100%	$165,000	0 / 0%
Interest - Series #64VP1	Q4 2020 or Q1 2021	1	1 / 100%	$48,000	0 / 0%
Interest - Series #93PN1	Q4 2020 or Q1 2021	1	1 / 100%	$92,000	0 / 0%
Interest - Series #74DP1	Q4 2020 or Q1 2021	1	1 / 100%	$168,000	0 / 0%
Interest - Series #93FM1	Q4 2020 or Q1 2021	1	1 / 100%	$42,500	0 / 0%
Interest - Series #63VK1	Q4 2020 or Q1 2021	1	1 / 100%	$45,000	0 / 0%

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)Rally Holdings is the beneficial owner of these Interests.

(2)Upon the designation of the Series, Rally Holdings. became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, Rally Holdings must own at least 1%.

(3)Interests in Series issued to Asset Seller at Closing of Offering as part of total purchase consideration.

(4)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, and the Subscription Agreement, the form of which is attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Membership Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company Interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate Offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the Closing of an Offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  At the time of this filing, the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution rights” below).  The Manager, an affiliate of the Company, will own a minimum of 1% of the Interests in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” sections for each Offering for further details). An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, either through the Platform (see “Description of the Business – Liquidity Platform” for additional information)  or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the Platform or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and “Description of the Business – Liquidity Platform” section for additional information).

Further issuance of Interests

Only the Series Interests, which are not annotated as closed, in the Master Series Table are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

(ii)thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

(iii)thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Asset Sellers of the Underlying Asset or the Manager or any of its affiliates, and

(iv)up to 50% to the Asset Manager in payment of the Management Fee (treated as an expense on the statement of operations of the Series of Interests for accounting purposes).

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Redemption provisions

The Interests are not redeemable.

Registration rights

There are no registration rights in respect of the Interests.

Voting rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager, and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as Manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders in any Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly formed-entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series of Interests).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series of Interests or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series of Interests or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) to the Interest Holders of the relevant Series of Interests, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) result in a change of US federal income tax treatment of the Company and the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Platform or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the Platform through one or more third-party broker-dealers (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interest will develop as part of the Platform (see “Description of the Business – Liquidity Platform” for additional information).

Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering, to the extent certificated, will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be bound by the Operating Agreement; power of attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint Rally Holdings as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager or the Asset Manager (including if the Asset Manager is not Rally Holdings).  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive jurisdiction; waiver of jury trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.  As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.”  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not listed or quoted for trading on any national securities exchange or national quotation system.  There is no current intention to have the Interests listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)certain former citizens or long-term residents of the United States;

(viii)persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)persons deemed to sell our Interests under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders.  Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; prospective Investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the Series listed in the Master Series Table to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, each Series of Interests will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income.” Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. In addition, Section 1411 of the Code imposes a 3.8% tax on certain investment income (the “3.8% NIIT”). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year (for 2020, that amount is $12,950).

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective Investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RSE Collection, LLC
250 Lafayette Street, 2nd Floor

New York, NY 10012

E-Mail: hello@rallyrd.com
Tel: 347-952-8058
Attention: Rally Rd.

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS

RSE COLLECTION, LLC

CONTENTS

PAGE

RSE COLLECTION, LLC AND VARIOUS SERIES:

Consolidated Balance Sheets as of June 30, 2020 (unaudited) and December 31, 2019 (audited)F-1

Consolidated Statements of Operations for the six months ended June 30, 2020 (unaudited) F-17 and 2019 (unaudited)

Consolidated Statements of Members’ Equity / (Deficit) for the six months ended F-31

June 30, 2020 (unaudited) and 2019 (unaudited)

Consolidated Statements of Cash Flows for the six months ended June 30, 2020 (unaudited) F-36 and 2019 (unaudited)

Notes to Consolidated Financial Statements F-50

Years Ended December 31, 2019 and 2018 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-77

Consolidated Balance SheetsF-78

Consolidated Statements of OperationsF-90

Consolidated Statements of Members’ Equity F-102

Consolidated Statements of Cash Flows F-106

Notes to Consolidated Financial Statements F-118

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	$-	$-	$2,214	$1,000
Pre-paid Insurance	31	53	39	123	34
Total Current Assets	4,180	53	39	2,337	1,034
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,386	114,541
TOTAL ASSETS	$110,446	$175,879	$132,421	$410,723	$115,575

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	-	-	-

Membership Contributions	111,236	163,883	133,508	422,131	116,742
Capital Contribution for Operating Expenses	9,624	11,748	10,943	11,629	7,868
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)
Retained Earnings / (Accumulated Deficit)	(9,593)	(11,695)	(10,904)	(11,505)	(7,834)
Members' Equity	110,446	175,879	132,421	410,723	115,575
TOTAL LIABILITIES AND MEMBERS' EQUITY	$110,446	$175,879	$132,421	$410,723	$115,575

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1
Assets
Current Assets
Cash and Cash Equivalents	$1,271	$485	$2,485	$2,500
Pre-paid Insurance	49	4	100	36
Total Current Assets	1,320	489	2,585	2,536
Other Assets
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	160,000	14,786	332,806	122,544
TOTAL ASSETS	$161,320	$15,275	$335,391	$125,080

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-
Due to the Manager for Insurance	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	-	-	-	-

Membership Contributions	161,521	15,446	335,691	125,757
Capital Contribution for Operating Expenses	6,910	6,730	9,126	6,948
Capital Contribution for loss at Offering close	-	-	-	-
Distribution to RSE Collection	(250)	(175)	(400)	(713)
Retained Earnings / (Accumulated Deficit)	(6,861)	(6,726)	(9,026)	(6,912)
Members' Equity	161,320	15,275	335,391	125,080
TOTAL LIABILITIES AND MEMBERS' EQUITY	$161,320	$15,275	$335,391	$125,080

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Assets
Current Assets
Cash and Cash Equivalents	$1,485	$1,985	$1,985	$984	$1,853
Pre-paid Insurance	140	30	19	10	45
Total Current Assets	1,625	2,015	2,004	994	1,898
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	488,586	101,786	64,271	35,437	157,902
TOTAL ASSETS	$490,211	$103,801	$66,275	$36,431	$159,800

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	-	-	-

Membership Contributions	487,801	104,452	66,699	36,621	160,430
Capital Contribution for Operating Expenses	4,753	5,938	6,049	5,855	6,325
Capital Contribution for loss at Offering close	7,373	-	-	-	-
Distribution to RSE Collection	(5,103)	(681)	(443)	(200)	-
Retained Earnings / (Accumulated Deficit)	(4,613)	(5,908)	(6,030)	(5,845)	(6,955)
Members' Equity	490,211	103,801	66,275	36,431	159,800
TOTAL LIABILITIES AND MEMBERS' EQUITY	$490,211	$103,801	$66,275	$36,431	$159,800

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #94DV1	Series #72MC1	Series #06FG1	Series #11BM1
Assets
Current Assets
Cash and Cash Equivalents	$1,984	$4,989	$2,500	$2,000
Pre-paid Insurance	16	35	94	24
Total Current Assets	2,000	5,024	2,594	2,024
Other Assets
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	52,787	115,562	309,286	79,786
TOTAL ASSETS	$54,787	$120,586	$311,880	$81,810

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-
Due to the Manager for Insurance	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	-	-	-	-

Membership Contributions	54,771	120,551	312,086	82,286
Capital Contribution for Operating Expenses	5,943	5,968	6,957	5,181
Capital Contribution for loss at Offering close	-	-	-	-
Distribution to RSE Collection	-	-	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(5,927)	(5,933)	(6,863)	(5,157)
Members' Equity	54,787	120,586	311,880	81,810
TOTAL LIABILITIES AND MEMBERS' EQUITY	$54,787	$120,586	$311,880	$81,810

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Assets
Current Assets
Cash and Cash Equivalents	$3,504	$3,000	$2,000	$1,999	$1,999
Pre-paid Insurance	185	56	41	36	54
Total Current Assets	3,689	3,056	2,041	2,035	2,053
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	612,439	186,301	136,465	120,286	182,802
TOTAL ASSETS	$616,128	$189,357	$138,506	$122,321	$184,855

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	-	-	-

Membership Contributions	616,716	189,601	138,765	122,586	185,301
Capital Contribution for Operating Expenses	6,732	6,510	5,535	5,342	5,449
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(6,546)	(6,454)	(5,494)	(5,307)	(5,395)
Members' Equity	616,128	189,357	138,506	122,321	184,855
TOTAL LIABILITIES AND MEMBERS' EQUITY	$616,128	$189,357	$138,506	$122,321	$184,855

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$2,649	$3,700	$3,050	$1,799	$2,898
Pre-paid Insurance	23	52	40	7	71
Total Current Assets	2,672	3,752	3,090	1,806	2,969
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,903	170,286	131,136	23,187	235,388
TOTAL ASSETS	$78,575	$174,038	$134,226	$24,993	$238,357

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	-	-	-

Membership Contributions	79,052	173,986	134,186	24,986	238,636
Capital Contribution for Operating Expenses	5,034	5,152	3,249	2,572	4,937
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)
Retained Earnings / (Accumulated Deficit)	(5,011)	(5,100)	(3,209)	(2,565)	(4,866)
Members' Equity	78,575	174,038	134,226	24,993	238,357
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,575	$174,038	$134,226	$24,993	$238,357

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Assets
Current Assets
Cash and Cash Equivalents	$2,300	$4,148	$4,550	$3,064	$2,962
Pre-paid Insurance	23	19	174	38	41
Total Current Assets	2,323	4,166	4,724	3,102	3,003
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,997	63,071	572,236	129,227	138,482
TOTAL ASSETS	$78,320	$67,237	$576,960	$132,329	$141,485

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	-	-	-

Membership Contributions	79,297	65,005	577,286	133,279	141,794
Capital Contribution for Operating Expenses	4,313	2,918	4,998	3,309	2,581
Capital Contribution for loss at Offering close	-	2,213.55	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Retained Earnings / (Accumulated Deficit)	(4,290)	(2,899)	(4,824)	(3,271)	(2,540)
Members' Equity	78,320	67,237	576,960	132,329	141,485
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,320	$67,237	$576,960	$132,329	$141,485

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$4,197	$2,412	$1,714	$3,662	$3,288	$5,489	$109,921
Pre-paid Insurance	99	14	53	14	36	83	2,235
Total Current Assets	4,296	2,426	1,767	3,676	3,324	5,572	112,156
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-	-	616,000
Collectible Automobiles - Owned	325,590	46,188	175,136	47,388	119,562	277,811	7,212,128
TOTAL ASSETS	$329,886	$48,614	$176,903	$51,064	$122,886	$283,383	$7,940,284

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-	$-	$-
Income Taxes Payable	-	-	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-	-	376
Due to the Manager or its Affiliates	-	-	-	-	-	-	943,300
Total Liabilities	-	-	-	-	-	-	943,676

Membership Contributions	330,287	48,600	176,850	47,020	123,550	283,775	6,995,378
Capital Contribution for Operating Expenses	3,688	2,211	3,692	2,057	2,151	3,311	451,629
Capital Contribution for loss at Offering close	-	-	400	4,030	-	-	44,273
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Retained Earnings / (Accumulated Deficit)	(3,589)	(2,197)	(3,639)	(2,043)	(2,115)	(3,228)	(494,672)
Members' Equity	329,886	48,614	176,903	51,064	122,886	283,383	6,996,608
TOTAL LIABILITIES AND MEMBERS' EQUITY	$329,886	$48,614	$176,903	$51,064	$122,886	$283,383	$7,940,284

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	$-	$-	$2,214	$1,000
Pre-paid Insurance	104	130	120	384	95
Total Current Assets	4,253	130	120	2,598	1,095
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,386	114,541
TOTAL ASSETS	$110,519	$175,956	$132,502	$410,984	$115,636

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$479	$479	$479	$479	$479
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	479	479	479	479	479

Membership Contributions	111,236	163,883	133,508	422,131	116,742
Capital Contribution for Operating Expenses	7,569	9,630	8,861	9,346	5,805
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)
Retained Earnings / (Accumulated Deficit)	(7,944)	(9,979)	(9,220)	(9,440)	(6,189)
Members' Equity	110,040	175,477	132,023	410,505	115,157
TOTAL LIABILITIES AND MEMBERS' EQUITY	$110,519	$175,956	$132,502	$410,984	$115,636

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Assets
Current Assets
Cash and Cash Equivalents	$1,271	$485	$2,485	$2,500	$9,152
Pre-paid Insurance	131	16	272	101	-
Total Current Assets	1,402	501	2,757	2,601	9,152
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	160,000	14,786	332,806	122,544	-
TOTAL ASSETS	$161,402	$15,287	$335,563	$125,145	$9,152

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$479	$479	$-
Income Taxes Payable	-	-	-	-	6,746
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	2,406
Total Liabilities	304	304	479	479	9,152

Membership Contributions	161,521	15,446	335,691	125,757	-
Capital Contribution for Operating Expenses	4,975	4,920	6,888	4,878	-
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(250)	(175)	(400)	(713)	-
Retained Earnings / (Accumulated Deficit)	(5,148)	(5,208)	(7,095)	(5,256)	-
Members' Equity	161,098	14,983	335,084	124,666	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$161,402	$15,287	$335,563	$125,145	$9,152

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Assets
Current Assets
Cash and Cash Equivalents	$1,485	$1,985	$1,985	$984	$1,853
Pre-paid Insurance	499	84	50	26	117
Total Current Assets	1,984	2,069	2,035	1,011	1,970
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	488,586	101,786	64,271	35,437	157,902
TOTAL ASSETS	$490,570	$103,855	$66,306	$36,448	$159,872

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$479	$479	$479	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	479	479	479	304

Membership Contributions	487,801	104,452	66,699	36,621	160,430
Capital Contribution for Operating Expenses	3,942	3,884	4,020	3,851	4,398
Capital Contribution for loss at Offering close	7,373	-	-	-	-
Distribution to RSE Collection	(5,103)	(681)	(443)	(200)	-
Retained Earnings / (Accumulated Deficit)	(3,443)	(4,279)	(4,449)	(4,303)	(5,260)
Members' Equity	490,570	103,376	65,827	35,969	159,568
TOTAL LIABILITIES AND MEMBERS' EQUITY	$490,570	$103,855	$66,306	$36,448	$159,872

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Assets
Current Assets
Cash and Cash Equivalents	$1,984	$3,760	$4,989	$2,500	$2,000
Pre-paid Insurance	20	-	-	112	-
Total Current Assets	2,004	3,760	4,989	2,612	2,000
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	52,787	-	115,562	309,286	79,786
TOTAL ASSETS	$54,791	$3,760	$120,551	$311,898	$81,786

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$-	$304	$304	$304
Income Taxes Payable	-	2,711	-	-	-
Due to the Manager for Insurance	-	-	3	-	-
Due to the Manager or its Affiliates	-	1,049	-	-	-
Total Liabilities	304	3,760	307	304	304

Membership Contributions	54,771	-	120,551	312,086	82,286
Capital Contribution for Operating Expenses	4,076	-	3,977	4,772	3,253
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	-	-	-	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(4,360)	-	(4,284)	(4,964)	(3,557)
Members' Equity	54,487	-	120,244	311,594	81,482
TOTAL LIABILITIES AND MEMBERS' EQUITY	$54,791	$3,760	$120,551	$311,898	$81,786

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Assets
Current Assets
Cash and Cash Equivalents	$3,504	$3,000	$2,000	$1,999	$1,999
Pre-paid Insurance	495	141	103	90	11
Total Current Assets	3,999	3,141	2,103	2,089	2,010
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	612,439	186,301	136,465	120,286	182,802
TOTAL ASSETS	$616,438	$189,442	$138,568	$122,375	$184,812

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$304	$304	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	304	304	304	304	304

Membership Contributions	616,716	189,601	138,765	122,586	185,301
Capital Contribution for Operating Expenses	4,409	4,551	3,620	3,442	3,376
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Members' Equity	616,134	189,138	138,264	122,071	184,508
TOTAL LIABILITIES AND MEMBERS' EQUITY	$616,438	$189,442	$138,568	$122,375	$184,812

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$2,649	$3,700	$3,050	$1,799	$2,898
Pre-paid Insurance	-	11	-	-	-
Total Current Assets	2,649	3,711	3,050	1,799	2,898
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,903	170,286	131,136	23,187	235,388
TOTAL ASSETS	$78,552	$173,997	$134,186	$24,986	$238,286

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$479	$304	$304	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	23	-	16	7	7
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	327	479	320	311	311

Membership Contributions	79,052	173,986	134,186	24,986	238,636
Capital Contribution for Operating Expenses	3,086	2,917	1,210	872	2,737
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)
Retained Earnings / (Accumulated Deficit)	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Members' Equity	78,225	173,518	133,866	24,675	237,975
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,552	$173,997	$134,186	$24,986	$238,286

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Assets
Current Assets
Cash and Cash Equivalents	$2,300	$4,439	$4,550	$3,064	$2,962
Pre-paid Insurance	10	-	201	17	38
Total Current Assets	2,310	4,439	4,751	3,081	3,000
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,997	62,780	572,236	129,227	138,482
TOTAL ASSETS	$78,307	$67,219	$576,987	$132,308	$141,482

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$479	$479	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	19	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	304	323	479	479	304

Membership Contributions	79,297	65,005	577,286	133,279	141,794
Capital Contribution for Operating Expenses	2,403	999	2,319	1,150	604
Capital Contribution for loss at Offering close	-	2,214	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Retained Earnings / (Accumulated Deficit)	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Members' Equity	78,003	66,896	576,508	131,829	141,178
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,307	$67,219	$576,987	$132,308	$141,482

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$4,197	$2,412	$1,714	$3,662	$3,288	$5,789	$114,536
Pre-paid Insurance	-	12	-	-	7	77	3,982
Total Current Assets	4,197	2,424	1,714	3,662	3,295	5,866	118,518
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-	-	616,000
Collectible Automobiles - Owned	325,590	46,188	175,136	47,388	119,562	277,511	7,546,553
TOTAL ASSETS	$329,787	$48,612	$176,850	$51,050	$122,857	$283,377	$8,281,071

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$417	$273	$232	$106	$16,752
Income Taxes Payable	-	-	-	-	-	-	9,457
Due to the Manager for Insurance	84	-	76	2	-	-	406
Due to the Manager or its Affiliates	-	-	-	-	-	-	1,280,433
Total Liabilities	388	304	493	275	232	106	1,307,048

Membership Contributions	330,287	48,600	176,850	47,020	123,550	283,775	6,995,378
Capital Contribution for Operating Expenses	1,288	351	1,429	212	236	1,349	250,769
Capital Contribution for loss at Offering close	-	-	400	4,030	-	-	44,272
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Retained Earnings / (Accumulated Deficit)	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(316,397)
Members' Equity	329,399	48,308	176,357	50,775	122,625	283,271	6,974,022
TOTAL LIABILITIES AND MEMBERS' EQUITY	$329,787	$48,612	$176,850	$51,050	$122,857	$283,377	$8,281,071

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Operating Expenses
Storage	$896	$896	$896	$896	$896
Transportation	-	-	-	-	-
Insurance	153	220	188	569	149
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,649	1,716	1,684	2,065	1,645
Operating Loss	(1,649)	(1,716)	(1,684)	(2,065)	(1,645)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,649)	(1,716)	(1,684)	(2,065)	(1,645)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(1,649)	$(1,716)	$(1,684)	$(2,065)	$(1,645)

Basic and Diluted (Loss) per Membership Interest	($0.82)	($0.86)	($0.84)	($1.03)	($0.82)
Weighted Average Membership Interest	2,000	2,000	2,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1
Operating Expenses
Storage	$896	$896	$896	$896
Transportation	-	-	-	-
Insurance	217	22	435	160
Professional Fees	600	600	600	600
Marketing Expense	-	-	-	-
Total Operating Expenses	1,713	1,518	1,931	1,656
Operating Loss	(1,713)	(1,518)	(1,931)	(1,656)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Other Income
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Impairment	-	-	-	-
Income / (Loss) Before Income Taxes	(1,713)	(1,518)	(1,931)	(1,656)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$(1,713)	$(1,518)	$(1,931)	$(1,656)

Basic and Diluted (Loss) per Membership Interest	($0.86)	($0.76)	($0.39)	($0.83)
Weighted Average Membership Interest	2,000	2,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Operating Expenses
Storage	$-	$896	$896	$896	$896
Transportation	-	-	-	-	-
Insurance	571	133	84	46	199
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,171	1,629	1,580	1,542	1,695
Operating Loss	(1,171)	(1,629)	(1,580)	(1,542)	(1,695)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,171)	(1,629)	(1,580)	(1,542)	(1,695)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(1,171)	$(1,629)	$(1,580)	$(1,542)	$(1,695)

Basic and Diluted (Loss) per Membership Interest	($0.23)	($0.81)	($0.79)	($0.77)	($0.57)
Weighted Average Membership Interest	5,000	2,000	2,000	2,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #94DV1	Series #72MC1	Series #06FG1	Series #11BM1
Operating Expenses
Storage	$896	$896	$896	$896
Transportation	-	-	-	-
Insurance	71	153	403	104
Professional Fees	600	600	600	600
Marketing Expense	-	-	-	-
Total Operating Expenses	1,567	1,649	1,899	1,600
Operating Loss	(1,567)	(1,649)	(1,899)	(1,600)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Other Income
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Impairment	-	-	-	-
Income / (Loss) Before Income Taxes	(1,567)	(1,649)	(1,899)	(1,600)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$(1,567)	$(1,649)	$(1,899)	$(1,600)

Basic and Diluted (Loss) per Membership Interest	($0.78)	($0.82)	($0.38)	($0.80)
Weighted Average Membership Interest	2,000	2,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Operating Expenses
Storage	$896	$897	$896	$896	$896
Transportation	-	-	-	-	-
Insurance	832	243	177	154	230
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	2,328	1,740	1,673	1,650	1,726
Operating Loss	(2,328)	(1,740)	(1,673)	(1,650)	(1,726)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,328)	(1,740)	(1,673)	(1,650)	(1,726)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,328)	$(1,740)	$(1,673)	$(1,650)	$(1,726)

Basic and Diluted (Loss) per Membership Interest	($0.47)	($0.58)	($0.56)	($0.83)	($0.58)
Weighted Average Membership Interest	5,000	3,000	3,000	2,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Operating Expenses
Storage	$896	$897	$896	$754	$896
Transportation	-	-	-	-	-
Insurance	102	218	183	29	322
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,598	1,715	1,679	1,383	1,818
Operating Loss	(1,598)	(1,715)	(1,679)	(1,383)	(1,818)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,598)	(1,715)	(1,679)	(1,383)	(1,818)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(1,598)	$(1,715)	$(1,679)	$(1,383)	$(1,818)

Basic and Diluted (Loss) per Membership Interest	($0.53)	($0.86)	($0.84)	($0.28)	($0.61)
Weighted Average Membership Interest	3,000	2,000	2,000	5,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Operating Expenses
Storage	$897	$896	$896	$896	$896
Transportation	-	-	-	-	-
Insurance	96	82	732	163	174
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,593	1,578	2,228	1,659	1,670
Operating Loss	(1,593)	(1,578)	(2,228)	(1,659)	(1,670)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,593)	(1,578)	(2,228)	(1,659)	(1,670)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(1,593)	$(1,578)	$(2,228)	$(1,659)	$(1,670)

Basic and Diluted (Loss) per Membership Interest	($0.80)	($0.72)	($0.45)	($1.66)	($0.84)
Weighted Average Membership Interest	2,000	2,200	5,000	1,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2020 (unaudited)

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Operating Expenses
Storage	$897	$896	$896	$896	$897	$896	$37,350
Transportation	-	-	-	-	-	-	1,100
Insurance	417	58	222	60	157	353	12,469
Professional Fees	600	600	600	600	600	600	24,000
Marketing Expense	-	-	-	-	-	-	500
Total Operating Expenses	1,914	1,554	1,718	1,556	1,654	1,849	75,419
Operating Loss	(1,914)	(1,554)	(1,718)	(1,556)	(1,654)	(1,849)	(75,419)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-	90
Other Income
Gain on Sale	-	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-	27,766
Loss on Impairment	-	-	-	-	-	-	75,000
Income / (Loss) Before Income Taxes	(1,914)	(1,554)	(1,718)	(1,556)	(1,654)	(1,849)	(103,275)
Provision for Income Taxes	-	-	-	-	-	-	-
Net Income / (Loss)	$(1,914)	$(1,554)	$(1,718)	$(1,556)	$(1,654)	$(1,849)	$(103,275)

Basic and Diluted (Loss) per Membership Interest	($0.38)	($0.78)	($0.43)	($0.31)	($0.97)	($0.92)
Weighted Average Membership Interest	5,000	2,000	4,000	5,000	1,700	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Operating Expenses
Storage	$1,200	$1,200	$1,200	$1,200	$1,200
Transportation	-	-	-	-	-
Insurance	229	300	253	857	212
Maintenance	-	-	-	-	-
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	2,029	2,100	2,053	2,657	2,012
Operating Loss	(2,029)	(2,100)	(2,053)	(2,657)	(2,012)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,029)	(2,100)	(2,053)	(2,657)	(2,012)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,029)	$(2,100)	$(2,053)	$(2,657)	$(2,012)

Basic and Diluted (Loss) per Membership Interest	($1.01)	($1.05)	($1.03)	($1.33)	($1.01)
Weighted Average Membership Interests	2,000	2,000	2,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Operating Expenses
Storage	$-	$1,275	$1,200	$1,200	$600
Transportation	-	-	-	-	-
Insurance	312	36	617	230	247
Maintenance	-	-	-	-	-
Professional Fees	600	600	600	600	419
Marketing Expense	-	-	-	-	-
Total Operating Expenses	912	1,911	2,417	2,030	1,266
Operating Loss	(912)	(1,911)	(2,417)	(2,030)	(1,266)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	(34,714)
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(912)	(1,911)	(2,417)	(2,030)	33,448
Provision for Income Taxes	-	-	-	-	9,152
Net Income / (Loss)	$(912)	$(1,911)	$(2,417)	$(2,030)	$24,296

Basic and Diluted (Loss) per Membership Interest	($0.46)	($0.96)	($0.48)	($1.01)	$4.86
Weighted Average Membership Interests	2,000	2,000	5,000	2,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Operating Expenses
Storage	$-	$1,200	$1,200	$1,200	$1,275
Transportation	-	-	-	-	-
Insurance	872	191	123	68	291
Maintenance	-	-	-	-	-
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	675
Total Operating Expenses	1,472	1,991	1,923	1,868	2,841
Operating Loss	(1,472)	(1,991)	(1,923)	(1,868)	(2,841)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,472)	(1,991)	(1,923)	(1,868)	(2,841)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(1,472)	$(1,991)	$(1,923)	$(1,868)	$(2,841)

Basic and Diluted (Loss) per Membership Interest	($0.29)	($1.00)	($0.96)	($0.93)	($0.95)
Weighted Average Membership Interests	5,000	2,000	2,000	2,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Operating Expenses
Storage	$1,275	$645	$1,173	$900	$675
Transportation	-	-	-	-	-
Insurance	102	77	207	687	137
Maintenance	-	-	-	-	-
Professional Fees	600	335	584	571	516
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,977	1,057	1,964	2,158	1,328
Operating Loss	(1,977)	(1,057)	(1,964)	(2,158)	(1,328)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	(14,438)	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,977)	13,381	(1,964)	(2,158)	(1,328)
Provision for Income Taxes	-	3,760	-	-	-
Net Income / (Loss)	$(1,977)	$9,621	$(1,964)	$(2,158)	$(1,328)

Basic and Diluted (Loss) per Membership Interest	($0.99)	$4.81	($0.98)	($0.43)	($0.66)
Weighted Average Membership Interests	2,000	2,000	2,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Operating Expenses
Storage	$-	$1,037	$900	$769	$740
Transportation	350	-	-	-	-
Insurance	834	262	169	121	173
Maintenance	-	-	-	-	-
Professional Fees	461	460	400	342	330
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,645	1,759	1,469	1,232	1,243
Operating Loss	(1,645)	(1,759)	(1,469)	(1,232)	(1,243)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,645)	(1,759)	(1,469)	(1,232)	(1,243)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(1,645)	$(1,759)	$(1,469)	$(1,232)	$(1,243)

Basic and Diluted (Loss) per Membership Interest	($0.33)	($0.59)	($0.49)	($0.62)	($0.41)
Weighted Average Membership Interests	5,000	3,000	3,000	2,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Six-Months Ended June 30, 2019 (unaudited)

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1	Consolidated
Operating Expenses
Storage	$599	$493	$173	$-	$198	$33,336
Transportation	-	-	-	-	-	3,162
Insurance	73	140	103	20	170	11,728
Maintenance	-	-	-	-	-	-
Professional Fees	287	247	226	214	213	15,206
Marketing Expense	-	-	-	-	-	8,268
Total Operating Expenses	959	880	502	234	581	71,700
Operating Loss	(959)	(880)	(502)	(234)	(581)	(71,700)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	175
Purchase Option Expense	-	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-	(49,152)
Loss on Sale	-	-	-	-	-	27,150
Income / (Loss) Before Income Taxes	(959)	(880)	(502)	(234)	(581)	(49,873)
Provision for Income Taxes	-	-	-	-	-	12,912
Net Income / (Loss)	$(959)	$(880)	$(502)	$(234)	$(581)	$(62,785)

Basic and Diluted (Loss) per Membership Interest	($0.32)	($0.44)	($0.25)	($0.05)	($0.19)
Weighted Average Membership Interests	3,000	2,000	2,000	5,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2020 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Balance January 1, 2020	$110,040	$175,477	$132,023	$410,506	$115,157
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	2,055	2,117	2,082	2,282	2,063
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,649)	(1,716)	(1,684)	(2,065)	(1,645)
Balance June 30, 2020	$110,446	$175,878	$132,421	$410,723	$115,575

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1
Balance January 1, 2020	$161,098	$14,982	$335,084	$124,667
Membership Contributions and (Distributions)	-	-	-	-
Capital Contribution	1,935	1,811	2,238	2,070
Distribution to RSE Collection	-	-	-	-
Distribution to Series	-	-	-	-
Net Income (Loss)	(1,713)	(1,518)	(1,931)	(1,656)
Balance June 30, 2020	$161,320	$15,275	$335,391	$125,081

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Balance January 1, 2020	$490,570	$103,376	$65,827	$35,968	$159,569
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	812	2,054	2,028	2,005	1,926
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,171)	(1,629)	(1,580)	(1,542)	(1,695)
Balance June 30, 2020	$490,211	$103,801	$66,275	$36,431	$159,800

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2020 (unaudited)

	Series #94DV1	Series #72MC1	Series #06FG1	Series #11BM1
Balance January 1, 2020	$54,487	$120,244	$311,594	$81,482
Membership Contributions and (Distributions)	-	-	-	-
Capital Contribution	1,867	1,991	2,185	1,928
Distribution to RSE Collection	-	-	-	-
Distribution to Series	-	-	-	-
Net Income (Loss)	(1,567)	(1,649)	(1,899)	(1,600)
Balance June 30, 2020	$54,787	$120,586	$311,880	$81,810

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Balance January 1, 2020	$616,134	$189,138	$138,264	$122,070	$184,508
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	2,322	1,959	1,915	1,901	2,073
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(2,328)	(1,740)	(1,673)	(1,650)	(1,726)
Balance June 30, 2020	$616,128	$189,357	$138,506	$122,321	$184,855

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Balance January 1, 2020	$78,226	$173,519	$133,866	$24,676	$237,975
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	1,947	2,234	2,039	1,700	2,200
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,598)	(1,715)	(1,679)	(1,383)	(1,818)
Balance June 30, 2020	$78,575	$174,038	$134,226	$24,993	$238,357

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2020 (unaudited)

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Balance January 1, 2020	$78,003	$66,896	$576,509	$131,829	$141,178
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	1,910	1,919	2,679	2,159	1,977
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,593)	(1,578)	(2,228)	(1,659)	(1,670)
Balance June 30, 2020	$78,320	$67,237	$576,960	$132,329	$141,485

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Balance January 1, 2020	$329,400	$48,308	$176,358	$50,775	$122,625	$283,271	$6,974,023
Membership Contributions and (Distributions)	-	-	-	-	-	-	-
Capital Contribution	2,400	1,860	2,263	1,845	1,915	1,962	200,860
Distribution to RSE Collection	-	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-	-
Net Income (Loss)	(1,914)	(1,554)	(1,718)	(1,556)	(1,654)	(1,849)	(178,275)
Balance June 30, 2020	$329,886	$48,614	$176,903	$51,064	$122,886	$283,384	$6,996,608

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2019 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Balance January 1, 2019	$110,386	$175,827	$132,467	$410,885	$115,615
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	2,131	2,198	2,050	2,651	2,010
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(2,029)	(2,100)	(2,053)	(2,657)	(2,012)
Balance June 30, 2019	$110,488	$175,925	$132,464	$410,879	$115,613

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Balance January 1, 2019	$161,372	$15,283	$335,498	$125,121	$195,389
Membership Contributions and (Distributions)	-	-	-	-	(230,000)
Capital Contribution	906	1,911	2,414	2,029	10,315
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(912)	(1,911)	(2,417)	(2,030)	24,296
Balance June 30, 2019	$161,366	$15,283	$335,495	$125,120	$-

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Balance January 1, 2019	$490,365	$103,835	$66,290	$36,440	$160,516
Membership Contributions and (Distributions)	-	-	-	-	-
Capital Contribution	1,467	1,990	1,925	1,869	2,163
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,472)	(1,991)	(1,923)	(1,868)	(2,841)
Balance June 30, 2019	$490,360	$103,834	$66,292	$36,441	$159,839

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Six-Months Ended June 30, 2019 (unaudited)

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Balance January 1, 2019	$54,732	$-	$-	$-	$-
Membership Contributions and (Distributions)	-	(10,466)	120,551	312,086	82,286
Capital Contribution	2,025	1,057	1,937	2,208	1,312
Distribution to RSE Collection	-	(212)	-	(300)	(500)
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,977)	9,621	(1,964)	(2,158)	(1,328)
Balance June 30, 2019	$54,780	$-	$120,524	$311,836	$81,770

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Balance January 1, 2019	$-	$-	$-	$-	$-
Membership Contributions and (Distributions)	616,716	189,601	138,765	122,586	185,301
Capital Contribution	1,996	1,862	1,545	1,299	1,221
Distribution to RSE Collection	(773)	(300)	(300)	(300)	(500)
Distribution to Series	-	-	-	-	-
Net Income (Loss)	(1,645)	(1,759)	(1,469)	(1,232)	(1,243)
Balance June 30, 2019	$616,294	$189,404	$138,541	$122,353	$184,779

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1	Consolidated
Balance January 1, 2019	$-	$-	$-	$-	$-	$2,783,786
Membership Contributions and (Distributions)	79,052	173,986	134,186	24,986	238,636	2,178,272
Capital Contribution	919	859	452	223	542	88,507
Distribution to RSE Collection	(500)	-	-	-	(350)	-
Distribution to Series	-	-	-	-	-	-
Net Income (Loss)	(959)	(880)	(502)	(234)	(581)	(62,785)
Balance June 30, 2019	$78,512	$173,965	$134,136	$24,975	$238,247	$4,987,780

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,649)	$(1,716)	$(1,684)	$(2,065)	$(1,645)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,055	2,117	2,082	2,283	2,063
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	89	105	101	324	79
Due to the Manager for Insurance	(16)	(27)	(20)	(63)	(18)
Income Taxes Payable	-	-	-	-	-
Accounts Payable	(479)	(479)	(479)	(479)	(479)
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	4,149	-	-	2,214	1,000
Cash end of period	$4,149	$-	$-	$2,214	$1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,713)	$(1,518)	$(1,931)	$(1,656)	$-
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,935	1,811	2,238	2,070	-
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	107	13	223	84	-
Due to the Manager for Insurance	(25)	(2)	(51)	(19)	-
Income Taxes Payable	-	-	-	-	(6,746)
Accounts Payable	(304)	(304)	(479)	(479)	-
Net cash used in operating activities	-	-	-	-	(6,746)

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	(2,406)
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	(2,406)

Net change in cash	-	-	-	-	(9,152)
Cash beginning of year	1,271	485	2,485	2,500	9,152
Cash end of period	$1,271	$485	$2,485	$2,500	$-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,171)	$(1,629)	$(1,580)	$(1,542)	$(1,695)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	812	2,054	2,028	2,005	1,926
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	431	70	41	21	95
Due to the Manager for Insurance	(72)	(16)	(10)	(5)	(22)
Income Taxes Payable	-	-	-	-	-
Accounts Payable	-	(479)	(479)	(479)	(304)
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	1,485	1,985	1,985	984	1,853
Cash end of period	$1,485	$1,985	$1,985	$984	$1,853

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,567)	$-	$(1,649)	$(1,899)	$(1,600)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,867	-	1,991	2,185	1,928
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	12	-	(20)	66	(12)
Due to the Manager for Insurance	(8)	-	(18)	(48)	(12)
Income Taxes Payable	-	(2,711)	-	-	-
Accounts Payable	(304)	-	(304)	(304)	(304)
Net cash used in operating activities	-	(2,711)	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	(1,049)	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	(1,049)	-	-	-

Net change in cash	-	(3,760)	-	-	-
Cash beginning of year	1,984	3,760	4,989	2,500	2,000
Cash end of period	$1,984	$-	$4,989	$2,500	$2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,328)	$(1,740)	$(1,673)	$(1,650)	$(1,726)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,322	1,959	1,915	1,901	2,073
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	405	114	83	72	(15)
Due to the Manager for Insurance	(95)	(29)	(21)	(19)	(28)
Income Taxes Payable	-	-	-	-	-
Accounts Payable	(304)	(304)	(304)	(304)	(304)
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	3,504	3,000	2,000	1,999	1,999
Cash end of period	$3,504	$3,000	$2,000	$1,999	$1,999

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,598)	$(1,715)	$(1,679)	$(1,383)	$(1,818)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,947	2,234	2,039	1,700	2,200
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	(22)	(15)	(36)	(7)	(42)
Due to the Manager for Insurance	(23)	(25)	(20)	(6)	(36)
Income Taxes Payable	-	-	-	-	-
Accounts Payable	(304)	(479)	(304)	(304)	(304)
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	2,649	3,700	3,050	1,799	2,898
Cash end of period	$2,649	$3,700	$3,050	$1,799	$2,898

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,593)	$(1,578)	$(2,228)	$(1,659)	$(1,670)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,910	1,919	2,679	2,159	1,977
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Loss on Impairment of Assets	-	-	-	-	-
Prepaid Insurance	(1)	(19)	117	(2)	17
Due to the Manager for Insurance	(12)	(18)	(89)	(19)	(20)
Income Taxes Payable	-	-	-	-	-
Accounts Payable	(304)	(304)	(479)	(479)	(304)
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	(291)	-	-	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	(291)	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	(291)	-	-	-
Cash beginning of year	2,300	4,439	4,550	3,064	2,962
Cash end of period	$2,300	$4,148	$4,550	$3,064	$2,962

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2020 (unaudited)

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,914)	$(1,554)	$(1,718)	$(1,556)	$(1,654)	$(1,849)	$(178,275)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,400	1,860	2,263	1,845	1,915	1,962	173,095
(Gain) / Loss on Sale of Assets	-	-	-	-	-	-	27,766
Loss on Impairment of Assets	-	-	-	-	-	-	75,000
Prepaid Insurance	(99)	5	(52)	(9)	(11)	36	2,676
Due to the Manager for Insurance	(83)	(7)	(76)	(7)	(18)	(43)	(958)
Income Taxes Payable	-	-	-	-	-	-	(9,457)
Accounts Payable	(304)	(304)	(417)	(273)	(232)	(106)	(16,752)
Net cash used in operating activities	-	-	-	-	-	-	73,095

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-	-	-
Investment in classic automobiles	-	-	-	-	-	(300)	(3,933)
Proceeds from Sale of Assets	-	-	-	-	-	-	498,357
Net cash used in investing activities	-	-	-	-	-	(300)	494,424

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-	-	(337,134)
Contribution from Series to RSE Collection	-	-	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-	-	(235,000)
Net cash used in financing activities	-	-	-	-	-	-	(572,134)

Net change in cash	-	-	-	-	-	(300)	(4,615)
Cash beginning of year	4,197	2,412	1,714	3,662	3,288	5,789	114,536
Cash end of period	$4,197	$2,412	$1,714	$3,662	$3,288	$5,489	$109,921

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,029)	$(2,100)	$(2,053)	$(2,657)	$(2,012)
Adjustments to reconcile net (loss) cash
Expenses Paid by Manager and Contributed to the Company / Series	2,131	2,198	2,050	2,651	2,010
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(2)	2	3	6	2
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	(100)	(100)	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	(286)	-
Proceeds from Sale of Assets	-	-	-	-	-
Cash used in investing activities	-	-	-	(286)	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	286	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	286	-

Net change in cash	-	-	-	-	-
Cash beginning of period	4,149	-	-	2,500	1,000
Cash end of period	$4,149	$-	$-	$2,500	$1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(912)	$(1,911)	$(2,417)	$(2,030)	$24,296
Adjustments to reconcile net (loss) cash
Expenses Paid by Manager and Contributed to the Company / Series	906	1,911	2,414	2,029	10,315
(Gain) / Loss on Sale of Assets	-	-	-	-	(34,714)
Prepaid Insurance	6	-	3	1	118
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	9,152
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	9,167

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	(286)	(286)	-	(286)
Proceeds from Sale of Assets	-	-	-	-	227,500
Cash used in investing activities	-	(286)	(286)	-	227,214

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	(230,000)
Cash provided by / (used in) financing activities	-	-	-	-	(230,000)

Net change in cash	-	(286)	(286)	-	6,381
Cash beginning of period	1,271	771	2,771	2,500	2,771
Cash end of period	$1,271	$485	$2,485	$2,500	$9,152

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,472)	$(1,991)	$(1,923)	$(1,868)	$(2,841)
Adjustments to reconcile net (loss) cash
Expenses Paid by Manager and Contributed to the Company / Series	1,467	1,990	1,925	1,869	2,163
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	5	1	(2)	(1)	3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(675)

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(286)	(286)	(286)	(287)	-
Proceeds from Sale of Assets	-	-	-	-	-
Cash used in investing activities	(286)	(286)	(286)	(287)	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	(286)	(286)	(286)	(287)	(675)
Cash beginning of period	1,771	2,271	2,271	1,271	2,771
Cash end of period	$1,485	$1,985	$1,985	$984	$2,096

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,977)	$9,621	$(1,964)	$(2,158)	$(1,328)
Adjustments to reconcile net (loss) cash
Expenses Paid by Manager and Contributed to the Company / Series	2,025	1,057	1,937	2,208	1,312
(Gain) / Loss on Sale of Assets	-	(14,438)	-	-	-
Prepaid Insurance	(9)	-	-	(50)	-
Insurance Payable	(39)	-	27	-	16
Income Taxes Payable	-	3,760	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(287)	(45,562)	(115,562)	(309,286)	(79,786)
Proceeds from Sale of Assets	-	60,000	-	-	-
Cash used in investing activities	(287)	14,438	(115,562)	(309,286)	(79,786)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	47,774	120,551	312,086	82,286
Due to the manager and other affiliates	-	-	-	-	1,000
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	-	(212)	-	(300)	(500)
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	(58,240)	-	-	-
Cash provided by / (used in) financing activities	-	(10,678)	120,551	311,786	82,786

Net change in cash	(287)	3,760	4,989	2,500	3,000
Cash beginning of period	2,271	-	-	-	-
Cash end of period	$1,984	$3,760	$4,989	$2,500	$3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,645)	$(1,759)	$(1,469)	$(1,232)	$(1,243)
Adjustments to reconcile net (loss) cash	-	-	-	-	-
Expenses Paid by Manager and Contributed to the Company / Series	1,996	1,862	1,545	1,299	1,221
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(351)	(103)	(76)	(67)	-
Insurance Payable	-	-	-	-	22
Income Taxes Payable	-	-	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(612,439)	(186,301)	(136,465)	(120,286)	(182,515)
Proceeds from Sale of Assets	-	-	-	-	-
Cash used in investing activities	(612,439)	(186,301)	(136,465)	(120,286)	(182,515)

Cash flow from financing activities:
Proceeds from sale of membership interests	616,716	189,601	138,765	122,586	185,301
Due to the manager and other affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Contribution by Manager	-	-	-	-	-
Distribution to RSE Collection	(773)	(300)	(300)	(300)	(500)
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Cash provided by / (used in) financing activities	615,943	189,301	138,465	122,286	184,801

Net change in cash	3,504	3,000	2,000	2,000	2,286
Cash beginning of period	-	-	-	-	-
Cash end of period	$3,504	$3,000	$2,000	$2,000	$2,286

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Six-Months Ended June 30, 2019 (unaudited)

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$(959)	$(880)	$(502)	$(234)	$(581)	$(62,785)
Adjustments to reconcile net (loss) cash	-	-	-	-	-	-
Expenses Paid by Manager and Contributed to the Company / Series	919	859	452	223	542	61,358
(Gain) / Loss on Sale of Assets	-	-	-	-	-	(22,002)
Prepaid Insurance	-	-	-	-	-	(184)
Insurance Payable	40	21	50	11	39	(346)
Income Taxes Payable	-	-	-	-	-	12,912
Accounts Payable	-	-	-	-	-	(300)
Accrual of Interest	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	(11,347)

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-	(872,063)
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-	-
Investment in classic automobiles	(75,803)	(170,286)	(130,286)	(22,000)	(235,000)	(1,062,316)
Proceeds from Sale of Assets	-	-	-	-	-	397,500
Cash used in investing activities	(75,803)	(170,286)	(130,286)	(22,000)	(235,000)	(1,536,879)

Cash flow from financing activities:
Proceeds from sale of membership interests	79,052	173,986	134,186	24,986	238,636	2,466,512
Due to the manager and other affiliates	287	-	-	-	-	(484,972)
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-	-
Contribution by Manager	-	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)	-
Proceeds from Loans	-	-	-	-	-	-
Repayment of Loans	-	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-	(398,240)
Cash provided by / (used in) financing activities	78,839	173,986	134,186	24,986	238,286	1,583,300

Net change in cash	3,036	3,700	3,900	2,986	3,286	35,074
Cash beginning of period	-	-	-	-	-	56,787
Cash end of period	$3,036	$3,700	$3,900	$2,986	$3,286	$91,861

Supplemental Cash Flow Information:
Interest Paid by Manager						$-
Non-cash Financing Activities:
Capital Contribution of certain amounts due to manager						$27,150

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”) is a Delaware series limited liability company formed on August 24, 2016.  RSE Markets, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the collection of assets owned by the Company and each series (the “Asset Manager”). The Company’s core business is the identification, acquisition, marketing and management of collectible automobiles, collectively referred to as “Automobile Assets” or the “Asset Class,” for the benefit of the investors. The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series”). The Series assets referenced below may be referred to herein, collectively, as the “Underlying Assets.” and each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. The interests of all Series may collectively be referred to herein as the “Interests” and a purchaser of Interests in any Series (an “Investor” or “Interest Holder”) will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Manager is a Delaware corporation formed on April 28, 2016. The Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and Asset Manager of each Series.

The Company intends to sell Interests in a number of separate individual Series of the Company collectively referred to herein as the “Offerings.” Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing (the “Closing”) of an Offering related to that particular Series are a single Underlying Asset (plus any cash reserves for future operating expenses (the “Operating Expenses”, as described in Note B(5)), as well as certain liabilities related to expenses pre-paid by the Manager), which for example, in the case of Series #69BM1 is a 1969 Boss 302 Mustang.

All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest Holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the Closing of an Offering, each Series is responsible for its own Operating Expenses (as described in Note B(5)). Prior to the Closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-Closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (the “Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new Investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the Closing of each successful Offering as compensation for identifying and managing the acquisition of the Underlying Asset (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Brokerage Fee:  For all Series qualified up to March 6, 2019, except in the case of Series #77LE1, the broker of record (the “BOR”) received a fee (the “Brokerage Fee”) of 0.75% of the cash from Offering for facilitating the sale of securities. In the instance of #77LE1 and all Series qualified after March 6, 2019 the Brokerage Fee is equal to 1.0% of the gross proceeds of each Offering.

Custody Fee: In respect to current Offerings, the custodian of Interests (the “Custodian”), holding custody of the securities upon issuance, will receive a fee of 0.75% on Interests sold in an Offering (the “Custody Fee”). In the case of the Offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement (the “Custody Agreement”)  was yet in place and as such, no Custody Fee was paid.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of Free Cash Flow (as described in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow (as described in Note F) is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company had sustained a net loss of $174,602 for the year ended December 31, 2019. On a total consolidated basis, the Company had sustained a net loss of $103,275 for the six-month period ended June 30, 2020 and had an accumulated deficit of $419,672 as of June 30, 2020. On a total consolidated basis, the Company has negative working capital of $903,771 and $1,188,530 as of June 30, 2020 and December 31, 2019, respectively, and an accumulated deficit of $419,672 and $316,397 as of June 30, 2020 and December 31, 2019.  Additionally, each listed Series for which an Underlying Asset was owned as of June 30, 2020 has incurred net loss since their respective dates of acquisition and have an accumulated deficit as of June 30, 2020.

All of the liabilities on the balance sheet as of June 30, 2020 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. As of June 30, 2020, the Company has negative working capital of approximately $0.9 million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Through June 30, 2020, none of the Company or any Series have recorded any directly attributable revenues through the utilization of Underlying Assets.  Management’s plans anticipate that it will start to generate revenues by commercializing the collection in 2021. Each Series will continue to incur Operating Expenses (as described in Note B(5)) including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. The New York City showroom has been closed since March 2020 due to COVID-19, but is expected to reopen in the fourth quarter 2020. No revenues directly attributable to the Company or any Series have been generated through the showroom or the online shop as of June 30, 2020.

At June 30, 2020 and December 31, 2019, the Company and the Series for which Closings had occurred, had the following cash balances:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Cash Balance
Applicable Series	Asset	6/30/2020	12/31/2019
#77LE1	1977 Lotus Esprit S1	$2,780	$2,780
#69BM1	1969 Boss 302 Mustang	4,149	4,149
#55PS1	1955 Porsche Speedster	2,214	2,214
#95BL1	1995 BMW M3 Lightweight	1,000	1,000
#89PS1	1989 Porsche 911 Speedster	1,271	1,271
#90FM1	1990 Ford Mustang 7Up Edition	485	485
#83FB1	1983 Ferrari 512 BBi	2,485	2,485
#98DV1	1998 Dodge Viper GTS-R	2,500	2,500
#06FS1	2006 Ferrari F430 Spider	-	9,152
#93XJ1	1993 Jaguar XJ220	1,485	1,485
#02AX1	2002 Acura NSX-T	1,985	1,985
#99LE1	1999 Lotus Esprit Sport 350	1,985	1,985
#91MV1	1991 Mitsubishi 3000VT GR4	984	984
#92LD1	1992 Lancia Delta Martini 5 Evo	1,853	1,853
#94DV1	1994 Dodge Viper RT/10	1,984	1,984
#00FM1	2000 Ford Mustang Cobra R	-	3,760
#72MC1	1972 Mazda Cosmo Sport	4,989	4,989
#06FG1	2006 Ford GT	2,500	2,500
#11BM1	2011 BMW 1M, 6-Speed Manual	2,000	2,000
#80LC1	1980 Lamborghini Countach Turbo	3,504	3,504
#02BZ1	2002 BMW Z8	3,000	3,000
#88BM1	1988 BMW E30 M3	2,000	2,000
#63CC1	1963 Chevrolet Corvette Split Window	1,999	1,999
#76PT1	1976 Porsche 911 Turbo Cabrera	1,999	1,999
#75RA1	1975 Renault Alpine A110 1300	2,649	2,649
#65AG1	1965 Alfa Romeo Giulia Sprint Speciale	3,700	3,700
#93FS1	1993 Ferrari 348TS Series Speciale	3,050	3,050
#90MM1	1990 Mazda Miata	1,799	1,799
#61JE1	1961 Jaguar E-Type	2,898	2,898
#88PT1	1988 Porsche 944 Turbo S	4,148	4,439
#65FM1	1965 Ford Mustang 2+2 Fastback	2,300	2,300
#94LD1	1994 Lamborghini Diablo SE30 Jota	4,550	4,550
#99SS1	1999 Shelby Series 1	3,064	3,064
#94FS1	1994 Ferrari 348 Spider	2,962	2,962
#61MG1	1961 Maserati 3500GT	4,197	4,197
#92CC1	1992 Chevrolet Corvette ZR1	2,412	2,412
#89FT1	1989 Ferrari Testarossa	1,714	1,714
#80PN1	1980 Porsche 928	3,662	3,662
#89FG2	1989 Ferrari 328 GTS	3,288	3,288
#88LL1	1988 Lamborghini LM002	5,489	5,789
Total Series Cash Balance		$101,031	$114,536
RSE Collection		8,890	-
Total Cash Balance		$109,921	$114,536

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

The cash on the books of RSE Collection is reserved to funding future pre-Closing Operating Expenses (as described in Note B(5))or acquisition expenses (the “Acquisition Expenses,” as described in Note B(6)), as the case may be. The cash on the books of each Series is reserved for funding of post-Closing Operating Expenses; during the six-month period ended June 30, 2020, the Manager paid for certain but not all pre- and post-Closing Operating Expenses and has elected not to be reimbursed. These payments for pre- and post-Closing Operating Expenses made by the Manager are accounted for as capital contributions, amounting to a total of $98,095 during the six-month period ended June 30, 2020 vs. a total of $61,358 during the six-month period ended June 30, 2019, which excludes a $9,152 capital contribution related to the sale of the Underlying Asset for Series #06FS1 in 2019.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B(5)) for individual Series, as has been the case for the majority of the Series for which Closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future Operating Expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or provide the Company or any Series with sufficient capital to meet its objectives.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

INITIAL OFFERINGS

The Company has completed several initial Offerings since its inception in 2016 and plans to continue to increase the number of initial Offerings going forward. The table below outlines all Offerings for which a Closing has occurred as of June 30, 2020. All Series, for which a Closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date
Series #77LE1 Interests	Series #77LE1	1977 Lotus Esprit S1	$77,700	November 17, 2016	April 13, 2017
Series #69BM1 Interests	Series #69BM1	1989 Ford Mustang Boss 302	$115,000	November 20, 2017	February 7, 2018
Series #85FT1 Interests	Series #85FT1	1985 Ferrari Testarossa	$165,000	November 23, 2017	February 15, 2018
Series #88LJ1 Interests	Series #88LJ1	1988 Lamborghini Jalpa	$135,000	February 9, 2018	April 12, 2018
Series #55PS1 Interests	Series #55PS1	1955 Porsche 356 Speedster	$425,000	April 2, 2018	June 6, 2018
Series #95BL1 Interests	Series #95BL1	1995 BMW E36 M3 Lightweight	$118,500	June 1, 2018	July 12, 2018
Series #89PS1 Interests	Series #89PS1	1989 Porsche 911 Speedster	$165,000	July 23, 2018	July 31, 2018
Series #90FM1 Interests	Series #90FM1	1990 Ford Mustang 7Up Edition	$16,500	July 24, 2018	July 31, 2018
Series #83FB1 Interests	Series #83FB1	1983 Ferrari 512 BBi	$350,000	July 23, 2018	September 5, 2018
Series #98DV1 Interests	Series #98DV1	1998 Dodge Viper GTS-R	$130,000	September 27, 2018	October 10, 2018
Series #93XJ1 Interests	Series #93XJ1	1993 Jaguar XJ220	$495,000	August 22, 2018	November 6, 2018
Series #06FS1 Interests	Series #06FS1	2006 Ferrari F430 Spider "Manual"	$199,000	October 12, 2018	October 19, 2018
Series #02AX1 Interests	Series #02AX1	2002 Acura NSX-T	$108,000	November 16, 2018	November 30, 2018
Series #99LE1 Interests	Series #99LE1	1999 Lotus Esprit Sport 350	$69,500	November 23, 2018	December 4, 2018
Series #91MV1 Interests	Series #91MV1	1991 Mitsubishi 3000GT VR4	$38,000	November 28, 2018	December 7, 2018
Series #92LD1 Interests	Series #92LD1	1992 Lancia Delta Integrale Evo "Martini 5"	$165,000	December 7, 2018	December 26, 2018
Series #94DV1 Interests	Series #94DV1	1994 Dodge Viper RT/10	$57,500	December 11, 2018	December 26, 2018
Series #00FM1 Interests	Series #00FM1	2000 Ford Mustang Cobra R	$49,500	December 21, 2018	January 4, 2019
Series #72MC1 Interests	Series #72MC1	1972 Mazda Cosmo Sport Series II	$124,500	December 28, 2018	January 4, 2019
Series #06FG1 Interests	Series #06FG1	2006 Ford GT	$320,000	December 14, 2018	January 8, 2019
Series #11BM1 Interests	Series #11BM1	2011 BMW 1M	$84,000	January 8, 2019	January 25, 2019
Series #80LC1 Interests	Series #80LC1	1980 Lamborghini Countach LP400 S Turbo	$635,000	January 17, 2019	February 8, 2019
Series #02BZ1 Interests	Series #02BZ1	2002 BMW Z8	$195,000	January 6, 2019	February 8, 2019
Series #88BM1 Interests	Series #88BM1	1988 BMW E30 M3	$141,000	January 11, 2019	February 25, 2019
Series #63CC1 Interests	Series #63CC1	1963 Chevrolet Corvette Split Window	$126,000	March 8, 2019	March 18, 2019
Series #76PT1 Interests	Series #76PT1	1976 Porsche 911 Turbo Carrera	$189,900	March 15, 2019	March 22, 2019
Series #75RA1 Interests	Series #75RA1	1975 Renault Alpine A110 1300	$84,000	March 29, 2019	April 9, 2019
Series #65AG1 Interests	Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	$178,500	April 5, 2019	April 16, 2019

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series #93FS1 Interests	Series #93FS1	1993 Ferrari 348TS Serie Speciale	$137,500	April 12, 2019	April 22, 2019
Series #61JE1 Interests	Series #61JE1	1961 Jaguar E-Type	$246,000	April 19, 2019	April 26, 2019
Series #90MM1 Interests	Series #90MM1	1990 Mazda Miata MX-5	$26,600	April 17, 2019	April 26, 2019
Series #65FM1 Interests	Series #65FM1	1965 Ford Mustang 2+2 Fastback	$82,500	May 3, 2019	July 18, 2019
Series #88PT1 Interests	Series #88PT1	1988 Porsche 944 Turbo S	$66,000	May 10, 2019	July 18, 2019
Series #94LD1 Interests	Series #94LD1	1994 Lamborghini Diablo SE30 Jota	$597,500	July 12, 2019	August 6, 2019
Series #99SS1 Interests	Series #99SS1	1999 Shelby Series 1	$137,500	September 4, 2019	September 11, 2019
Series #94FS1 Interests	Series #94FS1	1994 Ferrari 348 Spider	$145,000	September 12, 2019	September 17, 2019
Series #61MG1 Interests	Series #61MG1	1961 Maserati 3500GT	$340,000	September 20, 2019	September 30, 2019
Series #92CC1 Interests	Series #92CC1	1992 Chevrolet Corvette ZR1	$52,500	September 27, 2019	October 2, 2019
Series #89FT1 Interests	Series #89FT1	1989 Ferrari Testarossa	$180,000	October 4, 2019	October 11, 2019
Series #80PN1 Interests	Series #80PN1	1980 Porsche 928	$48,000	November 1, 2019	November 6, 2019
Series #89FG2 Interests	Series #89FG2	1989 Ferrari 328 GTS	$127,500	November 8, 2019	November 14, 2019
Series #88LL1 Interests	Series #88LL1	1988 Lamborghini LM002	$292,000	November 18, 2019	December 8, 2019
Total at 06/30/2020	42 Series		$7,435,700
Total at 06/30/2019	31 Series		$5,367,200

See Note I, Subsequent Events for additional details on Closings of initial Offerings after June 30, 2020

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

The Company received take-over offers for the Underlying Assets listed in the table below. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board evaluates the offers and determines that if, on a case by case basis, it is in the interest of the Investors to sell the Underlying Asset. In certain instances, as was the case with the 2003 Porsche 911 GT2 and the 1990 Mercedes 190E 2.5-16 Evo II, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Asset will be cancelled.

In the six-month period ended June 30, 2020, the Company sold 1 Underlying Asset vs. 3 in the six-month period ended June 30, 2019.

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Total Initial Offering Price / Per Interest	Total Distribution to Interest Holders / Per Interests	Commentary
#00FM1	2000 Ford Mustang Cobra R	04/15/2019	$60,000	$49,500 / $24.75	$58,240 / $29.12

$60,000 acquisition offer for 2000 Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

2003 Porsche 911 GT2 (1)		4/17/2019	$110,000	Initial Purchase Price $137,000

$110,000 acquisition offer for 2003 Porsche 911 GT2 accepted on 04/17/2019, prior to the launch of the Offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated Offering.

#06FS1 (2)	2006 Ferrari F430 Spider "Manual"	5/10/2019	$227,500	$199,000 / $39.80	$ 230,000 / $46.00

$227,500 acquisition offer for 2006 Ferrari F430 Spider "Manual" accepted on 05/10/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

1990 Mercedes 190E 2.5-16 Evo II (1)		01/31/2020	$235,000	Initial Purchase Price $251,992

$235,000 acquisition offer for 1990 Mercedes 190E 2.5-16 Evo II accepted on 01/31/2020, prior to the launch of the Offering (the Underlying Asset) was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated Offering.

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

(1)At the time of the sale the Underlying Asset was still owned by RSE Collection, LLC and not by any Series.

(2)Solely in the case of Series #06FS1, the Manager made an additional capital contribution to the Series to cover corporate level taxes on the gain on sale.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Sale of the 2000 Ford Mustang Cobra R:

The Company received an acquisition offer for the Underlying Asset of Series #00FM1, the 2000 Ford Mustang Cobra R for $60,000 vs. the initial purchase price of $43,000 for a gain on sale of $14,438, net of $2,562 of capitalized Acquisition Expenses (as described in Note B(6)). The Company accepted the acquisition offer on April 15, 2019 and distributed cash to Interest Holders on April 24, 2019.

The Manager originally estimated income taxes payable related to the sale of the Underlying Asset at $3,760. Upon filing for the final tax returns of the Series in 2020, the Manager determined the amount of income tax expense to be $2,711.

Total distribution to Interest Holders was $58,240 or $29.12 per Interest vs the initial Offering price of $49,500 or $24.75 per Interest.

Series #00FM1 has been dissolved upon payment of all tax liabilities of $2,711. Remaining cash on the balance sheet has been paid to the Manager.

Sale of the 2003 Porsche 911 GT2:

The Company received an acquisition offer for the 2003 Porsche 911 GT2 for $110,000 vs. the initial purchase price of $137,000 for a loss on sale of $27,150, net of $150 of capitalized Acquisition Expenses  (as described in Note B(6)), which was recorded in the six-month period ended June 30, 2019. The Company accepted the acquisition offer on April 17, 2019 and distributed cash to the Manager on December 31, 2019. At the time of the sale, no Offering for a Series related to the 2003 Porsche 911 GT2 had occurred and as such the Underlying Asset was not yet owned by any Series. As such, no Interest Holders received any distributions.

Proceeds from the sale were used to pay-down $110,000 of Due to Manager to the Manager. The remaining liability, comprising the loss on sale of $27,150 was waived by the Manager and the amount was reclassified from Due to Manager to Capital Contribution. The anticipated Offering for a Series related to the 2003 Porsche 911 GT2 was cancelled upon the sale.

Series #03PG1 has been dissolved upon payment of all currently tax liabilities of $50.

Sale of the 2006 Ferrari F430 Spider "Manual":

The Company received an acquisition offer for the Underlying Asset of Series #06FS1, the 2006 Ferrari F430 Spider "Manual" for $227,500 vs. the initial purchase price of $192,500 for a gain on sale of $34,714, net of $286 of capitalized Acquisition Expenses  (as described in Note B(6)), which was recorded in the six-month period ended June 30, 2019. The Company accepted the acquisition offer on May 10, 2019 and distributed cash to Interest Holders on May 23, 2019.

The Manager originally estimated income taxes payable related to the sale of the Underlying Asset at $9,152. Upon filing for the final tax returns of the Series in 2020, the Manager determined the amount of income tax expense to be $6,746. As a result, the Series repaid the Manager the excess capital contribution of $2,406 in 2020.

Total distribution to Interest Holders was $230,000 or $46.00 per Interest vs the initial Offering price of $199,000 or $39.80 per Interest.

Series #06FS1 has been dissolved upon payment of tax liabilities of $6,746. Remaining cash on the balance sheet has been paid back to the Manager.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Sale of the 1990 Mercedes 190E 2.5-16 Evo II:

The Company received an acquisition offer for the 1990 Mercedes 190E 2.5-16 Evo II for $235,000 vs. the initial purchase price of $251,992 for a loss on sale of $27,776, including a write off of $10,773 of capitalized Acquisition Expenses  (as described in Note B(6)). The Company accepted the acquisition offer on January 31, 2020 and distributed cash to the Manager on February 3, 2020. At the time of the sale, no Offering for a Series related to the 1990 Mercedes 190E 2.5-16 Evo II had occurred and as such the Underlying Asset was not yet owned by any Series. As such, no Interest Holders received any distributions.

Proceeds from the sale were used to pay-down $235,000 of Due to Manager to the Manager. The remaining liability, comprising the loss on sale of $16,992 was waived by the Manager and the amount was reclassified from Due to Manager to Capital Contribution. The anticipated Offering for a Series related to the 1990 Mercedes 190E 2.5-16 Evo II was cancelled upon the sale.

Series #90ME1 will be dissolved upon payment of all currently tax liabilities of $50.

Sale of the 1972 Ferrari 365 GTC/4:

On August 31, 2020, the Company received an offer for the 1972 Ferrari 365 GTC/4, for $200,000 vs. the initial purchase price of $275,000 for a loss on sale of $75,987, net of $987 of capitalized acquisition expenses. Per the terms of the Company's Operating Agreement, the Company, together with the Company's advisory board has evaluated the offer and has determined that it is in the interest of the Company to sell the 1972 Ferrari 365 GTC/4. In evaluating the offer, the Company took into account current market conditions and the amount of cash that would be liberated from the sale of the 1972 Ferrari 365 GTC/4. The purchase and sale agreement was executed on September 10, 2020. At the time of the sale, no Offering for a Series related to the 1972 Ferrari 365 GTC/4 had occurred. As such the Underlying Asset was not yet owned by any Series and no Interest Holders received any distributions.

The Company realized a loss on impairment of $75,000 due to the sale of the 1972 Ferrari 365 GTC/4. Although the sale was consummated in September 2020, the Company has decided that the conditions for impairment were already apparent in the six-month period ended June 30, 2020 and has reflected the charge in the financials for the six-month period ended June 30, 2020 accordingly.

See Note I, Subsequent Events for additional details on asset dispositions after June 30, 2020.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying interim financial statements have been prepared in accordance with the instructions to Form 1-SA and in conformity with generally accepted accounting principles in the United States of America (“US GAAP” or “GAAP”) applicable to interim financial information.  Accordingly, the information presented in the interim financial statements does not include all information and disclosures necessary for a fair presentation of RSE Collection, LLC’s financial position, results of operations and cash flows in conformity with GAAP for annual financial statements. In the opinion of management, these financial statements reflect all adjustments consisting of normal recurring accruals, necessary for a fair statement of financial position, results of operations and cash flows for such periods. The results of operations for any interim period are not necessarily indicative of the results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto contained in RSE Collection, LLC’s Form 1-K for the fiscal year ended December 31, 2019.

The consolidated financial statements include the accounts of RSE Collection, LLC and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s offering circular (the “Offering Circular”) (as amended), and thus separate financial statements for Series #77LE1 are not presented.

All other Offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s Offering Circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents. The Company had no cash equivalents at June 30, 2020 or December 31, 2019.

4.Offering Expenses:

Offering expenses (the “Offering Expenses”) related to the Offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed Offering and will generally be charged to members' equity upon the completion of the proposed Offering. Offering Expenses that are incurred prior to the Closing of an Offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the Offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for all Series that have had a Closing as of the date of the financial statements and potentially other future Offerings.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete Offering Expenses related to a particular Series’ Offering, the Manager has also incurred legal, accounting, user compliance expenses and other Offering related expenses during the six-month period ended June 30, 2020 and June 30, 2019 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of Offerings. The Manager treats these expenses as Operating Expenses  (as described in Note B(5))related to the Manager’s business and will not be reimbursed for these through any activities or Offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses (as described below) related to a particular Underlying Asset include storage, insurance, transportation (other than the initial transportation from the Underlying Assets location to the Manager’s storage facility prior to the Offering, which is treated as an Acquisition Expense, (as described in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other Underlying Asset specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses.”  We distinguish between pre-Closing and post-Closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future Offering, expenses of this nature that are incurred prior to the Closing of an Offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Pre Closing expenses in this case are treated as capital contributions from the Manager to the Company and totaled $7,631 for the six-month period ended June 30, 2020 vs $21,276 for the six-month period ended June 30, 2019.

During the six-month period ended June 30, 2020 vs. the six-month period ended June 30, 2019, RSE Collection incurred pre-Closing Operating Expenses and the following Series had closed Offerings and incurred post-Closing Operating Expenses per the table below:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

Operating Expenses
Applicable Series	Asset	6/30/2020	6/30/2019
#77LE1	1977 Lotus Esprit S1	$1,596	$1,955
#69BM1	1969 Boss 302 Mustang	1,649	2,029
#85FT1	1985 Ferrari Testarossa	1,716	2,100
#88LJ1	1988 Lamborghini Jalpa	1,684	2,053
#55PS1	1955 Porsche Speedster	2,065	2,657
#95BL1	1995 BMW M3 Lightweight	1,645	2,012
#89PS1	1989 Porsche 911 Speedster	1,713	912
#90FM1	1990 Ford Mustang 7Up Edition	1,518	1,911
#83FB1	1983 Ferrari 512 BBi	1,931	2,417
#98DV1	1998 Dodge Viper GTS-R	1,656	2,030
#06FS1	2006 Ferrari F430 Spider	-	1,266
#93XJ1	1993 Jaguar XJ220	1,171	1,472
#02AX1	2002 Acura NSX-T	1,629	1,991
#99LE1	1999 Lotus Esprit Sport 350	1,580	1,923
#91MV1	1991 Mitsubishi 3000VT GR4	1,542	1,868
#92LD1	1992 Lancia Delta Martini 5 Evo	1,695	2,841
#94DV1	1994 Dodge Viper RT/10	1,567	1,977
#00FM1	2000 Ford Mustang Cobra R	-	1,057
#72MC1	1972 Mazda Cosmo Sport	1,649	1,964
#06FG1	2006 Ford GT	1,899	2,158
#11BM1	2011 BMW 1M, 6-Speed Manual	1,600	1,328
#80LC1	1980 Lamborghini Countach Turbo	2,328	1,645
#02BZ1	2002 BMW Z8	1,740	1,759
#88BM1	1988 BMW E30 M3	1,673	1,469
#63CC1	1963 Chevrolet Corvette Split Window	1,650	1,232
#76PT1	1976 Porsche 911 Turbo Cabrera	1,726	1,243
#75RA1	1975 Renault Alpine A110 1300	1,598	959
#65AG1	1965 Alfa Romeo Giulia Sprint Speciale	1,715	880
#93FS1	1993 Ferrari 348TS Series Speciale	1,679	502
#90MM1	1990 Mazda Miata	1,383	233
#61JE1	1961 Jaguar E-Type	1,818	581
#88PT1	1988 Porsche 944 Turbo S	1,578
#65FM1	1965 Ford Mustang 2+2 Fastback	1,593
#94LD1	1994 Lamborghini Diablo SE30 Jota	2,228
#99SS1	1999 Shelby Series 1	1,659
#94FS1	1994 Ferrari 348 Spider	1,670
#61MG1	1961 Maserati 3500GT	1,914
#92CC1	1992 Chevrolet Corvette ZR1	1,554
#89FT1	1989 Ferrari Testarossa	1,718
#80PN1	1980 Porsche 928	1,556
#89FG2	1989 Ferrari 328 GTS	1,654
#88LL1	1988 Lamborghini LM002	1,849
RSE Collection		7,631	21,276
Total Operating Expenses		$75,419	$71,700

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Solely in the case of the Series with closed Offerings listed in the table above, the Manager has elected that the post-Closing Operating Expenses for the six-month period ended June 30, 2020 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series. The Manager had made the same election for the post-Closing Operating Expenses incurred during the six-month period ended June 30, 2019.

6.Capital Assets:

Underlying Assets are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and “Acquisition Expenses”, which include transportation of the Underlying Asset to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats Underlying Assets as collectible and therefore the Company will not depreciate or amortize the Underlying Assets going forward. The Underlying Assets are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Underlying Assets are initially purchased by the Company, either prior to launching an Offering or through the exercising of a purchase option simultaneous with the Closing of an Offering for a particular Series. At Closing of an Offering for a Series of Interests the Underlying Assets, including capitalized Acquisition Expenses, are then transferred to the Series. Underlying Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the Offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a Closing, such as registration fees or fees related to the transportation of an Underlying Asset from the Asset seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired Underlying Asset after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular Offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the Offering. In case of a Closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet. Any remaining cash on the balance sheet of the Series after distributions have been made is retained for payment of future Operating Expenses.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties invested in Underlying Assets. For the six-month period ended June 30, 2020, the total investment in Underlying Assets was $591 vs. $1,527,531 during the same six months in 2019. Driven by a lower number of Underlying Assets acquired during the six-month period ended June 30, 2020. The values for the respective six months periods exclude $262,766 related to Underlying Assets sold in the six-month period ended June 30, 2020 and $375,498 related to Underlying Assets sold in the six-month period ended June 30, 2019. This brings the total investment in Underlying Assets to $7,900,378 from inception of the Company in August of 2016 through June 30, 2020, excluding $638,264 related to Underlying Assets that were subsequently sold. See “Note A - Description Of Organization and Business Operations” for additional details on asset dispositions.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $591 of investments during the six-month period ended June 30, 2020, $0 were related to the purchase price of, or down payments on Underlying Assets, excluding $262,766 related to the Underlying Assets sold, vs. $1,543,769 during the same period in 2019, excluding $375,498 related to Underlying Assets sold. This brings the total spent on purchase price and down-payments at June 30, 2020 to $7,778,365, since the inception of the Company in August of 2016 vs. $6,977,253 at June 30, 2019.

Acquisition Expenses related to a particular Series, that are incurred prior to the Closing of an Offering, are initially funded by the Manager but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation costs to transport the Underlying Asset from the Asset Seller to the Company’s facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses are capitalized into the cost of the Underlying Asset as per the table below. Should a proposed Offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the six-month period ended June 30, 2020, $591 of Acquisition Expenses related to the registration, transportation, inspection, repair of Underlying Assets and other acquisition related expenses were incurred, excluding $10,773 related to Underlying Assets sold vs. $28,762 during the same period in 2019, excluding $2,998 related to Underlying Assets sold. This brings the total Acquisition Expenses at June 30, 2020 to $112,013, since the inception of the Company in August of 2016 vs. $103,558 at June 30, 2019. The Acquisition Expenses for the six-month period ended June 30, 2020 decreased in amount to those for the six months ended June 30, 2019 because of the lower number of Underlying Assets purchased in the six-month period ended June 30, 2020.

The total investment in Underlying Assets since the inception of the Company in August of 2016 is as follows, excluding the total investments of any Series for which the Underlying Assets have been sold:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of 6/30/2020
Capitalized Costs
Applicable Series		Asset	Purchase Price / Down payment	Transpor-tation	Main-tenance / Repair	Improve-ments	Regis-tration	Other	Total

#77LE1	(1,4)	1977 Lotus Esprit S1	$ 69,400	$ 550	$ -	$ -	$ 237	$ -	$ 70,187
#69BM1	(1)	1969 Boss 302 Mustang	102,395	2,600	1,000	-	271	-	106,266
#85FT1	(1)	1985 Ferrari Testarossa	172,500	2,498	557	-	271	-	175,826
#88LJ1	(1)	1988 Lamborghini Jalpa	127,176	1,650	720	2,565	271	-	132,382
#55PS1	(1)	1955 Porsche Speedster	405,000	2,100	400	-	286	600	408,386
#93XJ1	(1)	1993 Jaguar XJ220	460,000	1,200	-	26,500	286	600	488,586
#83FB1	(1)	1983 Ferrari 512 BBi	330,000	1,200	1,320	-	286	-	332,806
#89PS1	(1)	1989 Porsche 911 Speedster	160,000	-	-	-	-	-	160,000
#90FM1	(1)	1990 Ford Mustang 7Up Edition	14,500	-	-	-	286	-	14,786
#95BL1	(1)	1995 BMW M3 Lightweight	112,500	1,195	-	75	421	350	114,541
#98DV1	(1)	1998 Dodge Viper GTS-R	120,000	1,895	-	649	-	-	122,544
#02AX1	(1)	2002 Acura NSX-T	100,000	1,500	-	-	286	-	101,786
#99LE1	(1)	1999 Lotus Esprit Sport 350	62,100	1,300	-	585	286	-	64,271
#91MV1	(1)	1991 Mitsubishi 3000VT GR4	33,950	800	-	400	287	-	35,437
#94DV1	(1)	1994 Dodge Viper RT/10	52,500	-	-	-	287	-	52,787
#92LD1	(1)	1992 Lancia Delta Martini 5 Evo	146,181	10,514	-	964	243	-	157,902
#72MC1	(1)	1972 Mazda Cosmo Sport	115,000	265	-	-	297	-	115,562
#06FG1	(1)	2006 Ford GT	309,000	-	-	-	286	-	309,286
#11BM1	(1)	2011 BMW 1M, 6-Speed Manual	78,500	1,000	-	-	286	-	79,786
#80LC1	(1)	1980 Lamborghini Countach Turbo	610,000	1,950	207	-	282	-	612,439
#02BZ1	(1)	2002 BMW Z8	185,000	525	-	490	286	-	186,301
#88BM1	(1)	1988 BMW E30 M3	135,000	525	239	415	286	-	136,465
#63CC1	(1)	1963 Chevrolet Corvette Split Window	120,000	-	-	-	286	-	120,286
#76PT1	(1)	1976 Porsche 911 Turbo Cabrera	179,065	2,500	500	450	287	-	182,802
#75RA1	(1)	1975 Renault Alpine A110 1300	75,000	250	-	266	287	100	75,903
#65AG1	(1)	1965 Alfa Romeo Giulia Sprint Speciale	170,000	-	-	-	286	-	170,286
#93FS1	(1)	1993 Ferrari 348TS Series Speciale	130,000	850	-	-	286	-	131,136
#90MM1	(1)	1990 Mazda Miata	22,000	900	-	-	287	-	23,187
#61JE1	(1)	1961 Jaguar E-Type	235,000	-	-	-	288	100	235,388
#88PT1	(1)	1988 Porsche 944 Turbo S	61,875	905	-	-	291	-	63,071
#65FM1	(1)	1965 Ford Mustang 2+2 Fastback	75,000	700	-	-	297	-	75,997
#94LD1	(1)	1994 Lamborghini Diablo SE30 Jota	570,000	1,950	-	-	286	-	572,236
#99SS1	(1)	1999 Shelby Series 1	126,575	1,650	716	-	286	-	129,227
#94FS1	(1)	1994 Ferrari 348 Spider	135,399	2,795	-	-	288	-	138,482
#61MG1	(1)	1961 Maserati 3500GT	325,000	-	-	303	287	-	325,590
#92CC1	(1)	1992 Chevrolet Corvette ZR1	45,000	900	-	-	288	-	46,188
#89FT1	(1)	1989 Ferrari Testarossa	172,500	2,350	-	-	286	-	175,136
#80PN1	(1)	1980 Porsche 928	45,750	1,350	-	-	288	-	47,388
#89FG2	(1)	1989 Ferrari 328 GTS	118,500	775	-	-	287	-	119,562
#88LL1	(1)	1988 Lamborghini LM002	275,000	2,225	-	300	286	-	277,811
#87FF1	(2)	1987 Ferrari 412	11,000	-	-	-	-	-	11,000
#82AV1	(2)	1982 Aston Martin V8 Vantage	285,000	-	-	1,078	286	-	286,364
#72FG2	(2)	1972 Ferrari 365 GTC/4	200,000	700	-	-	287	-	200,987
#86FT1	(2)	1986 Ferrari Testarossa	-	-	529	-	-	-	529
#95FF1	(2)	1995 Ferrari 355 Spider	105,000	3,200	-	-	288	-	108,488
#03SS1	(2)	2003 Saleen S7	330,000	2,750	-	-	-	-	332,750

Total			$ 7,713,365	$ 60,017	$ 6,188	$ 35,040	$ 11,768	$ 1,750	$ 7,828,128

Capitalized Costs 2016			298,971	2,650	-	-	-	-	301,621
Capitalized Costs 2017			202,500	4,648	2,677	15,065	1,050	600	226,540
Capitalized Costs 2018			4,932,013	26,905	2,252	17,578	421	950	4,980,119
Capitalized Costs 2019			2,606,874	33,533	1,259	2,097	10,310	200	2,654,273
Capitalized Costs 1H 2020			(326,993)	(7,719)	-	300	(13)	-	(334,425)
Grand Total			$ 7,713,365	$ 60,017	$ 6,188	$ 35,040	$ 11,768	$ 1,750	$ 7,828,128

Note: Excludes $262,766 of capitalized acquisitions costs related to Underlying Assets sold in during the six-month period ended June 30, 2020 vs. $375,498 related to Underlying Assets sold during the same period in 2019.

(1)Offering for Series Interests closed at June 30, 2020 and Underlying Asset owned by applicable Series.

(2)At June 30, 2020 owned by RSE Collection, LLC and not by any Series. To be owned by the applicable Series as of the Closing of the applicable Offering.

(3)Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the period.

Capital contributions from the Manager are made to cover Operating Expenses  for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful Closing of an Offering for a particular Series are calculated by taking the amount of membership Interests sold in an Offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular Offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the Offering are paid from the proceeds of any successfully closed Offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an Offering does not close. At June 30, 2020, the following Offerings for Series Interests had closed:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing
Applicable Series	Asset	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Distributions	Total
#77LE1	1977 Lotus Esprit S1	4/13/2017	$ 77,700	$ 1,049	$ 3,443	$ -	$ -	$ 73,208
#69BM1	1969 Boss 302 Mustang	2/7/2018	115,000	778	2,986	-	-	111,236
#85FT1	1985 Ferrari Testarossa	2/16/2018	165,000	1,117	-	-	-	163,883
#55PS1	1955 Porsche Speedster	6/6/2018	425,000	2,869	-	-	-	422,131
#93XJ1	1993 Jaguar XJ220	11/6/2018	495,000	3,487	-	3,713	-	487,801
#83FB1	1983 Ferrari 512 BBi	9/5/2018	350,000	2,522	9,162	2,625	-	335,691
#89PS1	1989 Porsche 911 Speedster	7/31/2018	165,000	470	1,771	1,238	-	161,521
#90FM1	1990 Ford Mustang 7Up Edition	7/31/2018	16,500	90	464	500	-	15,446
#95BL1	1995 BMW M3 Lightweight	7/12/2018	118,500	870	-	889	-	116,742
#98DV1	1998 Dodge Viper GTS-R	10/11/2018	130,000	954	2,314	975	-	125,757
#06FS1	2006 Ferrari F430 Spider	10/19/2018	199,000	1,463	774	1,493	195,271	-
#02AX1	2002 Acura NSX-T	11/30/2018	108,000	793	1,944	810	-	104,452
#99LE1	1999 Lotus Esprit Sport 350	12/4/2018	69,500	510	1,770	521	-	66,699
#91MV1	1991 Mitsubishi 3000VT GR4	12/7/2018	38,000	279	600	500	-	36,621
#94DV1	1994 Dodge Viper RT/10	12/26/2018	57,500	388	1,841	500	-	54,771
#92LD1	1992 Lancia Delta Martini 5 Evo	12/26/2018	165,000	1,114	2,219	1,238	-	160,430
#00FM1	2000 Ford Mustang Cobra R	1/4/2019	49,500	364	862	500	47,774	-
#72MC1	1972 Mazda Cosmo Sport	1/4/2019	124,500	542	2,474	934	-	120,551
#06FG1	2006 Ford GT	1/8/2019	320,000	2,316	3,198	2,400	-	312,086
#11BM1	2011 BMW 1M, 6-Speed Manual	1/25/2019	84,000	567	517	630	-	82,286
#80LC1	1980 Lamborghini Countach Turbo	2/11/2019	635,000	4,305	9,216	4,763	-	616,716
#02BZ1	2002 BMW Z8	2/11/2019	195,000	1,316	2,620	1,463	-	189,601
#88BM1	1988 BMW E30 M3	2/25/2019	141,000	952	226	1,058	-	138,765
#63CC1	1963 Chevrolet Corvette Split Window	3/18/2019	126,000	916	1,553	945	-	122,586
#76PT1	1976 Porsche 911 Turbo Cabrera	3/22/2019	189,900	1,382	1,793	1,424	-	185,301
#75RA1	1975 Renault Alpine A110 1300	4/9/2019	84,000	586	3,732	630	-	79,052
#65AG1	1965 Alfa Romeo Giulia Sprint Speciale	4/16/2019	178,500	1,272	1,903	1,339	-	173,986
#93FS1	1993 Ferrari 348TS Series Speciale	4/22/2019	137,500	1,011	1,272	1,031	-	134,186
#90MM1	1990 Mazda Miata	4/26/2019	26,600	196	918	500	-	24,986
#61JE1	1961 Jaguar E-Type	4/26/2019	246,000	1,661	3,858	1,845	-	238,636
#88PT1	1988 Porsche 944 Turbo S	7/23/2019	66,000	495	-	500	-	65,005
#65FM1	1965 Ford Mustang 2+2 Fastback	7/23/2019	82,500	619	1,966	619	-	79,297
#94LD1	1994 Lamborghini Diablo SE30 Jota	8/19/2019	597,500	4,481	11,251	4,481	-	577,286
#99SS1	1999 Shelby Series 1	9/12/2019	137,500	1,375	1,815	1,031	-	133,279
#94FS1	1994 Ferrari 348 Spider	9/18/2019	145,000	1,450	669	1,088	-	141,794
#61MG1	1961 Maserati 3500GT	9/30/2019	340,000	2,550	4,613	2,550	-	330,287

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

#92CC1	1992 Chevrolet Corvette ZR1	10/2/2019	52,500	525	2,875	500	-	48,600
#89FT1	1989 Ferrari Testarossa	10/11/2019	180,000	1,800	-	1,350	-	176,850
#80PN1	1980 Porsche 928	11/6/2019	48,000	480	-	500	-	47,020
#89FG2	1989 Ferrari 328 GTS	11/14/2019	127,500	1,275	1,719	956	-	123,550
#88LL1	1988 Lamborghini LM002	12/9/2019	292,000	2,920	3,115	2,190	-	283,775
Total			$ 7,435,700	$ 55,021	$ 92,030	$ 50,226	$ 243,045	$ 6,995,378

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at Closing of Offering for respective Series.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Underlying Assets for #06FS1 and #00FM1 were sold and membership distributions to Interest holders were made.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of June 30, 2020.

RSE Collection, LLC, as the master Series of the Company intends to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership Interest:

Upon completion of an Offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership Interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

Individual officers and affiliates of the Manager have made loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering.  Each of the loans and related interest have been paid by the Company through proceeds of the Offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, the Underlying Assets was transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Asset.

As of June 30, 2020, and as of December 31, 2019, no loans to the Company were outstanding to either officers or affiliates of the Manager.

NOTE D –DEBT

The Asset Manager together with the Company Asset Manager, entered into a $1.5 million line of credit LoC with Silicon Valley Bank on April 30, 2019, which allowed the Manager to make purchases of Underlying Assets using the LoC, with the Underlying Assets as collateral. However, the Company did not draw any amounts under the LoC until July 24, 2019 and as such had no outstanding balances or interest paid at June 30, 2019. On December 20, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into the DM with Upper90 with an initial borrowing capacity of $2.25 million. On May 15, 2020, the DM was expanded to a borrowing capacity of $3.25 million. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any Underlying Asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM.

The table below outlines the debt balance at June 30, 2020 vs. December 31, 2019:

Debt Outstanding Upper90 Demand Note
At 12/31/2019	$1,560,000
At 6/30/2020	$3,250,000

As of June 30, 2020, $3,250,000 debt was outstanding and interest of $160,583 had been incurred under the DM during the six-month period ended June 30, 2020. Of the outstanding borrowings at June 30, 2020, $995,000 were related to Underlying Assets and the remainder to assets of the affiliate of the Asset Manager or remained in cash.

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

As of June 30, 2020 , we have not yet generated any revenues directly attributable to the Company or any Series to date. In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched an online shopping experience for merchandise. In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular Underlying Asset and Operating Expenses related to the management of such Underlying Assets.

Fees and expenses related to the purchase of an Underlying Asset include Offering Expenses, Acquisition Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the Closing of an Offering and those incurred after the Closing of an Offering. Although these pre- and post- Closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-Closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-Closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the Underlying Assets or the number of Underlying Assets, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: Revenues from the anticipated commercialization of the Underlying Assets will be allocated amongst the Series whose Underlying Assets are part of the commercialization events, based on the value of the Underlying Asset. No revenues attributable directly to the Company or any Series have been generated during the six-month period ended June 30, 2020 and 2019.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the Closing of an Offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the Closing of an Offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon Closing of the Offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an Offering (as described in Note B(7)) and is charged to the specific Series. Losses incurred related to closed Offerings, due to shortfalls between proceeds from closed Offerings and costs incurred in relation to these Offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the BOR from the Series proceeds upon the Closing of an Offering (as described in Note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the Custodian from the Series proceeds upon the Closing of an Offering (as described in Note B(7)) and is charged to the specific Series. For the Offerings for Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no Custody Agreement was in place prior to the close of the Offerings, and as such, no Custody Fee was due at the time of Closing. Should a Custody Fee become applicable for these Offerings at a later date, the costs will be borne by the Manager and the Manager will not be reimbursed. For all subsequent Offerings, the Custody Fee will be paid for from the proceeds of the Offering.

•Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs, transportation, professional fees and marketing and other Series related Operating Expenses, are expensed as incurred:

oPre-Closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-Closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage and transportation: based on the number of Underlying Assets

▪Professional fees: $100 per Series per month

NOTE F – FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% of Free Cash Flow (as described below) (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to Interest Holders of a particular Series.

iv)The Manager may receive up to 50% of Free Cash Flow (as described below) in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of June 30, 2020, and December 31, 2019, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series. The Company did make distributions to Interest Holders related to sale of Underlying Assets as described in “Asset Dispositions” in “Note A - Description Of Organization and Business Operations.”

NOTE G – INCOME TAX

As of June 30, 2020, each individual Series has elected to be treated as a corporation for tax purposes.

No provision for income taxes for the six-month period ended June 30, 2020 and June 30, 2019, respectively, has been recorded for any individual Series as all individual Series incurred net losses, except as detailed below. Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at June 30, 2020 and December 31, 2019 are fully offset by a valuation allowance (other than for Series #00FM1, #06FS1, 2003 Porsche 911 GT2 and 1990 Mercedes 190E 2.5-16 Evo II as described below), and therefore, no tax benefit applicable to the loss for each individual Series for the six-month period ended June 30, 2020 has been recognized. Losses incurred after January 1, 2018 do not expire for federal income tax purposes

1990 Mercedes 190E 2.5-16 Evo II sold its primary operating asset in the six-month period ended June 30, 2020 prior to the launch of an Offering for such Underlying Asset and as such the asset was still on the books of the Company at the time of the sale and any tax implications of the sale accrue to the Company as it is considered a partnership for tax purposes (see Note A). Since the asset was sold for a loss there are no significant tax implications.

Reconciliation of the benefit expense for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. RSE Collection has elected to be treated as a partnership; thus, for the six-month period ended June 30, 2020 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

NOTE H - CONTINGENCIES

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

NOTE I - SUBSEQUENT EVENTS

Asset Disposition

Sale of the 1972 Ferrari 365 GTC/4

On August 31, 2020, the Company received an offer for the 1972 Ferrari 365 GTC/4, for $200,000 vs. the initial purchase price of $275,000 for a loss on sale of $75,987, net of $987 of capitalized acquisition expenses. Per the terms of the Company's Operating Agreement, the Company, together with the Company's advisory board has evaluated the offer and has determined that it is in the interest of the Company to sell the 1972 Ferrari 365 GTC/4. In evaluating the offer, the Company took into account current market conditions and the amount of cash that would be liberated from the sale of the 1972 Ferrari 365 GTC/4. The purchase and sale agreement was executed on September 10, 2020. At the time of the sale, no Offering for a Series related to the 1972 Ferrari 365 GTC/4 had occurred. As such the Underlying Asset was not yet owned by any Series and no Interest Holders received any distributions.

The Company realized a loss on impairment of $75,000 due to the sale of the 1972 Ferrari 365 GTC/4. Although the sale was consummated in September 2020, the Company has decided that the conditions for impairment were already apparent in the six-month period ended June 30, 2020 and has reflected the charge in the financials for the six-month period ended June 30, 2020 accordingly.

Sale of the 2003 Saleen S7

On September 21, 2020, the Company received an offer for Series Saleen S7, the Underlying Asset for Series #03SS1 in the amount of $420,000 vs the initial purchase price of $330,000 for a gain on sale of $87,250, net of $2,750 capitalized acquisition expenses. Per the terms of the Company's Operating Agreement, the Company, together with the Company's advisory board has evaluated the offer and has determined that it is in the interest of the Investors to sell the Series Saleen S7. The purchase and sale agreement was executed on September 27, 2020.

Subsequent Offerings

The table below shows all Offerings, which have closed after the date of the financial statements through September 28, 2020.

Series / Series Name	Underlying Asset	Maximum Offering Size	Opening Date	Closing Date
#03SS1 / Series Saleen S7	2003 Saleen S7	$ 375,000	7/6/2020	9/22/2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Collection, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Collection, LLC (the "Company") on a consolidated basis and for each listed Series as of December 31, 2019 and 2018, and the related consolidated statements of operations, members' equity, and cash flows for the Company on a consolidated basis and for each listed Series for each of the years then ended, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company and each listed Series as of December 31, 2019 and 2018, and the consolidated results of operations and cash flows for the Company and each listed Series for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company's and each listed Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement

As discussed in Note J to the financial statements the December 31, 2018 financial statements have been restated to correct an error.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's and each listed Series’ financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company and each listed Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's or each listed Series internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company's auditor since 2017.

EISNERAMPER LLP

New York, New York

April 29, 2020

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	$-	$-	$2,214	$1,000
Pre-paid Insurance	104	130	120	384	95
Total Current Assets	4,253	130	120	2,598	1,095
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,386	114,541
TOTAL ASSETS	$110,519	$175,956	$132,502	$410,984	$115,636

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$479	$479	$479	$479	$479
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	479	479	479	479	479

Membership Contributions	111,236	163,883	133,508	422,131	116,742
Capital Contribution for Operating Expenses	7,569	9,630	8,861	9,346	5,805
Capital Contribution for loss at Offering close	-	12,344	-	3,357	444
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)
Retained Earnings / (Accumulated Deficit)	(7,944)	(9,979)	(9,220)	(9,440)	(6,189)
Members' Equity	110,040	175,477	132,023	410,505	115,157
TOTAL LIABILITIES AND MEMBERS' EQUITY	$110,519	$175,956	$132,502	$410,984	$115,636

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Assets
Current Assets
Cash and Cash Equivalents	$1,271	$485	$2,485	$2,500	$9,152
Pre-paid Insurance	131	16	272	101	-
Total Current Assets	1,402	501	2,757	2,601	9,152
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	160,000	14,786	332,806	122,544	-
TOTAL ASSETS	$161,402	$15,287	$335,563	$125,145	$9,152

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$479	$479	$-
Income Taxes Payable	-	-	-	-	6,746
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	2,406
Total Liabilities	304	304	479	479	9,152

Membership Contributions	161,521	15,446	335,691	125,757	-
Capital Contribution for Operating Expenses	4,975	4,920	6,888	4,878	-
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(250)	(175)	(400)	(713)	-
Retained Earnings / (Accumulated Deficit)	(5,148)	(5,208)	(7,095)	(5,256)	-
Members' Equity	161,098	14,983	335,084	124,666	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$161,402	$15,287	$335,563	$125,145	$9,152

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Assets
Current Assets
Cash and Cash Equivalents	$1,485	$1,985	$1,985	$984	$1,853
Pre-paid Insurance	499	84	50	26	117
Total Current Assets	1,984	2,069	2,035	1,011	1,970
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	488,586	101,786	64,271	35,437	157,902
TOTAL ASSETS	$490,570	$103,855	$66,306	$36,448	$159,872

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$-	$479	$479	$479	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	479	479	479	304

Membership Contributions	487,801	104,452	66,699	36,621	160,430
Capital Contribution for Operating Expenses	3,942	3,884	4,020	3,851	4,398
Capital Contribution for loss at Offering close	7,373	-	-	-	-
Distribution to RSE Collection	(5,103)	(681)	(443)	(200)	-
Retained Earnings / (Accumulated Deficit)	(3,443)	(4,279)	(4,449)	(4,303)	(5,260)
Members' Equity	490,570	103,376	65,827	35,969	159,568
TOTAL LIABILITIES AND MEMBERS' EQUITY	$490,570	$103,855	$66,306	$36,448	$159,872

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Assets
Current Assets
Cash and Cash Equivalents	$1,984	$3,760	$4,989	$2,500	$2,000
Pre-paid Insurance	20	-	-	112	-
Total Current Assets	2,004	3,760	4,989	2,612	2,000
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	52,787	-	115,562	309,286	79,786
TOTAL ASSETS	$54,791	$3,760	$120,551	$311,898	$81,786

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$-	$304	$304	$304
Income Taxes Payable	-	2,711	-	-	-
Due to the Manager for Insurance	-	-	3	-	-
Due to the Manager or its Affiliates	-	1,049	-	-	-
Total Liabilities	304	3,760	307	304	304

Membership Contributions	54,771	-	120,551	312,086	82,286
Capital Contribution for Operating Expenses	4,076	-	3,977	4,772	3,253
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	-	-	-	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(4,360)	-	(4,284)	(4,964)	(3,557)
Members' Equity	54,487	-	120,244	311,594	81,482
TOTAL LIABILITIES AND MEMBERS' EQUITY	$54,791	$3,760	$120,551	$311,898	$81,786

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Assets
Current Assets
Cash and Cash Equivalents	$3,504	$3,000	$2,000	$1,999	$1,999
Pre-paid Insurance	495	141	103	90	11
Total Current Assets	3,999	3,141	2,103	2,089	2,010
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	612,439	186,301	136,465	120,286	182,802
TOTAL ASSETS	$616,438	$189,442	$138,568	$122,375	$184,812

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$304	$304	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	304	304	304	304	304

Membership Contributions	616,716	189,601	138,765	122,586	185,301
Capital Contribution for Operating Expenses	4,409	4,551	3,620	3,442	3,376
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Retained Earnings / (Accumulated Deficit)	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Members' Equity	616,134	189,138	138,264	122,071	184,508
TOTAL LIABILITIES AND MEMBERS' EQUITY	$616,438	$189,442	$138,568	$122,375	$184,812

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$2,649	$3,700	$3,050	$1,799	$2,898
Pre-paid Insurance	-	11	-	-	-
Total Current Assets	2,649	3,711	3,050	1,799	2,898
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,903	170,286	131,136	23,187	235,388
TOTAL ASSETS	$78,552	$173,997	$134,186	$24,986	$238,286

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$479	$304	$304	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	23	-	16	7	7
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	327	479	320	311	311

Membership Contributions	79,052	173,986	134,186	24,986	238,636
Capital Contribution for Operating Expenses	3,086	2,917	1,210	872	2,737
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)
Retained Earnings / (Accumulated Deficit)	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Members' Equity	78,225	173,518	133,866	24,675	237,975
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,552	$173,997	$134,186	$24,986	$238,286

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Assets
Current Assets
Cash and Cash Equivalents	$2,300	$4,439	$4,550	$3,064	$2,962
Pre-paid Insurance	10	-	201	17	38
Total Current Assets	2,310	4,439	4,751	3,081	3,000
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-
Collectible Automobiles - Owned	75,997	62,780	572,236	129,227	138,482
TOTAL ASSETS	$78,307	$67,219	$576,987	$132,308	$141,482

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$479	$479	$304
Income Taxes Payable	-	-	-	-	-
Due to the Manager for Insurance	-	19	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	304	323	479	479	304

Membership Contributions	79,297	65,005	577,286	133,279	141,794
Capital Contribution for Operating Expenses	2,403	999	2,319	1,150	604
Capital Contribution for loss at Offering close	-	2,214	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Retained Earnings / (Accumulated Deficit)	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Members' Equity	78,003	66,896	576,508	131,829	141,178
TOTAL LIABILITIES AND MEMBERS' EQUITY	$78,307	$67,219	$576,987	$132,308	$141,482

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$4,197	$2,412	$1,714	$3,662	$3,288	$5,789	$114,536
Pre-paid Insurance	-	12	-	-	7	77	3,982
Total Current Assets	4,197	2,424	1,714	3,662	3,295	5,866	118,518
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	-	-	616,000
Collectible Automobiles - Owned	325,590	46,188	175,136	47,388	119,562	277,511	7,546,553
TOTAL ASSETS	$329,787	$48,612	$176,850	$51,050	$122,857	$283,377	$8,281,071

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304	$304	$417	$273	$232	$106	$16,752
Income Taxes Payable	-	-	-	-	-	-	9,457
Due to the Manager for Insurance	84	-	76	2	-	-	406
Due to the Manager or its Affiliates	-	-	-	-	-	-	1,280,433
Total Liabilities	388	304	493	275	232	106	1,307,048

Membership Contributions	330,287	48,600	176,850	47,020	123,550	283,775	6,995,378
Capital Contribution for Operating Expenses	1,288	351	1,429	212	236	1,349	250,769
Capital Contribution for loss at Offering close	-	-	400	4,030	-	-	44,272
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Retained Earnings / (Accumulated Deficit)	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(316,397)
Members' Equity	329,399	48,308	176,357	50,775	122,625	283,271	6,974,022
TOTAL LIABILITIES AND MEMBERS' EQUITY	$329,787	$48,612	$176,850	$51,050	$122,857	$283,377	$8,281,071

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Assets
Current Assets
Cash and Cash Equivalents	$4,149	$-	$-	$2,500
Pre-paid Insurance	71	101	85	283
Total Current Assets	4,220	101	85	2,783
Other Assets
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,100
TOTAL ASSETS	$110,486	$175,927	$132,467	$410,883

LIABILITIES AND MEMBERS EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$100	$100	$-	$-
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	100	100	-	-
Total Liabilities	100	100	-	-

Membership Contributions	111,236	163,883	133,508	422,132
Capital Contribution	3,444	16,518	2,953	7,320
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)
Contribution to Series	-	-	-	-
Accumulated Deficit	(3,473)	(4,173)	(2,868)	(3,680)
Members' Equity	110,386	175,827	132,467	410,883
TOTAL LIABILITIES AND EQUITY	$110,486	$175,927	$132,467	$410,883

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

	Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Assets
Current Assets
Cash and Cash Equivalents	$1,000	$1,271	$771	$2,771
Pre-paid Insurance	74	101	12	207
Total Current Assets	1,074	1,372	783	2,978
Other Assets
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	114,541	160,000	14,500	332,520
TOTAL ASSETS	$115,615	$161,372	$15,283	$335,498

LIABILITIES AND MEMBERS EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	-	-	-	-
Total Liabilities	-	-	-	-

Membership Contributions	116,741	161,521	15,446	335,691
Capital Contribution	2,287	891	1,188	2,038
Distribution to RSE Collection	(1,645)	(250)	(175)	(400)
Contribution to Series	-	-	-	-
Accumulated Deficit	(1,768)	(790)	(1,176)	(1,831)
Members' Equity	115,615	161,372	15,283	335,498
TOTAL LIABILITIES AND EQUITY	$115,615	$161,372	$15,283	$335,498

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Assets
Current Assets
Cash and Cash Equivalents	$2,500	$2,771	$1,771	$2,271
Pre-paid Insurance	77	118	293	64
Total Current Assets	2,577	2,889	2,064	2,335
Other Assets
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	122,544	192,500	488,300	101,500
TOTAL ASSETS	$125,121	$195,389	$490,364	$103,835

LIABILITIES AND MEMBERS EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	-	-	-	-
Total Liabilities	-	-	-	-

Membership Contributions	125,757	195,271	487,801	104,452
Capital Contribution	876	997	8,206	467
Distribution to RSE Collection	(713)	-	(5,103)	(681)
Contribution to Series	-	-	-	-
Accumulated Deficit	(799)	(879)	(540)	(403)
Members' Equity	125,121	195,389	490,364	103,835
TOTAL LIABILITIES AND EQUITY	$125,121	$195,389	$490,364	$103,835

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$2,271	$1,271	$2,771	$2,271	$56,787
Pre-paid Insurance	34	19	86	-	2,306
Total Current Assets	2,305	1,290	2,857	2,271	59,093
Other Assets
Collectible Automobiles - Deposits	-	-	-	-	736,431
Collectible Automobiles - Owned	63,985	35,150	157,659	52,500	4,648,349
TOTAL ASSETS	$66,290	$36,440	$160,516	$54,771	$5,443,873

LIABILITIES AND MEMBERS EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$300
Insurance Payable	-	-	-	39	912
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	2,658,883
Debt	-	-	-	-	-
Total Current Liabilities	-	-	-	39	2,660,095
Total Liabilities	-	-	-	39	2,660,095

Membership Contributions	66,699	36,621	160,430	54,771	2,765,168
Capital Contribution	249	202	109	40	123,917
Distribution to RSE Collection	(443)	(200)	-	-	-
Contribution to Series	-	-	-	-	-
Accumulated Deficit	(215)	(183)	(23)	(79)	(105,307)
Members' Equity	66,290	36,440	160,516	54,732	2,783,778
TOTAL LIABILITIES AND EQUITY	$66,290	$36,440	$160,516	$54,771	$5,443,873

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Operating Expenses
Storage	$2,279	$2,279	$2,279	$2,279	$2,279
Transportation	500	1,700	2,300	500	500
Insurance	492	627	573	1,784	442
Professional Fees	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,471	5,806	6,352	5,763	4,421
Operating Loss	(4,471)	(5,806)	(6,352)	(5,763)	(4,421)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,471)	(5,806)	(6,352)	(5,763)	(4,421)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(4,471)	$(5,806)	$(6,352)	$(5,763)	$(4,421)

Basic and Diluted Income / (Loss) per Membership Interest	$(2.24)	$(2.90)	$(3.18)	$(2.88)	$(2.21)
Weighted Average Membership Interest	2000	2000	2000	2000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Operating Expenses
Storage	$654	$2,479	$2,279	$2,279	$600
Transportation	1,850	279	500	500	-
Insurance	654	74	1,285	478	247
Professional Fees	1,200	1,200	1,200	1,200	419
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,358	4,032	5,264	4,457	1,266
Operating Loss	(4,358)	(4,032)	(5,264)	(4,457)	(1,266)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	(34,714)
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,358)	(4,032)	(5,264)	(4,457)	33,448
Provision for Income Taxes	-	-	-	-	6,746
Net Income / (Loss)	$(4,358)	$(4,032)	$(5,264)	$(4,457)	$26,702

Basic and Diluted Income / (Loss) per Membership Interest	$(2.18)	$(2.02)	$(1.05)	$(2.23)	$5.34
Weighted Average Membership Interest	2000	2000	5000	2000	5000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Operating Expenses
Storage	$-	$2,279	$2,279	$2,279	$2,479
Transportation	-	-	500	500	278
Insurance	1,704	397	256	141	605
Professional Fees	1,200	1,200	1,200	1,200	1,200
Marketing Expense	-	-	-	-	675
Total Operating Expenses	2,904	3,876	4,235	4,120	5,237
Operating Loss	(2,904)	(3,876)	(4,235)	(4,120)	(5,237)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,904)	(3,876)	(4,235)	(4,120)	(5,237)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,904)	$(3,876)	$(4,235)	$(4,120)	$(5,237)

Basic and Diluted Income / (Loss) per Membership Interest	$(0.58)	$(1.94)	$(2.12)	$(2.06)	$(1.75)
Weighted Average Membership Interest	5000	2000	2000	2000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Operating Expenses
Storage	$2,479	$645	$2,377	$2,104	$1,879
Transportation	390	-	278	390	279
Insurance	212	77	445	1,299	283
Professional Fees	1,200	335	1,184	1,171	1,116
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,281	1,057	4,284	4,964	3,557
Operating Loss	(4,281)	(1,057)	(4,284)	(4,964)	(3,557)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	(14,438)	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,281)	13,381	(4,284)	(4,964)	(3,557)
Provision for Income Taxes	-	2,711	-	-	-
Net Income / (Loss)	$(4,281)	$10,670	$(4,284)	$(4,964)	$(3,557)

Basic and Diluted Income / (Loss) per Membership Interest	$(2.14)	$5.33	$(2.14)	$(0.99)	$(1.78)
Weighted Average Membership Interest	2000	2000	2000	5000	2000

See accompanying notes, which are an integral part of these financial statements.

F-93

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Operating Expenses
Storage	$654	$2,240	$2,103	$1,973	$1,944
Transportation	350	779	279	390	279
Insurance	2,152	635	439	352	517
Professional Fees	1,061	1,060	1,000	942	929
Marketing Expense	-	-	-	-	-
Total Operating Expenses	4,217	4,714	3,821	3,657	3,669
Operating Loss	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(4,217)	$(4,714)	$(3,821)	$(3,657)	$(3,669)

Basic and Diluted Income / (Loss) per Membership Interest	$(0.84)	$(1.57)	$(1.27)	$(1.83)	$(1.22)
Weighted Average Membership Interest	5000	3000	3000	2000	3000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Operating Expenses
Storage	$1,902	$1,572	$304	$304	$1,377
Transportation	390	500	-	-	224
Insurance	234	466	400	66	632
Professional Fees	887	847	826	813	813
Marketing Expense	-	-	-	-	-
Total Operating Expenses	3,413	3,385	1,530	1,183	3,048
Operating Loss	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(3,413)	$(3,385)	$(1,530)	$(1,183)	$(3,048)

Basic and Diluted Income / (Loss) per Membership Interest	$(1.14)	$(1.69)	$(0.77)	$(0.24)	$(1.02)
Weighted Average Membership Interest	3000	2000	2000	5000	3000

See accompanying notes, which are an integral part of these financial statements.

F-95

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Operating Expenses
Storage	$2,041	$654	$479	$599	$374
Transportation	-	-	850	500	-
Insurance	130	142	826	153	156
Professional Fees	526	526	442	360	340
Marketing Expense	-	-	-	-	-
Total Operating Expenses	2,697	1,322	2,597	1,612	870
Operating Loss	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$(2,697)	$(1,322)	$(2,597)	$(1,612)	$(870)

Basic and Diluted Income / (Loss) per Membership Interest	$(1.35)	$(0.60)	$(0.52)	$(1.61)	$(0.44)
Weighted Average Membership Interest	2000	2200	5000	1000	2000

See accompanying notes, which are an integral part of these financial statements.

F-96

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Operating Expenses
Storage	$554	$304	$417	$273	$232	$106	$74,124
Transportation	390	-	1,000	-	-	1,100	39,049
Insurance	432	46	240	34	76	101	27,343
Professional Fees	300	293	265	180	153	71	36,060
Marketing Expense	-	-	-	-	-	-	10,160
Total Operating Expenses	1,676	643	1,922	487	461	1,378	186,736
Operating Loss	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(186,736)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-	-	411
Other Income
Gain on Sale	-	-	-	-	-	-	(49,152)
Loss on Sale	-	-	-	-	-	-	27,150
Income / (Loss) Before Income Taxes	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(165,145)
Provision for Income Taxes	-	-	-	-	-	-	9,457
Net Income / (Loss)	$(1,676)	$(643)	$(1,922)	$(487)	$(461)	$(1,378)	$(174,602)

Basic and Diluted Income / (Loss) per Membership Interest	$(0.34)	$(0.32)	$(0.48)	$(0.10)	$(0.27)	$(0.69)
Weighted Average Membership Interest	5000	2000	4000	5000	1700	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Operating Expenses
Storage	$1,636	$1,586	$1,260	$805
Transportation	-	160	-	200
Insurance	837	1,327	808	1,975
Maintenance	-	-	-	-
Professional Fees	1,000	1,000	800	700
Marketing Expense	-	100	-	-
Total Operating Expenses	3,473	4,173	2,868	3,680
Operating Loss	(3,473)	(4,173)	(2,868)	(3,680)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Purchase Option Expense	-	-	-	-
Total Expenses	3,473	4,173	2,868	3,680
Net Loss	$(3,473)	$(4,173)	$(2,868)	$(3,680)

Basic and Diluted (Loss) per Membership Interest	($1.74)	($2.09)	($1.43)	($1.84)
Weighted Average Membership Interests	2000	2000	2000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

	Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Operating Expenses
Storage	$776	$-	$620	$340
Transportation	-	-	-	-
Insurance	431	290	56	1,108
Maintenance	-	-	-	-
Professional Fees	561	500	500	383
Marketing Expense	-	-	-	-
Total Operating Expenses	1,768	790	1,176	1,831
Operating Loss	(1,768)	(790)	(1,176)	(1,831)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Purchase Option Expense	-	-	-	-
Total Expenses	1,768	790	1,176	1,831
Net Loss	$(1,768)	$(790)	$(1,176)	$(1,831)

Basic and Diluted (Loss) per Membership Interest	($0.88)	($0.40)	($0.59)	($0.37)
Weighted Average Membership Interests	2000	2000	2000	5000

See accompanying notes, which are an integral part of these financial statements.

F-99

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Operating Expenses
Storage	$337	$378	$-	$125
Transportation	-	-	-	-
Insurance	198	262	360	178
Maintenance	-	-	-	-
Professional Fees	264	239	180	100
Marketing Expense	-	-	-	-
Total Operating Expenses	799	879	540	403
Operating Loss	(799)	(879)	(540)	(403)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Purchase Option Expense	-	-	-	-
Total Expenses	799	879	540	403
Net Loss	$(799)	$(879)	$(540)	$(403)

Basic and Diluted (Loss) per Membership Interest	($0.40)	($0.18)	($0.11)	($0.20)
Weighted Average Membership Interests	2000	5000	5000	2000

See accompanying notes, which are an integral part of these financial statements.

F-100

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Consolidated
Operating Expenses
Storage	$109	$97	$-	$24	$13,579
Transportation	-	-	-	-	7,720
Insurance	19	9	7	39	13,832
Maintenance	-	-	-	-	-
Professional Fees	87	77	16	16	7,623
Marketing Expense	-	-	-	-	3,711
Total Operating Expenses	215	183	23	79	46,465
Operating Loss	(215)	(183)	(23)	(79)	(46,465)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	10,745
Purchase Option Expense	-	-	-	-	7,444
Total Expenses	215	183	23	79	64,654
Net Loss	$(215)	$(183)	$(23)	$(79)	$(64,654)

Basic and Diluted (Loss) per Membership Interest	($0.11)	($0.09)	($0.01)	($0.04)
Weighted Average Membership Interests	2000	2000	3000	2000

See accompanying notes, which are an integral part of these financial statements.

F-101

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Year Ended December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	111,236	163,883	133,508	422,132	116,742
Capital Contribution	3,444	16,518	2,953	7,320	2,287
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)	(1,645)
Distribution to Series	-	-	-	-	-
Net loss	(3,473)	(4,173)	(2,868)	(3,678)	(1,768)
Balance December 31, 2018	$110,386	$175,827	$132,467	$410,885	$115,615
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	4,125	5,456	5,908	5,383	3,963
Distribution to RSE Collection	-	-	-	-	-
Net income/ (loss)	(4,471)	(5,806)	(6,352)	(5,763)	(4,421)
Balance December 31, 2019	$110,040	$175,477	$132,023	$410,505	$115,157

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	161,521	15,446	335,691	125,757	195,271
Capital Contribution	891	1,188	2,038	876	997
Distribution to RSE Collection	(250)	(175)	(400)	(713)	-
Distribution to Series	-	-	-	-	-
Net loss	(790)	(1,176)	(1,831)	(799)	(879)
Balance December 31, 2018	$161,372	$15,283	$335,498	$125,121	$195,389
Distribution	-	-	-	-	(230,000)
Membership Contributions	-	-	-	-	-
Capital Contribution	4,084	3,732	4,850	4,002	7,909
Distribution to RSE Collection	-	-	-	-	-
Net income/ (loss)	(4,358)	(4,032)	(5,264)	(4,457)	26,702
Balance December 31, 2019	$161,098	$14,983	$335,084	$124,666	$-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Year Ended December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	487,801	104,452	66,699	36,621	160,430
Capital Contribution	8,206	467	250	202	109
Distribution to RSE Collection	(5,103)	(681)	(443)	(200)	-
Distribution to Series	-	-	-	-	-
Net loss	(539)	(403)	(215)	(183)	(23)
Balance December 31, 2018	$490,365	$103,835	$66,291	$36,440	$160,516
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	3,109	3,417	3,771	3,649	4,289
Distribution to RSE Collection	-	-	-	-	-
Net income/ (loss)	(2,904)	(3,876)	(4,235)	(4,120)	(5,237)
Balance December 31, 2019	$490,570	$103,376	$65,827	$35,969	$159,568

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	54,771	-	-	-	-
Capital Contribution	40	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net loss	(79)	-	-	-	-
Balance December 31, 2018	$54,732	$-	$-	$-	$-
Distribution	-	(58,240)	-	-	-
Membership Contributions	-	47,774	120,551	312,086	82,286
Capital Contribution	4,036	8	3,977	4,772	3,253
Distribution to RSE Collection	-	(212)	-	(300)	(500)
Net income/ (loss)	(4,281)	10,670	(4,284)	(4,964)	(3,557)
Balance December 31, 2019	$54,487	$-	$120,244	$311,594	$81,482

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Year Ended December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net loss	-	-	-	-	-
Balance December 31, 2018	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-
Membership Contributions	616,716	189,601	138,765	122,586	185,301
Capital Contribution	4,409	4,551	3,620	3,442	3,376
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Net income/ (loss)	(4,217)	(4,714)	(3,821)	(3,657)	(3,669)
Balance December 31, 2019	$616,134	$189,138	$138,264	$122,071	$184,508

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net loss	-	-	-	-	-
Balance December 31, 2018	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-
Membership Contributions	79,052	173,986	134,186	24,986	238,636
Capital Contribution	3,086	2,917	1,210	872	2,737
Distribution to RSE Collection	(500)	-	-	-	(350)
Net income/ (loss)	(3,413)	(3,385)	(1,530)	(1,183)	(3,048)
Balance December 31, 2019	$78,225	$173,518	$133,866	$24,675	$237,975

See accompanying notes, which are an integral part of these financial statements.

F-104

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Year Ended December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Balance January 1, 2018	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net loss	-	-	-	-	-
Balance December 31, 2018	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-
Membership Contributions	79,297	65,005	577,286	133,279	141,794
Capital Contribution	2,403	3,213	2,319	1,150	604
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Net income/ (loss)	(2,697)	(1,322)	(2,597)	(1,612)	(870)
Balance December 31, 2019	$78,003	$66,896	$576,508	$131,829	$141,178

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Balance January 1, 2018	-	-	-	-	-	-	59,814
Membership Contributions	-	-	-	-	-	-	2,691,960
Capital Contribution	-	-	-	-	-	-	96,659
Distribution to RSE Collection	-	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	(64,654)
Balance December 31, 2018	$-	$-	$-	$-	$-	$-	$2,783,778
Distribution	-	-	-	-	-	-	(288,240)
Membership Contributions	330,287	48,600	176,850	47,020	123,550	283,775	4,473,256
Capital Contribution	1,288	351	1,829	4,242	236	1,349	179,830
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Net income/ (loss)	(1,676)	(643)	(1,922)	(487)	(461)	(1,378)	(174,602)
Balance December 31, 2019	$329,399	$48,308	$176,357	$50,775	$122,625	$283,271	$6,974,022

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,471)	$(5,806)	$(6,352)	$(5,763)	$(4,421)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,125	5,456	5,908	5,383	3,963
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(33)	(29)	(35)	(99)	(21)
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	379	379	479	479	479
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	-	-	(286)	-
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	-	-	-	(286)	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	(286)	-
Cash beginning of year	4,149	-	-	2,500	1,000
Cash end of year	$4,149	$-	$-	$2,214	$1,000
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #89PS1	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,358)	$(4,032)	$(5,264)	$(4,457)	$26,702
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,084	3,732	4,850	4,002	7,909
(Gain) / Loss on Sale of Assets	-	-	-	-	(34,714)
Prepaid Insurance	(30)	(4)	(65)	(24)	118
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	6,746
Accounts Payable	304	304	479	479	-
Net cash used in operating activities	-	-	-	-	6,761

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	-	(286)	(286)	-	(286)
Proceeds from Sale of Assets	-	-	-	-	227,500
Net cash used in investing activities	-	(286)	(286)	-	227,214

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	2,406
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	(230,000)
Net cash used in financing activities	-	-	-	-	(227,594)

Net change in cash	-	(286)	(286)	-	6,381
Cash beginning of year	1,271	771	2,771	2,500	2,771
Cash end of year	$1,271	$485	$2,485	$2,500	$9,152
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #93XJ1	Series #02AX1	Series #99LE1	Series #91MV1	Series #92LD1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,904)	$(3,876)	$(4,235)	$(4,120)	$(5,237)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,109	3,417	3,771	3,649	4,289
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(205)	(20)	(15)	(8)	(31)
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	-	479	479	479	304
Net cash used in operating activities	-	-	-	-	(675)

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(286)	(286)	(286)	(287)	(243)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	(286)	(286)	(286)	(287)	(243)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	(286)	(286)	(286)	(287)	(918)
Cash beginning of year	1,771	2,271	2,271	1,271	2,771
Cash end of year	$1,485	$1,985	$1,985	$984	$1,853
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

F-108

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #94DV1	Series #00FM1	Series #72MC1	Series #06FG1	Series #11BM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,281)	$10,670	$(4,284)	$(4,964)	$(3,557)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,036	8	3,977	4,772	3,253
(Gain) / Loss on Sale of Assets	-	(14,438)	-	-	-
Prepaid Insurance	(58)	-	-	(112)	-
Due to the Manager for Insurance	-	-	3	-	-
Income Taxes Payable	-	2,711	-	-	-
Accounts Payable	304	-	304	304	304
Net cash used in operating activities	-	(1,049)	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(287)	(45,562)	(65,762)	(309,286)	(79,786)
Proceeds from Sale of Assets	-	60,000	-	-	-
Net cash used in investing activities	(287)	14,438	(65,762)	(309,286)	(79,786)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	47,774	70,751	312,086	82,286
Due to the manager and other affiliates	-	1,049	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	-	(212)	-	(300)	(500)
Distribution of Gain on sale of assets to Shareholders	-	(58,240)	-	-	-
Net cash used in financing activities	-	(9,629)	70,751	311,786	81,786

Net change in cash	(287)	3,760	4,989	2,500	2,000
Cash beginning of year	2,271	-	-	-	-
Cash end of year	$1,984	$3,760	$4,989	$2,500	$2,000
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	$49,800	-	-

See accompanying notes, which are an integral part of these financial statements.

F-109

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(4,217)	$(4,714)	$(3,821)	$(3,657)	$(3,669)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	4,409	4,551	3,620	3,442	3,376
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(496)	(141)	(103)	(89)	(11)
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	304	304	304	304	304
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(564,814)	(186,301)	(136,465)	(120,286)	(182,802)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	(564,814)	(186,301)	(136,465)	(120,286)	(182,802)

Cash flow from financing activities:
Proceeds from sale of membership interests	569,091	189,601	138,765	122,586	185,301
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	(774)	(300)	(300)	(300)	(500)
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	568,318	189,301	138,465	122,286	184,801

Net change in cash	3,504	3,000	2,000	1,999	1,999
Cash beginning of year	-	-	-	-	-
Cash end of year	$3,504	$3,000	$2,000	$1,999	$1,999
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	$47,625	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

F-110

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(3,413)	$(3,385)	$(1,530)	$(1,183)	$(3,048)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,086	2,917	1,210	872	2,737
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	-	(11)	-	-	-
Due to the Manager for Insurance	23	-	17	7	7
Income Taxes Payable	-	-	-	-	-
Accounts Payable	304	479	304	304	304
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(75,903)	(170,286)	(131,136)	(23,187)	(235,388)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	(75,903)	(170,286)	(131,136)	(23,187)	(235,388)

Cash flow from financing activities:
Proceeds from sale of membership interests	79,052	173,986	134,186	24,986	238,636
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	-
Distribution to RSE Collection	(500)	-	-	-	(350)
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	78,552	173,986	134,186	24,986	238,286

Net change in cash	2,649	3,700	3,050	1,799	2,898
Cash beginning of year	-	-	-	-	-
Cash end of year	$2,649	$3,700	$3,050	$1,799	$2,898
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

F-111

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$(2,697)	$(1,322)	$(2,597)	$(1,612)	$(870)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,403	999	2,319	1,150	604
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(10)	-	(201)	(17)	(38)
Due to the Manager for Insurance	-	19	-	-	-
Income Taxes Payable	-	-	-	-	-
Accounts Payable	304	304	479	479	304
Net cash used in operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(75,997)	(62,780)	(572,236)	(129,227)	(138,482)
Proceeds from Sale of Assets	-	-	-	-	-
Net cash used in investing activities	(75,997)	(62,780)	(572,236)	(129,227)	(138,482)

Cash flow from financing activities:
Proceeds from sale of membership interests	79,297	65,005	577,286	133,279	141,794
Due to the manager and other affiliates	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	2,214	-	-	-
Distribution to RSE Collection	(1,000)	-	(500)	(988)	(350)
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in financing activities	78,297	67,219	576,786	132,291	141,444

Net change in cash	2,300	4,439	4,550	3,064	2,962
Cash beginning of year	-	-	-	-	-
Cash end of year	$2,300	$4,439	$4,550	$3,064	$2,962
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

F-112

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,676)	$(643)	$(1,922)	$(487)	$(461)	$(1,378)	$(174,602)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,288	351	1,429	212	236	1,349	146,030
(Gain) / Loss on Sale of Assets	-	-	-	-	-	-	(22,002)
Prepaid Insurance	-	(12)	-	-	(7)	(77)	(2,598)
Due to the Manager for Insurance	84	-	76	2	-	-	423
Income Taxes Payable	-	-	-	-	-	-	9,457
Accounts Payable	304	304	417	273	232	106	16,452
Net cash used in operating activities	-	-	-	-	-	-	(26,840)

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	-	-	120,432
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-	-	-
Investment in classic automobiles	(325,590)	(46,188)	(175,136)	(47,388)	(119,562)	(277,511)	(3,039,129)
Proceeds from Sale of Assets	-	-	-	-	-	-	397,500
Net cash used in investing activities	(325,590)	(46,188)	(175,136)	(47,388)	(119,562)	(277,511)	(2,521,197)

Cash flow from financing activities:
Proceeds from sale of membership interests	330,287	48,600	176,850	47,020	123,550	283,775	4,375,831
Due to the manager and other affiliates	-	-	-	-	-	-	(1,378,451)
Contribution from Series to RSE Collection	-	-	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	400	4,030	-	-	6,644
Distribution to RSE Collection	(500)	-	(400)	-	(700)	(475)	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-	-	(398,240)
Net cash used in financing activities	329,787	48,600	176,850	51,050	122,850	283,300	2,605,784

Net change in cash	4,197	2,412	1,714	3,662	3,288	5,789	57,747
Cash beginning of year	-	-	-	-	-	-	56,787
Cash end of year	$4,197	$2,412	$1,714	$3,662	$3,288	$5,789	$114,534
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-	$97,425
Non-cash Financing Activities:
Capital Contribution of certain amounts due to manager							$27,150

See accompanying notes, which are an integral part of these financial statements.

F-113

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Cash Flows from Operating Activities:
Net Loss	$(3,473)	$(4,173)	$(2,868)	$(3,680)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,444	4,174	2,953	3,963
(Gain) / Loss on Sale of Assets	-	-	-	-
Prepaid Insurance	(71)	(101)	(85)	(283)
Insurance Payable	-	-	-	-
Income Tax Payable	-	-	-	-
Accounts Payable	100	100	-	-
Accrual of Interest	-	-	-	-
Net cash used in operating activities	-	-	-	-
	-	-	-	-
Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-
Investment in classic automobiles	(106,266)	(175,826)	(132,382)	(408,100)
Proceeds from Sale of Assets	-	-	-	-
Cash used in investing activities	(106,266)	(175,826)	(132,382)	(408,100)

Cash flow from financing activities:
Proceeds from sale of membership interests	111,236	163,883	133,508	422,132
Due to the manager and other affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	12,344	-	3,357
Contribution by Manager for operating expense	-	-	-	-
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)
Proceeds from Loans	-	-	-	-
Repayment of Loans	-	-	-	-
Distribution of Gain on Sale of assets to Shareholders	-	-	-	-
Cash provided by financing activities	110,415	175,826	132,382	410,600

Net change in cash	4,149			2,500
Cash beginning of year in 2018	-	-	-	-
Cash end of year in 2018	$4,149	$-	$-	$2,500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-			-

See accompanying notes, which are an integral part of these financial statements.

F-114

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

		(Restated)	(Restated)
	Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Cash Flows from Operating Activities:
Net Loss	$(1,768)	$(790)	$(1,176)	$(1,831)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,842	891	1,188	2,038
(Gain) / Loss on Sale of Assets	-	-	-	-
Prepaid Insurance	(74)	(101)	(12)	(207)
Insurance Payable	-	-	-	-
Income Tax Payable	-	-	-	-
Accounts Payable	-	-	-	-
Accrual of Interest	-	-	-	-
Net cash used in operating activities	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-
Investment in classic automobiles	(114,541)	(61,000)	(10,375)	(332,520)
Proceeds from Sale of Assets	-	-	-	-
Cash used in investing activities	(114,541)	(61,000)	(10,375)	(332,520)

Cash flow from financing activities:
Proceeds from sale of membership interests	116,741	62,521	11,321	335,691
Due to the manager and other affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution by Manager and Company to pay closing expenses	445	-	-	-
Contribution by Manager for operating expense	-	-	-	-
Distribution to RSE Collection	(1,645)	(250)	(175)	(400)
Proceeds from Loans	-	-	-	-
Repayment of Loans	-	-	-	-
Distribution of Gain on Sale of assets to Shareholders	-	-	-	-
Cash provided by financing activities	115,541	62,271	11,146	335,291

Net change in cash	1,000	1,271	771	2,771
Cash beginning of year in 2018	-	-	-	-
Cash end of year in 2018	$1,000	$1,271	$771	$2,771
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	$99,000	$4,125	-

See accompanying notes, which are an integral part of these financial statements.

F-115

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Cash Flows from Operating Activities:
Net Loss	$(799)	$(879)	$(540)	$(403)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	876	997	833	467
(Gain) / Loss on Sale of Assets	-	-	-	-
Prepaid Insurance	(77)	(118)	(293)	(64)
Insurance Payable	-	-	-	-
Income Tax Payable	-	-	-	-
Accounts Payable	-	-	-	-
Accrual of Interest	-	-	-	-
Net cash used in operating activities	-	-	-	-

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-
Repayment of investments in classic automobiles upon Offering close	-	-	-	-
Investment in classic automobiles	(122,544)	(192,500)	(488,300)	(101,500)
Proceeds from Sale of Assets	-	-	-	-
Cash used in investing activities	(122,544)	(192,500)	(488,300)	(101,500)

Cash flow from financing activities:
Proceeds from sale of membership interests	125,757	195,271	487,801	104,452
Due to the manager and other affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	7,373	-
Contribution by Manager for operating expense	-	-	-	-
Distribution to RSE Collection	(713)	-	(5,103)	(681)
Proceeds from Loans	-	-	-	-
Repayment of Loans	-	-	-	-
Distribution of Gain on Sale of assets to Shareholders	-	-	-	-
Cash provided by financing activities	125,044	195,271	490,071	103,771

Net change in cash	2,500	2,771	1,771	2,271
Cash beginning of year in 2018	-	-	-	-
Cash end of year in 2018	$2,500	$2,771	$1,771	$2,271
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

F-116

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

					(Restated)
	Series#99LE1	Series#91MV1	Series#92LD1	Series#94DV1	Consolidated
Cash Flows from Operating Activities:
Net Loss	$ (215)	$ (183)	$ (23)	$ (79)	$ (64,654)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	249	202	109	40	61,837
(Gain) / Loss on Sale of Assets	-	-	-	-	-
Prepaid Insurance	(34)	(19)	(86)	-	(1,811)
Insurance Payable	-	-	-	39	912
Income Tax Payable	-	-	-	-	(400)
Accounts Payable	-	-	-	-	300
Accrual of Interest	-	-	-	-	(2,561)
Net cash used in operating activities	-	-	-	-	(6,377)

Cash flow from investing activities:
Deposits on classic automobiles	-	-	-	-	(706,432)
Repayment of investments in classic automobiles upon Offering close	-	-	-	-	-
Investment in classic automobiles	(63,985)	(35,150)	(157,659)	(52,500)	(4,047,062)
Proceeds from Sale of Assets	-	-	-	-	-
Cash used in investing activities	(63,985)	(35,150)	(157,659)	(52,500)	(4,753,494)

Cash flow from financing activities:
Proceeds from sale of membership interests	66,699	36,621	160,430	54,771	2,588,834
Due to the manager and other affiliates	-	-	-	-	2,588,407
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	-	-	11,175
Contribution by Manager for operating expense	-	-	-	-	23,647
Distribution to RSE Collection	(443)	(200)	-	-	-
Proceeds from Loans	-	-	-	-	602,100
Repayment of Loans	-	-	-	-	(1,002,880)
Distribution of Gain on Sale of assets to Shareholders	-	-	-	-	-
Cash provided by financing activities	66,256	36,421	160,430	54,771	4,811,283

Net change in cash	2,271	1,271	2,771	2,271	51,413
Cash beginning of year in 2018	-	-	-	-	5,374
Cash end of year in 2018	$ 2,271	$ 1,271	$ 2,771	$ 2,271	$ 56,787
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	$ 103,125
Interest Paid by Manager					$ 4,264

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company”) is a Delaware series limited liability company formed on August 24, 2016.  RSE Markets, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the collection of assets owned by the Company and each series (the “Asset Manager”). The Company was formed to engage in the business of acquiring and managing a collection of assets (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series” or “Series of Interests”), that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Manager is a Delaware corporation formed on April 28, 2016. The Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and Asset Manager of each Series.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a single Underlying Asset (plus any cash reserves for future operating expenses, as well as certain liabilities related to expenses pre-paid by the Manager), which for example, in the case of Series #69BM1 is a 1969 Boss 302 Mustang.

All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the closing of an offering, each Series is responsible for its own “Operating Expenses” (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the Underlying Asset (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee:  For all Series qualified up to March 6, 2019, except in the case of Series #77LE1, the broker of record (the “Broker”) received a fee (the “Brokerage Fee”) of 0.75% of the cash from offering for facilitating the sale of securities. In the instance of #77LE1 and all Series qualified after March 6, 2019 the Brokerage Fee is equal to 1.0% of the gross proceeds of each Offering.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Custody Fee: In respect to current offerings, the custody broker (the “Custodian”), holding custody of the securities upon issuance, will receive a fee of 0.75% on Interests sold in an offering (the “Custody Fee”). In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in future, the Manager will pay and not be reimbursed for such Custody Fee. For all other current offerings, the Custody Fee is paid from the proceeds of each offering.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of “Free Cash Flow” (as defined in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company had sustained a net loss of $64,654 for the year ended December 31, 2018. On a total consolidated basis, the Company had sustained a net loss of $174,602 for the year ended December 31, 2019 and had an accumulated deficit of $316,397 as of December 31, 2019.

All of the liabilities on the balance sheet as of December 31, 2019 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. As of December 31, 2019, the Company has negative working capital of approximately $1.2 million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the year following the date of this filing.

Through December 31, 2019, none of the Company or any Series have recorded any directly attributable revenues through the utilization of Underlying Assets.  Management’s plans anticipate that it will start to generate revenues by commercializing the collection in 2021. Each Series will continue to incur Operating Expenses including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. No revenues directly attributable to the Company or any Series have been generated through the showroom or the online shop as of December 31, 2019.

F-119

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At December 31, 2019 and December 31, 2018, the Company and the Series for which closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	Automobile	12/31/2019	12/31/2018
Series #77LE1	1977 Lotus Esprit S1	$2,780	$2,780
Series #69BM1	1969 Boss 302 Mustang	4,149	4,149
Series #55PS1	1955 Porsche Speedster	2,214	2,500
Series #95BL1	1995 BMW M3 Lightweight	1,000	1,000
Series #89PS1	1989 Porsche 911 Speedster	1,271	1,271
Series #90FM1	1990 Ford Mustang 7Up Edition	485	771
Series #83FB1	1983 Ferrari 512 BBi	2,485	2,771
Series #98DV1	1998 Dodge Viper GTS-R	2,500	2,500
Series #06FS1	2006 Ferrari F430 Spider	9,152	2,771
Series #93XJ1	1993 Jaguar XJ220	1,485	1,771
Series #02AX1	2002 Acura NSX-T	1,985	2,271
Series #99LE1	1999 Lotus Esprit Sport 350	1,985	2,271
Series #91MV1	1991 Mitsubishi 3000VT GR4	984	1,271
Series #92LD1	1992 Lancia Delta Martini 5 Evo	1,853	2,771
Series #94DV1	1994 Dodge Viper RT/10	1,984	2,271
Series #00FM1	2000 Ford Mustang Cobra R	3,760	-
Series #72MC1	1972 Mazda Cosmo Sport	4,989	-
Series #06FG1	2006 Ford GT	2,500	-
Series #11BM1	2011 BMW 1M, 6-Speed Manual	2,000	-
Series #80LC1	1980 Lamborghini Countach Turbo	3,504	-
Series #02BZ1	2002 BMW Z8	3,000	-
Series #88BM1	1988 BMW E30 M3	2,000	-
Series #63CC1	1963 Chevrolet Corvette Split Window	1,999	-
Series #76PT1	1976 Porsche 911 Turbo Cabrera	1,999	-
Series #75RA1	1975 Renault Alpine A110 1300	2,649	-
Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	3,700	-
Series #93FS1	1993 Ferrari 348TS Series Speciale	3,050	-
Series #90MM1	1990 Mazda Miata	1,799	-
Series #61JE1	1961 Jaguar E-Type	2,898	-
Series #88PT1	1988 Porsche 944 Turbo S	4,439	-
Series #65FM1	1965 Ford Mustang 2+2 Fastback	2,300	-
Series #94LD1	1994 Lamborghini Diablo SE30 Jota	4,550	-
Series #99SS1	1999 Shelby Series 1	3,064	-
Series #94FS1	1994 Ferrari 348 Spider	2,962	-
Series #61MG1	1961 Maserati 3500GT	4,197	-
Series #92CC1	1992 Chevrolet Corvette ZR1	2,412	-
Series #89FT1	1989 Ferrari Testarossa	1,714	-
Series #80PN1	1980 Porsche 928	3,662	-
Series #89FG2	1989 Ferrari 328 GTS	3,288	-
Series #88LL1	1988 Lamborghini LM002	5,789	-
Total Series Cash Balance		$114,536	$33,139
RSE Collection		-	23,648
Total Cash Balance		$114,536	$56,787

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

The cash on the books of RSE Collection is reserved to funding future pre-closing Operating Expenses or “Acquisition Expenses” (see Note B(6) for definition and additional details), as the case may be. The cash on the books of each Series is reserved for funding of post-closing Operating Expenses; During the year ended December 31, 2019, the Manager paid for certain but not all Operating Expenses related to any of the Series that have had closed offerings and has elected not to be reimbursed. These payments made by the Manager are accounted for as capital contributions, amounting to a total of $139,284 during the year ended December 31, 2019, which excludes a $6,746 capital contribution related to the sale of the Underlying Asset for Series #06FS1.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series, as has been the case for the majority of the Series for which closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future operating expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or provide the Company or any Series with sufficient capital to meet its objectives.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

INITIAL OFFERINGS

The Company has completed several initial offerings since its inception in 2016 and plans to continue to increase the number of initial offerings going forward. The table below outlines all offerings for which a closing has occurred as of December 31, 2019. All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #77LE1 Interests	Series #77LE1	1977 Lotus Esprit S1	$77,700	November 17, 2016	April 13, 2017

• The Company’s initial offering for Series #77LE1 issued membership Interests in Series #77LE1 pursuant to SEC Rule 506(c).
• The offering closed and the Loan 1 (see Note C) plus $241 of accrued interest and other obligations have been repaid with the proceeds of the Offering

Series #69BM1 Interests	Series #69BM1	1989 Ford Mustang Boss 302	$115,000	November 20, 2017	February 7, 2018	• The offering closed and the Loan 2 (see Note C) plus $821 of accrued interest and other obligations have been repaid with the proceeds of the Offering
Series #85FT1 Interests	Series #85FT1	1985 Ferrari Testarossa	$165,000	November 23, 2017	February 15, 2018

• The offering closed and the Loan 4 (see Note C) as well as third-party debt (see Note D) plus accrued interest of $401 and $5,515 and other obligations have been repaid with the proceeds of the Offering

Series #88LJ1 Interests	Series #88LJ1	1988 Lamborghini Jalpa	$135,000	February 9, 2018	April 12, 2018	• The offering closed and the Loan 3 (see Note C) plus $1,126 of accrued interest and other obligations have been repaid with the proceeds of the Offering
Series #55PS1 Interests	Series #55PS1	1955 Porsche 356 Speedster	$425,000	April 2, 2018	June 6, 2018

• The offering closed, and purchase option was exercised. The Loan 5 and Loan 6 (see Note C), the remaining balance of the acquisition price plus accrued interest of $728 and other obligations were paid through the proceeds of the Offering

Series #95BL1 Interests	Series #95BL1	1995 BMW E36 M3 Lightweight	$118,500	June 1, 2018	July 12, 2018	• The offering closed and the Loan 8 (see Note C) and other obligations have been repaid with the proceeds of the Offering
Series #89PS1 Interests	Series #89PS1	1989 Porsche 911 Speedster	$165,000	July 23, 2018	July 31, 2018

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Asset Seller was issued 60% of Interests as part of total purchase consideration

Series #90FM1 Interests	Series #90FM1	1990 Ford Mustang 7Up Edition	$16,500	July 24, 2018	July 31, 2018

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Asset Seller was issued 25% of Interests as part of total purchase consideration

Series #83FB1 Interests	Series #83FB1	1983 Ferrari 512 BBi	$350,000	July 23, 2018	September 5, 2018	• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
Series #98DV1 Interests	Series #98DV1	1998 Dodge Viper GTS-R	$130,000	September 27, 2018	October 10, 2018	• The offering closed and the Loan 10 (see Note C) plus accrued interest $512.88 and other obligations were paid through the proceeds of the Offering

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #93XJ1 Interests	Series #93XJ1	1993 Jaguar XJ220	$495,000	August 22, 2018	November 6, 2018

• The offering closed, and purchase option was exercised. The Loan 7 and Loan 9 (see Note C), the remaining balance of acquisition price plus accrued interests of $336 and $4,767 and other obligations were repaid through the proceeds of the Offering

Series #06FS1 Interests	Series #06FS1	2006 Ferrari F430 Spider "Manual"	$199,000	October 12, 2018	October 19, 2018

• The offering closed and all obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering

• Underlying Asset sold for $227,500 on 05/10/2019 and Series was subsequently dissolved

Series #02AX1 Interests	Series #02AX1	2002 Acura NSX-T	$108,000	November 16, 2018	November 30, 2018	• The offering closed and the Loan 11 (see Note C) plus accrued interest $481 and other obligations were paid through the proceeds of the Offering
Series #99LE1 Interests	Series #99LE1	1999 Lotus Esprit Sport 350	$69,500	November 23, 2018	December 4, 2018	• The offering closed, and the Loan 12 plus accrued interest $243 and other obligations were paid through the proceeds of the Offering
Series #91MV1 Interests	Series #91MV1	1991 Mitsubishi 3000GT VR4	$38,000	November 28, 2018	December 7, 2018	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #92LD1 Interests	Series #92LD1	1992 Lancia Delta Integrale Evo "Martini 5"	$165,000	December 7, 2018	December 26, 2018	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #94DV1 Interests	Series #94DV1	1994 Dodge Viper RT/10	$57,500	December 11, 2018	December 26, 2018	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #00FM1 Interests	Series #00FM1	2000 Ford Mustang Cobra R	$49,500	December 21, 2018	January 4, 2019

• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering

• Underlying Asset sold for $60,000 on 4/15/2019 and Series was subsequently dissolved

Series #72MC1 Interests	Series #72MC1	1972 Mazda Cosmo Sport Series II	$124,500	December 28, 2018	January 4, 2019

• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering

• The Asset Seller was issued 40% of Interests as part of total purchase consideration

Series #06FG1 Interests	Series #06FG1	2006 Ford GT	$320,000	December 14, 2018	January 8, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #11BM1 Interests	Series #11BM1	2011 BMW 1M	$84,000	January 8, 2019	January 25, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #80LC1 Interests	Series #80LC1	1980 Lamborghini Countach LP400 S Turbo	$635,000	January 17, 2019	February 8, 2019

• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering

• The Asset Seller was issued 7.5% of Interests as part of total purchase consideration

Series #02BZ1 Interests	Series #02BZ1	2002 BMW Z8	$195,000	January 6, 2019	February 8, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #88BM1 Interests	Series #88BM1	1988 BMW E30 M3	$141,000	January 11, 2019	February 25, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #63CC1 Interests	Series #63CC1	1963 Chevrolet Corvette Split Window	$126,000	March 8, 2019	March 18, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #76PT1 Interests	Series #76PT1	1976 Porsche 911 Turbo Carrera	$189,900	March 15, 2019	March 22, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #75RA1 Interests	Series #75RA1	1975 Renault Alpine A110 1300	$84,000	March 29, 2019	April 9, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #65AG1 Interests	Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	$178,500	April 5, 2019	April 16, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #93FS1 Interests	Series #93FS1	1993 Ferrari 348TS Serie Speciale	$137,500	April 12, 2019	April 22, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #61JE1 Interests	Series #61JE1	1961 Jaguar E-Type	$246,000	April 19, 2019	April 26, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #90MM1 Interests	Series #90MM1	1990 Mazda Miata MX-5	$26,600	April 17, 2019	April 26, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #65FM1 Interests	Series #65FM1	1965 Ford Mustang 2+2 Fastback	$82,500	May 3, 2019	July 18, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #88PT1 Interests	Series #88PT1	1988 Porsche 944 Turbo S	$66,000	May 10, 2019	July 18, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #94LD1 Interests	Series #94LD1	1994 Lamborghini Diablo SE30 Jota	$597,500	July 12, 2019	August 6, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #99SS1 Interests	Series #99SS1	1999 Shelby Series 1	$137,500	September 4, 2019	September 11, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #94FS1 Interests	Series #94FS1	1994 Ferrari 348 Spider	$145,000	September 12, 2019	September 17, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #61MG1 Interests	Series #61MG1	1961 Maserati 3500GT	$340,000	September 20, 2019	September 30, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #92CC1 Interests	Series #92CC1	1992 Chevrolet Corvette ZR1	$52,500	September 27, 2019	October 2, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #89FT1 Interests	Series #89FT1	1989 Ferrari Testarossa	$180,000	October 4, 2019	October 11, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #80PN1 Interests	Series #80PN1	1980 Porsche 928	$48,000	November 1, 2019	November 6, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #89FG2 Interests	Series #89FG2	1989 Ferrari 328 GTS	$127,500	November 8, 2019	November 14, 2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #88LL1 Interests	Series #88LL1	1988 Lamborghini LM002	$292,000	November 18, 2019	December 8, 2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Total at 12/31/2019	42 Series		$7,435,700

See Note I, Subsequent Events for additional details on closings of initial offerings after December 31, 2019.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

The Company received unsolicited take-over offers for the Underlying Assets listed in the table below. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board evaluates the offers and determines that if, on a case by case basis, it is in the interest of the Investors to sell the Underlying Asset. In certain instances, as was the case with the 2003 Porsche 911 GT2, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no offering has yet occurred. In these instances, the anticipated offering related to such Underlying Asset will be cancelled.

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Total Initial Offering Price / Per Interest	Total Distribution to Interest Holders / Per Interests	Commentary
#00FM1	2000 Ford Mustang Cobra R	04/15/2019	$60,000	$49,500 / $24.75	$58,240 / $29.12

$60,000 acquisition offer for 2000 Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

2003 Porsche 911 GT2 (1)		4/17/2019	$110,000	Initial Purchase Price $137,000

$110,000 acquisition offer for 2003 Porsche 911 GT2 accepted on 04/17/2019, prior to the launch of the offering (the Underlying Asset was never transferred to a Series). Subsequent loss on sale incurred by the Manager and cancellation of the previously anticipated offering.

#06FS1 (2)	2006 Ferrari F430 Spider "Manual"	5/10/2019	$227,500	$199,000 / $39.80	$ 230,000 / $46.00

$227,500 acquisition offer for 2006 Ferrari F430 Spider "Manual" accepted on 05/10/2019 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

At the time of the sale the Underlying Asset was still owned by RSE Collection, LLC and not by any Series.

Solely in the case of Series #06FS1, the Manager made an additional capital contribution to the Series to cover corporate level taxes on the gain on sale.

Sale of the 2000 Ford Mustang Cobra R:

The Company received an acquisition offer for the Underlying Asset of Series #00FM1, the 2000 Ford Mustang Cobra R for $60,000 vs. the initial purchase price of $43,000 for a gain on sale of $14,438, net of $2,562 of capitalized acquisition expenses. The Company accepted the acquisition offer on April 15, 2019 and distributed cash to interest holders on April 24, 2019. At the time of the sale, Series #00FM1 had $2,000 of cash and $8 of pre-paid insurance on the balance sheet.

The transaction resulted in corporate level taxes on the gain on sale of $2,711, net of $1,057 of net-loss-carryforward, based on a 21% federal corporate and statutory state tax rate, for the which the Series has retained funds on its balance sheet.

The Manager originally estimated income taxes payable related to the sale of the asset at $3,760. Upon filing for the final tax returns of the Series in 2020, the Manager determined the amount of income tax expense to be $2,711.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Total distribution to interest holders including cash, excluding $1,049 remaining on the balance sheet of the Series, but net of corporate level taxes were $58,240 or $29.12 per Interest vs the initial offering price of $49,500 or $24.75 per Interest.

Series #00FM1 has been dissolved upon payment of all tax liabilities of $2,711. $1,049 of cash related to the Series currently remain on the books of the Manager.

Sale of the 2003 Porsche 911 GT2:

The Company received an acquisition offer for the 2003 Porsche 911 GT2 for $110,000 vs. the initial purchase price of $137,000 for a loss on sale of $27,150, net of $150 of capitalized acquisition expenses. The Company accepted the acquisition offer on April 17, 2019 and distributed cash to the Manager on December 31, 2019. At the time of the sale, no offering for a Series related to the 2003 Porsche 911 GT2 had occurred and as such the Underlying Asset was not yet owned by any Series. As such, no interest holders received any distributions.

Proceeds from the sale were used to pay-down $110,000 of Due to Manager to the Manager. The remaining liability, comprising the loss on sale of $27,150 was waived by the Manager and the amount was reclassified from Due to Manager to Capital Contribution. The anticipated offering for a Series related to the 2003 Porsche 911 GT2 was cancelled upon the sale.

Series #03PG1 has been dissolved upon payment of all currently tax liabilities of $50.

Sale of the 2006 Ferrari F430 Spider "Manual":

The Company received an acquisition offer for the Underlying Asset of Series #06FS1, the 2006 Ferrari F430 Spider "Manual" for $227,500 vs. the initial purchase price of $192,500 for a gain on sale of $34,714, net of $286 of capitalized acquisition expenses. The Company accepted the acquisition offer on May 10, 2019 and distributed cash to interest holders on May 23, 2019. At the time of the sale, Series #06FS1 had $2,485 of cash and $95 of pre-paid insurance on the balance sheet.

The transaction resulted in corporate level taxes on the gain on sale of $9,152, net of $2,145 of net-loss-carryforward, based on a 21% federal corporate and statutory state tax rate, for the which the Series has retained funds on its balance sheet. Solely in the case of Series #06FS1, the Manager made an additional Capital Contribution of $6,746 to the Series to cover the corporate level taxes on behalf of the interest holders.

The Manager originally estimated income taxes payable related to the sale of the asset at $9,152. Upon filing for the final tax returns of the Series in 2020, the Manager determined the amount of income tax expense to be $6,746. As a result, the Series will repay the Manager the excess capital contribution of $2,406 in 2020.

Total distribution to interest holders including cash, was $230,000 or $46.00 per Interest vs the initial offering price of $199,000 or $39.80 per Interest.

Series #06FS1 has been dissolved upon payment of tax liabilities of $6,746. Remaining cash on the balance sheet has been paid back to the Manager.

See Note I, Subsequent Events for additional details on asset dispositions after December 31, 2019.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

10.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The consolidated financial statements include the accounts of RSE Collection, LLC and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s offering circular (as amended), and thus separate financial statements for Series #77LE1 are not presented.

All other offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s offering circular (as amended). Separate financial statements are presented for each such Series.

11.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

12.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

13.Offering Expenses:

Offering expenses related to the offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for offering expenses incurred with respect to the offerings for all Series that have had a closing as of the date of the financial statements and potentially other future offerings.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete offering expenses related to a particular Series’ offering, the Manager has also incurred legal, accounting, user compliance expenses and other offering related expenses during the years ended December 31, 2019 and December 31, 2018 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

14.Operating Expenses:

Operating Expenses related to a particular asset include storage, insurance, transportation (other than the initial transportation from the assets location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other asset specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Pre-closing expenses in this case are treated as capital contributions from the Manager to the Company and totaled $49,429 for the year ended December 31, 2019 vs. $19,878 for the year ended December 31, 2018.

During the year ended December 31, 2019 vs. the year ended December 31, 2018, RSE Collection incurred pre-closing Operating expenses and the following Series had closed Offerings and incurred post-closing Operating Expenses per the table below:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Operating Expenses
Applicable Series	Automobile	12/31/2019	12/31/2018
Series #77LE1	1977 Lotus Esprit S1	$4,300	$3,707
Series #69BM1	1969 Boss 302 Mustang	4,471	3,473
Series #85FT1	1985 Ferrari Testarossa	5,806	4,173
Series #88LJ1	1988 Lamborghini Jalpa	6,352	2,868
Series #55PS1	1955 Porsche Speedster	5,763	3,680
Series #95BL1	1995 BMW M3 Lightweight	4,421	1,768
Series #89PS1	1989 Porsche 911 Speedster	4,358	790
Series #90FM1	1990 Ford Mustang 7Up Edition	4,032	1,176
Series #83FB1	1983 Ferrari 512 BBi	5,264	1,831
Series #98DV1	1998 Dodge Viper GTS-R	4,457	799
Series #06FS1	2006 Ferrari F430 Spider	1,266	879
Series #93XJ1	1993 Jaguar XJ220	2,904	540
Series #02AX1	2002 Acura NSX-T	3,876	403
Series #99LE1	1999 Lotus Esprit Sport 350	4,235	215
Series #91MV1	1991 Mitsubishi 3000VT GR4	4,120	183
Series #92LD1	1992 Lancia Delta Martini 5 Evo	5,237	23
Series #94DV1	1994 Dodge Viper RT/10	4,281	79
Series #00FM1	2000 Ford Mustang Cobra R	1,057	-
Series #72MC1	1972 Mazda Cosmo Sport	4,284	-
Series #06FG1	2006 Ford GT	4,964	-
Series #11BM1	2011 BMW 1M, 6-Speed Manual	3,557	-
Series #80LC1	1980 Lamborghini Countach Turbo	4,217	-
Series #02BZ1	2002 BMW Z8	4,714	-
Series #88BM1	1988 BMW E30 M3	3,821	-
Series #63CC1	1963 Chevrolet Corvette Split Window	3,657	-
Series #76PT1	1976 Porsche 911 Turbo Cabrera	3,669	-
Series #75RA1	1975 Renault Alpine A110 1300	3,413	-
Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	3,385	-
Series #93FS1	1993 Ferrari 348TS Series Speciale	1,530	-
Series #90MM1	1990 Mazda Miata	1,183	-
Series #61JE1	1961 Jaguar E-Type	3,048	-
Series #88PT1	1988 Porsche 944 Turbo S	1,322	-
Series #65FM1	1965 Ford Mustang 2+2 Fastback	2,697	-
Series #94LD1	1994 Lamborghini Diablo SE30 Jota	2,597	-
Series #99SS1	1999 Shelby Series 1	1,612	-
Series #94FS1	1994 Ferrari 348 Spider	870	-
Series #61MG1	1961 Maserati 3500GT	1,676	-
Series #92CC1	1992 Chevrolet Corvette ZR1	643	-
Series #89FT1	1989 Ferrari Testarossa	1,922	-
Series #80PN1	1980 Porsche 928	487	-
Series #89FG2	1989 Ferrari 328 GTS	461	-
Series #88LL1	1988 Lamborghini LM002	1,378	-
RSE Collection		49,429	19,878
Total Operating Expenses		$186,736	$46,465

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Solely in the case of the Series with closed offerings listed in the table above, the Manager has elected that the post-closing Operating Expenses for the year ended December 31, 2019 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series. The Manager had made the same election for the post-closing Operating Expenses incurred during the year ended December 31, 2018.

15.Capital Assets:

Underlying Assets are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and “Acquisition Expenses,” which include transportation of the Underlying Asset to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats Underlying Assets as collectible and therefore the Company will not depreciate or amortize the Underlying Assets going forward. The Underlying Assets are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Underlying Assets are initially purchased by the Company, either prior to launching an offering or through the exercising of a purchase option simultaneous with the closing of an offering for a particular Series. At closing of an offering for a Series of Interests the Underlying Assets, including capitalized Acquisition Expenses, are then transferred to the Series. Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a closing, such as registration fees or fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired Underlying Asset after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the offering. In case of a closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet. Any remaining cash on the balance sheet of the Series after distributions have been made is retained for payment of future operating expenses.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties invested in Underlying Asset. For the year ended December 31, 2019, the total investment in assets was $2,654,273 vs. $4,980,119 during the year ended December 31, 2018.  Driven by a lower number of Underlying Assets acquired during the year ended December 31, 2019. The values for the respective years exclude $375,498 related to the Underlying Assets purchased in 2018 and sold in 2019

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $2,654,273 of investments during the year ended December 31, 2019, $2,606,874 were related to the purchase price of, or down payments on Underlying Assets, vs. $4,932,013 during the year ended December 31, 2018. This brings the total spent on purchase price and down-payments at December 31, 2019 to $8,040,358, since the inception of the Company in August of 2016 vs. $5,433,484 at December 31, 2018.

Acquisition Expenses related to a particular Series, that are incurred prior to the closing of an offering, are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses are capitalized into the cost of the Underlying Asset as per the table below. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the year ended December 31, 2019, $47,399 of Acquisition Expenses related to the registration, transportation, inspection, repair of Underlying Assets and other acquisition related expenses were incurred vs. $48,106 during the year ended December 31, 2018. The Acquisition Expenses for the year ended December 31, 2019 were similar in amount to those for the year ended December 31, 2018 in spite of the lower number of Underlying Asset purchased in the year ended December 31, 2019, driven by the higher transportation costs related to the acquisition of Underlying Assets during the year ended December 31, 2019.

The total investment in Underlying Assets since the inception of the Company in August of 2016 is as follows, excluding the total investments of any Series for which the Underlying Assets have been sold:

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of 12/31/2019
Capitalized Costs
	Applicable Series		Asset	Purchase Price / Down-payment	Trans-portation	Pre-Purchase Inspection	Improve-ment	Regis-tration	Other	Total

Asset 1	Series #77LE1	(1,3)	1977 Lotus Esprit S1	$69,400	$550	$-	$-	$237	$-	$70,187
Asset 2	Series #69BM1	(1)	1969 Boss 302 Mustang	102,395	2,600	1,000	-	271	-	106,266
Asset 3	Series #85FT1	(1)	1985 Ferrari Testarossa	172,500	2,498	557	-	271	-	175,826
Asset 4	Series #88LJ1	(1)	1988 Lamborghini Jalpa	127,176	1,650	720	2,565	271	-	132,382
Asset 5	Series #55PS1	(1)	1955 Porsche Speedster	405,000	2,100	400	-	286	600	408,386
Asset 6	Series #93XJ1	(1)	1993 Jaguar XJ220	460,000	1,200	-	26,500	286	600	488,586
Asset 7	Series #83FB1	(1)	1983 Ferrari 512 BBi	330,000	1,200	1,320	-	286	-	332,806
Asset 8	Series #89PS1	(1)	1989 Porsche 911 Speedster	160,000	-	-	-	-	-	160,000
Asset 9	Series #90FM1	(1)	1990 Ford Mustang 7Up Edition	14,500	-	-	-	286	-	14,786
Asset 10	Series #95BL1	(1)	1995 BMW M3 Lightweight	112,500	1,195	-	75	421	350	114,541
Asset 11	Series #98DV1	(1)	1998 Dodge Viper GTS-R	120,000	1,895	-	649	-	-	122,544
Asset 12	Series #02AX1	(1)	2002 Acura NSX-T	100,000	1,500	-	-	286	-	101,786
Asset 13	Series #99LE1	(1)	1999 Lotus Esprit Sport 350	62,100	1,300	-	585	286	-	64,271
Asset 14	Series #91MV1	(1)	1991 Mitsubishi 3000VT GR4	33,950	800	-	400	287	-	35,437
Asset 15	Series #94DV1	(1)	1994 Dodge Viper RT/10	52,500	-	-	-	287	-	52,787
Asset 16	Series #92LD1	(1)	1992 Lancia Delta Martini 5 Evo	146,181	10,514	-	964	243	-	157,902
Asset 17	Series #72MC1	(1)	1972 Mazda Cosmo Sport	115,000	265	-	-	297	-	115,562
Asset 18	Series #06FG1	(1)	2006 Ford GT	309,000	-	-	-	286	-	309,286
Asset 19	Series #11BM1	(1)	2011 BMW 1M, 6-Speed Manual	78,500	1,000	-	-	286	-	79,786
Asset 20	Series #80LC1	(1)	1980 Lamborghini Countach Turbo	610,000	1,950	207	-	282	-	612,439
Asset 21	Series #02BZ1	(1)	2002 BMW Z8	185,000	525	-	490	286	-	186,301
Asset 22	Series #88BM1	(1)	1988 BMW E30 M3	135,000	525	239	415	286	-	136,465
Asset 23	Series #63CC1	(1)	1963 Chevrolet Corvette Split Window	120,000	-	-	-	286	-	120,286
Asset 24	Series #76PT1	(1)	1976 Porsche 911 Turbo Cabrera	179,065	2,500	500	450	287	-	182,802
Asset 25	Series #75RA1	(1)	1975 Renault Alpine A110 1300	75,000	250	-	266	287	100	75,903
Asset 26	Series #65AG1	(1)	1965 Alfa Romeo Giulia Sprint Speciale	170,000	-	-	-	286	-	170,286
Asset 27	Series #93FS1	(1)	1993 Ferrari 348TS Series Speciale	130,000	850	-	-	286	-	131,136
Asset 28	Series #90MM1	(1)	1990 Mazda Miata	22,000	900	-	-	287	-	23,187
Asset 29	Series #61JE1	(1)	1961 Jaguar E-Type	235,000	-	-	-	288	100	235,388
Asset 30	Series #88PT1	(1)	1988 Porsche 944 Turbo S	61,875	905	-	-	-	-	62,780
Asset 31	Series #65FM1	(1)	1965 Ford Mustang 2+2 Fastback	75,000	700	-	-	297	-	75,997

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

Asset 32	Series #94LD1	(1)	1994 Lamborghini Diablo SE30 Jota	570,000	1,950	-	-	286	-	572,236
Asset 33	Series #99SS1	(1)	1999 Shelby Series 1	126,575	1,650	716	-	286	-	129,227
Asset 34	Series #94FS1	(1)	1994 Ferrari 348 Spider	135,399	2,795	-	-	288	-	138,482
Asset 35	Series #61MG1	(1)	1961 Maserati 3500GT	325,000	-	-	303	287	-	325,590
Asset 36	Series #92CC1	(1)	1992 Chevrolet Corvette ZR1	45,000	900	-	-	288	-	46,188
Asset 37	Series #89FT1	(1)	1989 Ferrari Testarossa	172,500	2,350	-	-	286	-	175,136
Asset 38	Series #80PN1	(1)	1980 Porsche 928	45,750	1,350	-	-	288	-	47,388
Asset 39	Series #89FG2	(1)	1989 Ferrari 328 GTS	118,500	775	-	-	287	-	119,562
Asset 40	Series #88LL1	(1)	1988 Lamborghini LM002	275,000	2,225	-	-	286	-	277,511
Asset 41	Series #90ME1	(2)	1990 Mercedes 190E 2.5-16 Evo II	251,992	10,469	-	-	304	-	262,766
Asset 42	Series #87FF1	(2)	1987 Ferrari 412	11,000	-	-	-	-	-	11,000
Asset 43	Series #82AV1	(2)	1982 Aston Martin V8 Vantage	285,000	-	-	1,078	286	-	286,364
Asset 44	Series #72FG2	(2)	1972 Ferrari 365 GTC/4	275,000	700	-	-	287	-	275,987
Asset 45	Series #86FT1	(2)	1986 Ferrari Testarossa	-	-	529	-	-	-	529
Asset 46	Series #95FF1	(2)	1995 Ferrari 355 Spider	105,000	3,200	-	-	288	-	108,488
Asset 47	Series #03SS1	(2)	2003 Saleen S7	330,000	-	-	-	-	-	330,000
Total				$8,040,358	$67,737	$6,188	$34,740	$11,780	$ 1,750	$ 8,162,553

Capitalized Costs 2016				298,971	2,650	-	-	-	-	301,621
Capitalized Costs 2017				202,500	4,648	2,677	15,065	1,050	600	226,540
Capitalized Costs 2018				4,932,013	26,905	2,252	17,578	421	950	4,980,119
Capitalized Costs 2019				2,606,874	33,533	1,259	2,097	10,310	200	2,654,273
Grand Total				$8,040,358	$ 67,737	$ 6,188	$ 34,740	$ 11,781	$ 1,750	$ 8,162,553

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Note: Table excludes $375,498 of capitalized costs related to Underlying Assets acquired in 2018 and sold in 2019, of which $372,500 were related to purchase price / down payments and $2,998 to Acquisition Expenses.

1.Offering for Series Interests closed at December 31, 2019 and Underlying Asset owned by applicable Series.

2.At December 31, 2019 owned by RSE Collection, LLC and not by any Series. To be owned by the applicable Series as of the closing of the applicable offering.

3.Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

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RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the year.

Capital contributions from the Manager are made to cover Operating Expenses (as described in Note B(5) above), such as storage, insurance, transportation and ongoing accounting and legal expenses incurred by the Company or any of the Series, for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful closing of an offering for a particular Series are calculated by taking the amount of membership Interests sold in an offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the offering are paid from the proceeds of any successfully closed offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an offering does not close. At December 31, 2019, the following offerings for Series Interests had closed:

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RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

Membership Contribution and Uses at Closing
Applicable Series	Asset	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Distributions	Total
Series #77LE1	1977 Lotus Esprit S1	4/13/2017	$77,700	$1,049	$3,443	$-	$-	$73,208
Series #69BM1	1969 Boss 302 Mustang	2/7/2018	115,000	778	2,986	-	-	111,236
Series #85FT1	1985 Ferrari Testarossa	2/16/2018	165,000	1,117	-	-	-	163,883
Series #88LJ1	1988 Lamborghini Jalpa	4/12/2018	135,000	914	578	-	-	133,508
Series #55PS1	1955 Porsche Speedster	6/6/2018	425,000	2,869	-	-	-	422,131
Series #93XJ1	1993 Jaguar XJ220	11/6/2018	495,000	3,487	-	3,713	-	487,801
Series #83FB1	1983 Ferrari 512 BBi	9/5/2018	350,000	2,522	9,162	2,625	-	335,691
Series #89PS1	1989 Porsche 911 Speedster	7/31/2018	165,000	470	1,771	1,238	-	161,521
Series #90FM1	1990 Ford Mustang 7Up Edition	7/31/2018	16,500	90	464	500	-	15,446
Series #95BL1	1995 BMW M3 Lightweight	7/12/2018	118,500	870	-	889	-	116,742
Series #98DV1	1998 Dodge Viper GTS-R	10/11/2018	130,000	954	2,314	975	-	125,757
Series #06FS1	2006 Ferrari F430 Spider	10/19/2018	199,000	1,463	774	1,493	195,271	-
Series #02AX1	2002 Acura NSX-T	11/30/2018	108,000	793	1,944	810	-	104,452
Series #99LE1	1999 Lotus Esprit Sport 350	12/4/2018	69,500	510	1,770	521	-	66,699
Series #91MV1	1991 Mitsubishi 3000VT GR4	12/7/2018	38,000	279	600	500	-	36,621
Series #94DV1	1994 Dodge Viper RT/10	12/26/2018	57,500	388	1,841	500	-	54,771
Series #92LD1	1992 Lancia Delta Martini 5 Evo	12/26/2018	165,000	1,114	2,219	1,238	-	160,430
Series #00FM1	2000 Ford Mustang Cobra R	1/4/2019	49,500	364	862	500	47,774	-
Series #72MC1	1972 Mazda Cosmo Sport	1/4/2019	124,500	542	2,474	934	-	120,551
Series #06FG1	2006 Ford GT	1/8/2019	320,000	2,316	3,198	2,400	-	312,086
Series #11BM1	2011 BMW 1M, 6-Speed Manual	1/25/2019	84,000	567	517	630	-	82,286
Series #80LC1	1980 Lamborghini Countach Turbo	2/11/2019	635,000	4,305	9,216	4,763	-	616,716
Series #02BZ1	2002 BMW Z8	2/11/2019	195,000	1,316	2,620	1,463	-	189,601
Series #88BM1	1988 BMW E30 M3	2/25/2019	141,000	952	226	1,058	-	138,765
Series #63CC1	1963 Chevrolet Corvette Split Window	3/18/2019	126,000	916	1,553	945	-	122,586
Series #76PT1	1976 Porsche 911 Turbo Cabrera	3/22/2019	189,900	1,382	1,793	1,424	-	185,301
Series #75RA1	1975 Renault Alpine A110 1300	4/9/2019	84,000	586	3,732	630	-	79,052
Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	4/16/2019	178,500	1,272	1,903	1,339	-	173,986
Series #93FS1	1993 Ferrari 348TS Series Speciale	4/22/2019	137,500	1,011	1,272	1,031	-	134,186
Series #90MM1	1990 Mazda Miata	4/26/2019	26,600	196	918	500	-	24,986
Series #61JE1	1961 Jaguar E-Type	4/26/2019	246,000	1,661	3,858	1,845	-	238,636
Series #88PT1	1988 Porsche 944 Turbo S	7/23/2019	66,000	495	-	500	-	65,005
Series #65FM1	1965 Ford Mustang 2+2 Fastback	7/23/2019	82,500	619	1,966	619	-	79,297
Series #94LD1	1994 Lamborghini Diablo SE30 Jota	8/19/2019	597,500	4,481	11,251	4,481	-	577,286
Series #99SS1	1999 Shelby Series 1	9/12/2019	137,500	1,375	1,815	1,031	-	133,279
Series #94FS1	1994 Ferrari 348 Spider	9/18/2019	145,000	1,450	669	1,088	-	141,794
Series #61MG1	1961 Maserati 3500GT	9/30/2019	340,000	2,550	4,613	2,550	-	330,287
Series #92CC1	1992 Chevrolet Corvette ZR1	10/2/2019	52,500	525	2,875	500	-	48,600
Series #89FT1	1989 Ferrari Testarossa	10/11/2019	180,000	1,800	-	1,350	-	176,850
Series #80PN1	1980 Porsche 928	11/6/2019	48,000	480	-	500	-	47,020
Series #89FG2	1989 Ferrari 328 GTS	11/14/2019	127,500	1,275	1,719	956	-	123,550
Series #88LL1	1988 Lamborghini LM002	12/9/2019	292,000	2,920	3,115	2,190	-	283,775
Total			$7,435,700	$55,021	$92,030	$50,226	$243,045	$6,995,378

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

Note: Underlying Assets for #06FS1 and #00FM1 were sold and membership distributions to Interest holders were made.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of December 31, 2019.

RSE Collection, LLC, as the master series of the Company intends to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the year.

As of the year ended December 31, 2019, 41 Series, excluding Series #77LE1, had closed offerings vs. 16 during the year ended December 31, 2018 and the (losses) / income per membership Interest for each Series were as follows:

F-136

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings (Loss) Per Membership Interest (EPMI)
			12/31/2019		12/31/2018
Applicable Series	Automobile	Membership Interests	Net (Loss) / Income	EPMI	Net Loss	EPMI
Series #69BM1	1969 Boss 302 Mustang	2,000	(4,471)	($2.24)	$(3,473)	($1.74)
Series #85FT1	1985 Ferrari Testarossa	2,000	(5,806)	(2.90)	(4,173)	(2.09)
Series #88LJ1	1988 Lamborghini Jalpa	2,000	(6,352)	(3.18)	(2,868)	(1.43)
Series #55PS1	1955 Porsche Speedster	2,000	(5,763)	(2.88)	(3,678)	(1.84)
Series #95BL1	1995 BMW M3 Lightweight	2,000	(4,41)	(2.21)	(1,768)	(0.88)
Series #89PS1	1989 Porsche 911 Speedster	2,000	(4,358)	(2.18)	(790)	(0.39)
Series #90FM1	1990 Ford Mustang 7Up Edition	2,000	(4,032)	(2.02)	(1,176)	(0.59)
Series #83FB1	1983 Ferrari 512 BBi	5,000	(5,264)	(1.05)	(1,831)	(0.37)
Series #98DV1	1998 Dodge Viper GTS-R	2,000	(4,457)	(2.23)	(799)	(0.40)
Series #06FS1	2006 Ferrari F430 Spider	5,000	26,702	5.34	(879)	(0.18)
Series #93XJ1	1993 Jaguar XJ220	5,000	(2,904)	(0.58)	(539)	(0.11)
Series #02AX1	2002 Acura NSX-T	2,000	(3,876)	(1.94)	(402)	(0.20)
Series #99LE1	1999 Lotus Esprit Sport 350	2,000	(4,235)	(2.12)	(215)	(0.11)
Series #91MV1	1991 Mitsubishi 3000VT GR4	2,000	(4,120)	(2.06)	(183)	(0.09)
Series #92LD1	1992 Lancia Delta Martini 5 Evo	3,000	(5,237)	(1.75)	(23)	(0.01)
Series #94DV1	1994 Dodge Viper RT/10	2,000	(4,281)	(2.14)	(79)	(0.04)
Series #00FM1	2000 Ford Mustang Cobra R	2,000	10,670	5.34	-	-
Series #72MC1	1972 Mazda Cosmo Sport	2,000	(4,284)	(2.14)	-	-
Series #06FG1	2006 Ford GT	5,000	(4,964)	(0.99)	-	-
Series #11BM1	2011 BMW 1M, 6-Speed Manual	2,000	(3,557)	(1.78)	-	-
Series #80LC1	1980 Lamborghini Countach Turbo	5,000	(4,217)	(0.84)	-	-
Series #02BZ1	2002 BMW Z8	3,000	(4,714)	(1.57)	-	-
Series #88BM1	1988 BMW E30 M3	3,000	(3,821)	(1.27)	-	-
Series #63CC1	1963 Chevrolet Corvette Split Window	2,000	(3,657)	(1.83)	-	-
Series #76PT1	1976 Porsche 911 Turbo Cabrera	3,000	(3,669)	(1.22)	-	-
Series #75RA1	1975 Renault Alpine A110 1300	3,000	(3,413)	(1.14)	-	-
Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	2,000	(3,385)	(1.69)	-	-
Series #93FS1	1993 Ferrari 348TS Series Speciale	2,000	(1,530)	(0.77)	-	-
Series #90MM1	1990 Mazda Miata	5,000	(1,183)	(0.24)	-	-
Series #61JE1	1961 Jaguar E-Type	3,000	(3,048)	(1.02)	-	-
Series #88PT1	1988 Porsche 944 Turbo S	2,200	(1,322)	(0.60)	-	-
Series #65FM1	1965 Ford Mustang 2+2 Fastback	2,000	(2,697)	(1.35)	-	-
Series #94LD1	1994 Lamborghini Diablo SE30 Jota	5,000	(2,597)	(0.52)	-	-
Series #99SS1	1999 Shelby Series 1	1,000	(1,612)	(1.61)	-	-
Series #94FS1	1994 Ferrari 348 Spider	2,000	(870)	(0.44)	-	-
Series #61MG1	1961 Maserati 3500GT	5,000	(1,676)	(0.34)	-	-
Series #92CC1	1992 Chevrolet Corvette ZR1	2,000	(643)	(0.32)	-	-
Series #89FT1	1989 Ferrari Testarossa	4,000	(1,922)	(0.48)	-	-
Series #80PN1	1980 Porsche 928	5,000	(487)	(0.10)	-	-
Series #89FG2	1989 Ferrari 328 GTS	1,700	(461)	(0.27)	-	-
Series #88LL1	1988 Lamborghini LM002	2,000	(1,378)	(0.69)	-	-

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

Individual officers and affiliates of the Manager have made loans to the Company to facilitate the purchase of collectible Assets prior to the closing of a Series’ offering.  Each of the loans and related interest have been paid by the Company through proceeds of the offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the broker of record and the custody broker and their respective affiliates, from the proceeds of a closed offering, the Assets was transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another Asset.

The table below indicates the timing of the loans made to the Company by officers and affiliates of the Manager and the associated accrued interest and principal payments made at the timing of the respective Series associated with the Underlying Assets originally acquired by the respective loans. For any future Series for which the Company receives a loan to finance the acquisition of the Underlying Asset, the Company intends to repay any such outstanding related-party loans plus accrued interest upon completion of the applicable related offerings.

Related Party Transactions: Officer and Affiliate Loans
Loan	Series	Principal	Accrued Interest	Status	Loan Date	Annual Interest Rate	Offering Closed Date
Loan 1	#77LE1	$69,400	$241	Repaid from proceeds	10/3/2016	0.66%	4/13/2017
Loan 2	69BM1	97,395	821	Repaid from proceeds	10/31/2016	0.66%	2/9/2018
Loan 4	#85FT1	47,500	401	Repaid from proceeds	6/1/2017	1.18%	2/16/2018
Loan 3	#88LJ1	119,676	1,126	Repaid from proceeds	11/23/2016	0.68%	4/12/2018
Loan 5	#55PS1	20,000	228	Repaid from proceeds	7/1/2017	1.22%	6/6/2018
Loan 6	#55PS1	100,000	550	Repaid from proceeds	2/15/2018	1.81%	6/6/2018
Loan 7	#93XJ1	25,000	336	Repaid from proceeds	3/2/2018	1.96%	11/7/2018
Loan 8	#95BL1	10,000	60	Repaid from proceeds	3/30/2018	1.96%	7/12/2018
Loan 9	#93XJ1	145,000	4,767	Repaid from proceeds	3/2/2018	10.00%	7/1/2018
Loan 10	98DV1	80,000	513	Repaid from proceeds	6/28/2018	2.34%	10/6/2018
Loan 11	#02AX1	100,000	481	Repaid from proceeds	9/21/2018	2.51%	11/30/2018
Loan 12	#99LE1	62,100	243	Repaid from proceeds	10/9/2018	2.55%	12/4/2018
Additional		1,900	-	Repaid additional amount outstanding			6/6/2018
Amounts repaid as of 12/31/2018		$(877,971)	$(9,767)
Balance 12/31/2018		$-	$-

Note: $1,900 additional loan not related to a specific Underlying Asset, originally intended for additional Underlying Asset acquisitions, but repaid.

Note: Principal not including $205,000 and accrued interest not including $309 related to the J.J. Best third-party loan.

Note: Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

As of December 31, 2019, and as of December 31, 2018, no loans to the Company were outstanding to either officers or affiliates of the Manager.

F-138

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE D -DEBT

On April 30, 2019, the Manager and the Company, including an affiliate of the Manager, entered into a $1.5 million revolving line of credit (the “LoC”) with Silicon Valley Bank. The LoC allowed the Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) and (ii) 6.0%. Interest expense was paid monthly by the Manager. The Company was also held jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, the Manager and the Company cancelled the LoC and repaid $220,000 outstanding under the LoC plus accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, the Manger and the Company, including an affiliate of the Manager, entered into a $2.25 million demand note (the “DM”) with Upper90. The DM allowed the Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrued at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. The Manager expects to replace the DM with permanent financing from Upper90 with similar terms as the DM during the second quarter of 2020.

As of December 31, 2019, $1,560,000 debt plus $7,800 of accrued interest was outstanding under the DM. Of the $1,560,000 outstanding, $995,000 were related to automobile assets and the remainder to assets of the affiliate of the Manager, per the table below:

Borrowing Base
Asset Type	Series	Underlying Asset	$ Borrowed	Date Drawn
Automobile	#81AV1	1982 Aston Martin V8 Vantage	$285,000	12/20/2019
Automobile	#72FG2	1972 Ferrari 365 GT C/4	275,000	12/20/2019
Automobile	#95FF1	1995 Ferrari 355 Spider	105,000	12/20/2019
Automobile	#03SS1	2003 Series Saleen S7	330,000	12/20/2019
Memorabilia	#98JORDAN	1998 Michael Jordan Jersey	120,000	12/20/2019
Memorabilia	#33RUTH	1933 Babe Ruth Card	74,000	12/20/2019
Memorabilia	#56MANTLE	1956 Mickey Mantle Card	9,000	12/20/2019
Memorabilia	#88JORDAN	1988 Air Jordan III Sneakers	20,000	12/20/2019
Memorabilia	#AGHOWL	First Edition Howl and Other Poems	15,500	12/20/2019
Memorabilia	ROOSEVELT	First Edition African Game Trails	17,000	12/20/2019
Memorabilia	#ULYSSES	1935 First Edition Ulysses	22,000	12/20/2019
Memorabilia	#YOKO	First Edition Grapefruit	12,500	12/20/2019
Memorabilia	BIRKINBOR	2015 Hermès Bordeaux Birkin	50,000	12/20/2019
Memorabilia	HIMALAYA	2014 Hermès Himalaya Birkin	130,000	12/20/2019
Memorabilia	#SPIDER1	1963 Amazing Spider-Man #1	20,000	12/20/2019
Memorabilia	#BATMAN3	1940 Batman #3	75,000	12/20/2019
Total			$1,560,000

Note: Series #81AV1, Series #72FG2, Series #95FF1 and Series #03SS1 are Series of Company, the remainder are Series of an affiliate of the Manager.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

F-140

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

F-140

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

As of December 31, 2019, we have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched an online shopping experience for merchandise In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular Underlying Asset and Operating Expenses related to the management of such Asset assets.

Fees and expenses related to the purchase of an Underlying Asset include Offering Expenses, Acquisition Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the closing of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying Asset assets or the number of Assets, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: Revenues from the anticipated commercialization of the collection of Assets will be allocated amongst the Series whose underlying Assets are part of the commercialization events, based on the value of the underlying Asset assets. No revenues attributable directly to the Company or any Series have been generated during the year ended December 31, 2019.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon closing of the offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering (see note B(7)) and is charged to the specific Series. Losses incurred related to closed offerings, due to shortfalls between proceeds from closed offerings and costs incurred in relation to these offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the Broker of record from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the Custodian from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series. For the offerings for Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was in place prior to the close of the offerings, and as such, no Custody Fee was due at the time of closing. Should a Custody Fee become applicable for these offerings at a later date, the costs will be borne by the Manager and the Manager will not be reimbursed. For all subsequent offerings, the Custody Fee will be paid for from the proceeds of the offering.

•Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs, transportation, professional fees and marketing and other Series related Operating Expenses, are expensed as incurred:

oPre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage and transportation: based on the number of Underlying Assets

▪Professional fees: $100 per Series per month

·

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE F - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

v)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

vi)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

vii)Thereafter, at least 50% of Free Cash Flow (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

viii)The Manager may receive up to 50% of Free Cash Flow in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of December 31, 2019, and December 31, 2018, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series. The Company did make distributions to interest holders related to sale of Underlying Assets as described in “Asset Dispositions” in “Note A - Description Of Organization and Business Operations”.

NOTE G - INCOME TAX

As of December 31, 2019, and 2018, each individual Series has elected to be treated as a corporation for tax purposes.

No provision for income taxes for the years ended December 31, 2019 and 2018, respectively, has been recorded for any individual Series as all individual Series incurred net losses, except as detailed below. Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at December 31, 2019 and 2018 are fully offset by a valuation allowance (other than for Series #00FM1, #06FS1 and 2003 Porsche 911 GT2 as described below), and therefore, no tax benefit applicable to the loss for each individual Series for the years ended December 31, 2019 and 2018 has been recognized. Losses incurred after January 1, 2018 do not expire for federal income tax purposes.

Series #00FM1 and #06FS1 have sold their primary operating asset in the year ended December 31, 2019 and in addition the Company sold the Underlying Asset 2003 Porsche 911 GT2 prior to the launch of an offering for such Underlying Asset and at the time of the sale the asset was still on the books of the Company and any tax implications of the sale accrue to the members of the Company as it is considered a partnership for tax purposes (see Note A). As a result, the Company has recorded a provision for income taxes using an effective tax rate as shown below:

Provision for income taxes
Series #	#06FS1	#00FM1
Income before provision for income taxes	34,714	14,438
Reversal of valuation allowance	(2,145)	(1,057)
Taxed at federal and state statutory rates	21%	21%
Provision for income taxes	$6,746	$2,711

Reconciliation of the benefit expense for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. RSE Collection has elected to be treated as a partnership; thus, for the years ended December 31, 2019 and 2018 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Federal Tax Benefit at Statutory Rate for the Year Ended December 31, 2019:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #77LE1	$(903)	$903	$-
Series #69BM1	(939)	939	-
Series #85FT1	(1,219)	1,219	-
Series #88LJ1	(1,334)	1,334	-
Series #55PS1	(1,210)	1,210	-
Series #95BL1	(928)	928	-
Series #89PS1	(915)	915	-
Series #90FM1	(847)	847	-
Series #83FB1	(1,105)	1,105	-
Series #98DV1	(936)	936	-
Series #93XJ1	(610)	610	-
Series #02AX1	(814)	814	-
Series #99LE1	(889)	889	-
Series #91MV1	(865)	865	-
Series #92LD1	(1,100)	1,100	-
Series #94DV1	(899)	899	-
Series #72MC1	(900)	900	-
Series #06FG1	(1,042)	1,042	-
Series #11BM1	(748)	748	-
Series #80LC1	(886)	886	-
Series #02BZ1	(990)	990	-
Series #88BM1	(803)	803	-
Series #63CC1	(768)	768	-
Series #76PT1	(770)	770	-
Series #75RA1	(717)	717	-
Series #65AG1	(711)	711	-
Series #93FS1	(321)	321	-
Series #90MM1	(248)	248	-
Series #61JE1	(640)	640	-
Series #88PT1	(277)	277	-
Series #65FM1	(566)	566	-
Series #94LD1	(545)	545	-
Series #99SS1	(339)	339	-
Series #94FS1	(183)	183	-
Series #61MG1	(352)	352	-
Series #92CC1	(135)	135	-
Series #89FT1	(404)	404	-
Series #80PN1	(102)	102	-
Series #89FG2	(97)	97	-
Series #88LL1	(289)	289	-
Total	$(28,345)	$28,345	-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

F-143

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Federal Tax Benefit at Statutory Rate for the Year Ended December 31, 2018:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #77LE1	$ (778)	$ 778	$ -
Series #69BM1	(729)	729	-
Series #85FT1	(876)	876	-
Series #88LJ1	(602)	602	-
Series #55PS1	(772)	772	-
Series #95BL1	(371)	371	-
Series #89PS1	(166)	166	-
Series #90FM1	(247)	247	-
Series #83FB1	(385)	385	-
Series #98DV1	(168)	168	-
Series #06FS1	(185)	185	-
Series #93XJ1	(113)	113	-
Series #02AX1	(85)	85	-
Series #99LE1	(45)	45	-
Series #91MV1	(38)	38	-
Series #92LD1	(5)	5	-
Series #94DV1	(17)	17	-
Total	$ (5,582)	$ 5,582	-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Tax affected components of deferred tax assets and deferred tax liabilities at December 31, 2019, consisting of net operating losses, were as follows:

Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
Series #77LE1	$(2,336)	$2,336	$-
Series #69BM1	(1,668)	1,668	-
Series #85FT1	(2,096)	2,096	-
Series #88LJ1	(1,936)	1,936	-
Series #55PS1	(1,982)	1,982	-
Series #95BL1	(1,300)	1,300	-
Series #89PS1	(1,081)	1,081	-
Series #90FM1	(1,094)	1,094	-
Series #83FB1	(1,490)	1,490	-
Series #98DV1	(1,104)	1,104	-
Series #93XJ1	(723)	723	-
Series #02AX1	(899)	899	-
Series #99LE1	(934)	934	-
Series #91MV1	(904)	904	-
Series #92LD1	(1,105)	1,105	-
Series #94DV1	(916)	916	-
Series #72MC1	(900)	900	-
Series #06FG1	(1,042)	1,042	-
Series #11BM1	(747)	747	-
Series #80LC1	(886)	886	-
Series #02BZ1	(990)	990	-
Series #88BM1	(803)	803	-
Series #63CC1	(768)	768	-
Series #76PT1	(770)	770	-
Series #75RA1	(717)	717	-
Series #65AG1	(711)	711	-
Series #93FS1	(321)	321	-
Series #90MM1	(248)	248	-
Series #61JE1	(640)	640	-
Series #88PT1	(277)	277	-
Series #65FM1	(566)	566	-
Series #94LD1	(545)	545	-
Series #99SS1	(339)	339	-
Series #94FS1	(183)	183	-
Series #61MG1	(352)	352	-
Series #92CC1	(135)	135	-
Series #89FT1	(404)	404	-
Series #80PN1	(102)	102	-
Series #89FG2	(97)	97	-
Series #88LL1	(286)	286	-
Total	$(34,400)	$34,400	-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Tax affected components of deferred tax assets and deferred tax liabilities at December 31, 2018, consisting of net operating losses, were as follows:

Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
Series #77LE1	$(1,433)	$1,433	$-
Series #69BM1	(729)	729	-
Series #85FT1	(876)	876	-
Series #88LJ1	(602)	602	-
Series #55PS1	(772)	772	-
Series #95BL1	(371)	371	-
Series #89PS1	(166)	166	-
Series #90FM1	(247)	247	-
Series #83FB1	(385)	385	-
Series #98DV1	(168)	168	-
Series #06FS1	(185)	185
Series #93XJ1	(113)	113	-
Series #02AX1	(85)	85	-
Series #99LE1	(45)	45	-
Series #91MV1	(38)	38	-
Series #92LD1	(5)	5	-
Series #94DV1	(17)	17	-
Total	$(6,237)	$6,237	$-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

NOTE H - CONTINGENCIES

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

F-146

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS

Subsequent Offerings

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Asset Disposition

On January 31, 2020, the Company received an unsolicited offer for the 1990 Mercedes 190E 2.5-16 Evo II, for $235,000 vs. the initial purchase price of $251,992 for a loss on sale of $27,766, net of $10,773 of capitalized acquisition expenses. Per the terms of the Company's Operating Agreement, the Company, together with the Company's advisory board has evaluated the offer and has determined that it is in the interest of the Company to sell the 1990 Mercedes 190E 2.5-16 Evo II. In evaluating the offer, the Company took into account current market conditions and the amount of cash that would be liberated from the sale of the 1990 Mercedes 190E 2.5-16 Evo II. The purchase and sale agreement was executed on February 3, 2020. At the time of the sale, no offering for a Series related to the 1990 Mercedes 190E 2.5-16 Evo II had occurred. As such the Underlying Asset was not yet owned by any Series and no interest holders received any distributions.

F-147

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

NOTE J - RESTATEMENT

During the year ended December 31, 2018, the Company incorrectly included the non-cash membership interests issued  as part of the total consideration issued by the Company to the  sellers of Series #89PS1 and Series #90FM1, in the statements of cash flows, for each of these two individual Series and in the consolidated statement of the Company.  As a result, the Cash Flows from Investing Activities and Cash Flows from Financing Activities for these two Series and the consolidated amounts have been restated to appropriately reflect the amount of cash consideration that was (i) paid for the specific assets and recorded as “Investment in classic automobiles” in Cash Flows from Investing Activities, and (ii) received by the Series through the offering of membership interests and recorded as Proceeds from Sale of Membership Interest in Cash Flows from Financing Activities.  The error had no effect on the consolidated balance sheets, consolidated statements of operations, and consolidated statements of members’ equity (deficit).

The specific adjustments related to each Series and the total consolidated amounts of the Company in the Statement of Cash Flows follows:

Series #89PS1
	As Originally Filed	Adjustment	As Restated
Cash flows from investing activities:
Investment in classic automobiles	$ (160,000)	$ 99,000	$ (61,000)
Net cash used in investing activities	$ (160,000)	$ 99,000	$ (61,000)

Cash flows from financing activities:
Proceeds from sale of membership interests	$ 161,521	$ (99,000)	$ 62,521
Net cash provided by financing activities	$ 161,521	$ (99,000)	$ 62,521

Series #90FM1
	As Originally Filed	Adjustment	As Restated
Cash flows from investing activities:
Investment in classic automobiles	$ (14,500)	$ 4,125	$ (10,375)
Net cash used in investing activities	$ (14,500)	$ 4,125	$ (10,375)

Cash flows from financing activities:
Proceeds from sale of membership interests	$ 15,446	$ (4,125)	$ 11,321
Net cash provided by financing activities	$ 15,446	$ (4,125)	$ 11,321

Consolidated
	As Originally Filed	Adjustment	As Restated
Cash flows from investing activities:
Investment in classic automobiles	$ (4,150,187)	$ 103,125	$(4,047,062)
Net cash used in investing activities	$ (4,856,619)	$ 103,125	$(4,753,494)

Cash flows from financing activities:
Proceeds from sale of membership interests	$ 2,691,960	$ (103,125)	$ 2,588,835
Net cash provided by financing activities	$ 4,914,409	$ (103,125)	$ 4,811,284

RSE COLLECTION, LLC

Notes to Consolidated Financial Statements

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Fourth Amended and Restated Operating Agreement

Exhibit 2.3 – Certificate of Formation for RSE Collection Manager, LLC

Exhibit 2.4 – Operating Agreement for RSE Collection Manager, LLC

Exhibit 3.1 – Amended and Restated Standard Form of Series Designation

Exhibit 4.1 – Amended and Restated Standard Form of Subscription Agreement

Exhibit 6.1 – Amended and Restated Standard Form of Asset Management Agreement

Exhibit 6.2 – Broker of Record Agreement (3)

Exhibit 6.3 – Amended and Restated Upper90 Secured Demand Promissory Term Note (5)

Exhibit 6.4 – Upper90 Credit and Guaranty Agreement

Exhibit 6.5 – Standard Form Bill of Sale

Exhibit 6.6 – Standard Form Purchase Agreement

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (3)

Exhibit 8.2 - Custodian Agreement with DriveWealth, LLC (4)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Duane Morris LLP

Exhibit 13.1 – Testing the Waters Materials for Series #69BM1 (1)

Exhibit 15.1 – Draft Offering Statement previously submitted pursuant to Rule 252(d) (2)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on June 30, 2017

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on July 13, 2017

(3)Previously filed as an Exhibit to Form 1-U filed with the Commission on June 12, 2019

(4)Previously filed as an Exhibit to the Company’s Form 1-K filed with the Commission on April 29, 2020

(5)Previously filed as an Exhibit to the Company’s Form1-A/A filed with the Commission on October 7, 2020

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION MANAGER, LLC

By: Rally Holdings LLC, its managing member

By: /s/ George J. Leimer

Name: George J. Leimer

Title: Chief Executive Officer

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of Rally Holdings LLC (Principal Executive Officer)	March 26, 2021

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of Rally Holdings LLC (Principal Financial Officer)	March 26, 2021
RSE COLLECTION MANAGER, LLC By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	March 26, 2021